UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARRAMERICA REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

1850 K Street, N.W.

Washington, D.C. 20006

June 1, 2006

Dear stockholder,

You are cordially invited to attend a special meeting of stockholders of CarrAmerica Realty Corporation to be held on Tuesday, July 11, 2006 at 1:00 p.m. Eastern time. The special meeting will take place at The Willard Intercontinental Hotel, Crystal Ballroom, 1401 Pennsylvania Avenue, N.W., Washington, D.C. At the special meeting, we will ask you to approve the merger of CarrAmerica Realty Corporation with and into Nantucket Acquisition Inc., which we refer to as the merger, the Agreement and Plan of Merger, dated as of March 5, 2006, among CarrAmerica Realty Corporation, certain of its subsidiaries and affiliates of The Blackstone Group, which we refer to as the merger agreement, and the other transactions contemplated by the merger agreement. If the merger is completed, you, as a holder of shares of our common stock, will be entitled to receive $44.75 in cash, without interest and less any applicable withholding taxes, in exchange for each share you own, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of CarrAmerica Realty Corporation and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement.

The merger, the merger agreement and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of holders of at least two-thirds of the outstanding shares of our common stock that are entitled to vote at the special meeting. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the exhibits. You may also obtain more information about CarrAmerica Realty Corporation from us or from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of our common stock that you own. Whether or not you plan to attend the special meeting, we request that you cast your vote by either completing and returning the enclosed proxy card as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Thank you for your cooperation and continued support.

Very truly yours,

Thomas A. Carr
Chief Executive Officer and Chairman of the Board of Directors

This proxy statement is dated June 1, 2006 and is first being mailed, along with the attached proxy card, to our stockholders on or about June 5, 2006.

1850 K Street, N.W.

Washington, D.C. 20006

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 11, 2006

Dear stockholder:

You are cordially invited to attend a special meeting of the stockholders of CarrAmerica Realty Corporation on Tuesday, July 11, 2006, beginning at 1:00 p.m. Eastern time, at The Willard Intercontinental Hotel, Crystal Ballroom, 1401 Pennsylvania Avenue, N.W., Washington, D.C. The special meeting is being held for the purpose of acting on the following matters:

1.     to consider and vote on a proposal to approve the merger of CarrAmerica Realty Corporation with and into Nantucket Acquisition Inc., which we refer to as the merger, the Agreement and Plan of Merger, dated as of March 5, 2006, by and among CarrAmerica Realty Corporation, CarrAmerica Realty Operating Partnership, L.P., Carr Realty Holdings, L.P., CarrAmerica Realty, L.P., Nantucket Parent LLC, Nantucket Acquisition Inc., Nantucket CRH Acquisition L.P. and Nantucket CAR Acquisition L.P., which we refer to as the merger agreement, pursuant to which each share of our common stock will be converted into the right to receive $44.75 in cash in the merger, without interest and less any applicable withholding taxes, and the other transactions contemplated by the merger agreement;

2.    to consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement; and

3.     to consider any other business that properly comes before the special meeting or any adjournments or postponements of the special meeting.

After careful consideration, our board of directors approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of CarrAmerica Realty Corporation and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

All holders of record of our common stock and our 7.50% Series E cumulative redeemable preferred stock, or Series E preferred stock, as of the close of business on the record date, which was May 22, 2006, are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting. However, only holders of our common stock at the close of business on the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. The vote of our Series E preferred stockholders is not required to approve the merger, the merger agreement or any of the other transactions contemplated by the merger agreement, or any adjournments of the special meeting for the purpose of soliciting additional proxies, and is not being solicited.

The merger, the merger agreement and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of holders of at least two-thirds of the outstanding shares of our common stock that are entitled to vote at the special meeting. Accordingly, regardless of the number of shares that you own, your vote is important. Even if you plan to attend the special meeting in person, we request that you cast your vote by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or submitting your proxy or voting instructions by telephone or Internet. If you fail to return your proxy card, the effect will be that the shares of our common stock that you own will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement. In addition, any adjournments of the special meeting for the purpose of soliciting additional proxies must be approved by the affirmative vote of holders of at least a majority of shares of our common stock who are present in person or represented by proxy at the special meeting. If you fail to return your proxy card, you will not be considered present in person or represented by proxy for the purpose of this proposal and such failure will have no effect on the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting your proxy or voting instructions by telephone or Internet at a later date than your previously submitted proxy, by filing a written revocation of your proxy with our Corporate Secretary at our address set forth above or by your voting in person at the special meeting.

We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834. In addition, you may obtain information about us from certain documents that we have filed with the Securities and Exchange Commission and from our website at www.carramerica.com.

By Order of the Board of Directors,

Linda A. Madrid
Corporate Secretary

June 1, 2006

i

Page
Interests of Our Directors, Executive Officers and Certain Other Persons in the Mergers	47
Indemnification of Our Directors and Officers	51
Regulatory Matters	51
Litigation Relating to the Merger	52
Material United States Federal Income Tax Consequences	52
Delisting and Deregistration of Our Common Stock and Series E Preferred Stock	56
THE MERGER AGREEMENT	57
Structure	57
Effective Times	58
Organizational Documents	58
Directors and Officers	58
Treatment of Capital Stock, Stock Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Stock Value Units and Dividend Equivalent Payments	58
Treatment of CRH LP Units and CAR LP Units	60
No Further Ownership Rights	61
Exchange and Payment Procedures	61
Debt Tender Offers and Consent Solicitation	62
Representations and Warranties	63
Conduct of Our Business Pending the Mergers	66
No Solicitation of Transactions	68
Employee Benefits	70
Pre-Closing Transactions	71
Agreement to Take Further Action	71
Conditions to the Mergers	72
Termination	74
Termination Fee and Expenses	76
Amendment and Waiver	77
ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING	78
Proposal for Adjournments	78
Postponements of the Special Meeting	78
MARKET PRICE OF OUR COMMON STOCK	79
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	80
NO DISSENTERS’ RIGHTS OF APPRAISAL	84
SUBMISSION OF STOCKHOLDER PROPOSALS	84
OTHER MATTERS	84
WHERE YOU CAN FIND MORE INFORMATION	85
EXHIBITS
Exhibit A—Agreement and Plan of Merger	A-1
Exhibit B—Opinion of Goldman, Sachs & Co.	B-1

ii

SUMMARY

This summary highlights only selected information from this proxy statement relating to (1) the merger of CarrAmerica Realty Corporation with and into Nantucket Acquisition Inc., (2) the mergers of Nantucket CRH Acquisition L.P. with and into Carr Realty Holdings, L.P. and Nantucket CAR Acquisition L.P. with and into CarrAmerica Realty, L.P., which we refer to as the partnership mergers, and (3) certain related transactions. References to the mergers refer to both the merger and the partnership mergers. This summary does not contain all of the information about the mergers and related transactions contemplated by the merger agreement that is important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the legal terms of the mergers and related transactions, you should read carefully this proxy statement in its entirety, including the exhibits and the other documents to which we have referred you, including the merger agreement attached as Exhibit A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our stockholders on or about June 5, 2006.

The Parties to the Mergers (page 22)

CarrAmerica Realty Corporation

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 729-1700

CarrAmerica Realty Corporation, which we refer to as “we,” “us,” “our,” “the company,” “our company” or “CarrAmerica,” is a Maryland corporation and a fully integrated, self-administered and self-managed publicly traded real estate investment trust, or REIT. We focus on the acquisition, development, ownership and operation of office properties, located primarily in selected markets across the United States. As of December 31, 2005, we owned greater than 50% interests in 235 operating office buildings containing a total of approximately 18.4 million square feet of net rentable area. As of December 31, 2005, we also owned minority interests (ranging from 15% to 50%) in 50 operating office buildings and one building under development. The 50 operating office buildings contain a total of approximately 7.9 million square feet of net rentable area.

CarrAmerica Realty Operating Partnership, L.P.

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 729-1700

CarrAmerica Realty Operating Partnership, L.P., which we refer to as our operating partnership, is a Delaware limited partnership through which we conduct substantially all of our business and owns, either directly or indirectly through subsidiaries, substantially all of our assets. We serve as the sole general partner of our operating partnership and, together with another wholly-owned subsidiary of the company, own all of the limited partnership interests of our operating partnership.

Carr Realty Holdings, L.P.

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 729-1700

Carr Realty Holdings, L.P., which we refer to as CRH LP, is a Delaware limited partnership. Our operating partnership is the sole general partner of CRH LP. Certain of the assets that we own are owned through CRH LP.

CarrAmerica Realty, L.P.

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 729-1700

CarrAmerica Realty, L.P., which we refer to as CAR LP, is a Delaware limited partnership. CarrAmerica Realty GP Holdings, LLC, a wholly-owned subsidiary of our operating partnership that we refer to as the CAR LP general partner, is the sole general partner of CAR LP. Certain of the assets that we own are owned through CAR LP. We refer to CAR LP and CRH LP collectively as the DownREIT partnerships.

Nantucket Parent LLC

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Nantucket Parent LLC, which we refer to as Nantucket Parent, is a Delaware limited liability company formed in connection with the mergers by affiliates of Blackstone Real Estate Partners V L.P., a Delaware limited partnership. The principal business of Blackstone Real Estate Partners V L.P. consists of making various real estate related investments. Blackstone Real Estate Partners V L.P. is an affiliate of The Blackstone Group.

The Blackstone Group, a global private investment firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris, was founded in 1985. Blackstone’s real estate group has raised approximately $10 billion for real estate investing and has a long track record of investing in office buildings, hotels and other commercial properties. In addition to real estate, The Blackstone Group’s core businesses include private equity, corporate debt investing, marketable alternative asset management, mergers and acquisitions advisory, and restructuring and reorganization advisory.

Nantucket Acquisition Inc.

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Nantucket Acquisition Inc., which we refer to as MergerCo, is a Maryland corporation and a wholly-owned subsidiary of Nantucket Parent. MergerCo was formed in connection with the mergers by Nantucket Parent.

Nantucket CRH Acquisition L.P.

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Nantucket CRH Acquisition L.P., which we refer to as CRH LP Merger Partnership, is a Delaware limited partnership. MergerCo is the general partner of CRH LP Merger Partnership. CRH LP Merger Partnership was formed in connection with the mergers. Pursuant to the merger agreement, on the closing date, CRH LP Merger Partnership will merge with and into CRH LP, which we refer to as the CRH LP partnership merger. We refer to the surviving partnership of the CRH LP partnership merger as the surviving CRH LP partnership.

Nantucket CAR Acquisition L.P.

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Nantucket CAR Acquisition L.P., which we refer to as CAR LP Merger Partnership, is a Delaware limited partnership. MergerCo is the general partner of CAR LP Merger Partnership. CAR LP Merger Partnership was

formed in connection with the mergers. Pursuant to the merger agreement, on the closing date, CAR LP Merger Partnership will merge with and into CAR LP, which we refer to as the CAR LP partnership merger. We refer to the surviving partnership of the CAR LP partnership merger as the surviving CAR LP partnership. We refer to CRH LP Merger Partnership and CAR LP Merger Partnership jointly as the Merger Partnerships.

The Special Meeting (page 24)

The Proposals

The special meeting of our stockholders will be held at 1:00 p.m. Eastern time, on July 11, 2006 at The Willard Intercontinental Hotel, Crystal Ballroom, 1401 Pennsylvania Avenue, N.W., Washington, D.C. At the special meeting, you will be asked, by proxy or in person, to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, and to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement.

The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

Record Date, Notice and Quorum

All holders of record of our common stock and our Series E preferred stock as of the close of business on the record date, which was May 22, 2006, are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting. However, only holders of our common stock at the close of business on the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting.

You will have one vote for each share of our common stock that you owned as of the record date. On the record date, there were 59,056,769 shares of our common stock outstanding and entitled to vote at the special meeting.

The holders of a majority of the shares of our common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting.

Required Vote

Completion of the merger requires approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. Because the required vote for this proposal is based on the number of shares of our common stock outstanding rather than on the number of votes cast, failure to vote your shares of our common stock (including as a result of broker non-votes) and abstentions will have the same effect as voting against approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement. In addition, the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of holders of at least a majority of shares of our common stock who are present in person or represented by proxy at the special meeting. For the purpose of this proposal, if you fail to vote your shares of our common stock, you will not be considered present in person or represented by proxy. As a result, such failure will not have any effect on the outcome of this proposal. However, abstentions and broker non-votes are considered present and therefore will have the same effect as voting against the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. The vote of our Series E preferred stockholders is not required to approve the merger, the merger agreement or any of the other transactions contemplated by the merger agreement, or any adjournments of the special meeting for the purpose of soliciting additional proxies, and is not being solicited.

As of the record date, our executive officers and directors owned an aggregate of approximately 642,821 shares of our common stock, entitling them to exercise approximately 1.1% of the voting power of our common stock entitled to vote at the special meeting. Our executive officers and directors have informed us that they intend to vote the shares of our common stock that they own in favor of approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Proxies; Revocation

Any of our common stockholders of record entitled to vote may vote by returning the enclosed proxy, submitting your proxy or voting instructions by telephone or Internet, or by appearing and voting at the special meeting in person. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by your submitting your proxy or voting instructions by telephone or Internet at a later date than your previously submitted proxy, by your filing a written revocation of your proxy with our Corporate Secretary or by your voting in person at the special meeting.

The Mergers and Related Transactions (page 27)

Pursuant to the merger agreement, on the closing date, (1) CRH LP Merger Partnership will be merged with and into CRH LP with CRH LP continuing as the surviving limited partnership, and (2) CAR LP Merger Partnership will be merged with and into CAR LP with CAR LP continuing as the surviving limited partnership. Each partnership merger will be effective under all applicable laws upon the filing of the certificate of merger in respect of such partnership merger with the Secretary of State of the State of Delaware or at such later time which the parties shall have agreed upon and designated in such filings in accordance with the Delaware Revised Uniform Limited Partnership Act. The effective times of the CRH LP partnership merger and the CAR LP partnership merger will occur substantially concurrently, and, unless the context otherwise requires, the earlier of the two effective times is referred to as the effective time of the partnership mergers.

Immediately after the effective time of the later of the partnership mergers, we will be merged with and into MergerCo with MergerCo continuing as the surviving corporation. We sometimes use the term surviving corporation in this proxy statement to refer to MergerCo as the surviving corporation following the merger. In the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by us or our subsidiaries or MergerCo, which will be automatically canceled and retired and cease to exist with no payment being made with respect thereto) will be converted into the right to receive $44.75 in cash, without interest and less any applicable withholding taxes. We refer to this consideration to be received by our common stockholders in the merger as the common stock merger consideration. In addition, in connection with the merger, each share of our Series E preferred stock issued and outstanding immediately prior to the effective time of the merger, other than shares of our Series E preferred stock held by our subsidiaries or MergerCo, will be converted automatically into the right to receive one share of Series E preferred stock of the surviving corporation on substantially the same terms as our Series E preferred stock.

The merger of CarrAmerica and MergerCo will become effective under all applicable laws at such time as the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland, or such later time that the parties to the merger agreement may specify in such documents (which will not exceed 30 days after the articles of merger are accepted for record), but in any event, after the later to occur of the CRH LP partnership merger or the CAR LP partnership merger. We sometimes use the term “merger effective time” in this proxy statement to describe the time the merger becomes effective under all applicable laws. As promptly as practicable following the merger effective time, the surviving corporation will be liquidated into Nantucket Parent. In the liquidation, the shares of the surviving corporation’s Series E preferred stock will be canceled and holders of the surviving corporation’s Series E preferred stock will receive a cash distribution from the surviving corporation in accordance with the terms of the articles supplementary classifying the surviving corporation’s Series E preferred stock, which will be $25.00 per share plus any accrued and unpaid dividends.

The following charts provide our organizational structure immediately prior to, and after, the proposed mergers:

Recommendation of Our Board of Directors (page 39)

After careful consideration, our board of directors unanimously:

•	has determined that it is advisable and in our and our common stockholders’ best interests for us to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement;

•	has determined separately, on behalf of CarrAmerica, in its capacity as the sole general partner of our operating partnership, that it is advisable and in the best interest of our operating partnership for our operating partnership to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	has determined separately, on behalf of CarrAmerica, in its capacity as the general partner of our operating partnership, as the sole general partner of CRH LP, that it is advisable and in the best interests of CRH LP and its limited partners for CRH LP to enter into the merger agreement and to consummate the CRH LP partnership merger;

•	has determined separately, on behalf of CarrAmerica, in its capacity as the general partner of our operating partnership, as the sole member of the CAR LP general partner, as the sole general partner of CAR LP, that it is advisable and in the best interests of CAR LP and its limited partners for CAR LP to enter into the merger agreement and to consummate the CAR LP partnership merger;

•	has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and directed that they be submitted to our common stockholders for approval at a special meeting of stockholders; and

•	recommends that you vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Opinion of Our Financial Advisor (page 39)

On March 5, 2006, Goldman, Sachs & Co., or Goldman Sachs, delivered its oral opinion, which was subsequently confirmed in writing, to our board of directors that, as of March 5, 2006 and based upon and subject to the factors and assumptions set forth therein, the $44.75 per share of our common stock, in cash, to be received by our common stockholders pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated March 5, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Exhibit B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger. Pursuant to our engagement with Goldman Sachs, we have agreed to pay Goldman Sachs a transaction fee equal to 0.40% of the aggregate merger consideration (as determined as of the closing of the mergers pursuant to the letter agreement, dated January 13, 2006, between us and Goldman Sachs, which, based upon our outstanding indebtedness as of March 31, 2006, would be approximately $21.2 million), all of which is payable upon consummation of the transactions contemplated by the merger agreement. In the event that the mergers are not consummated, Goldman Sachs will not be paid a fee in connection with the mergers. We also expect Goldman Sachs to serve as a dealer-manager for the debt tender offers in connection with the mergers, for which we expect to pay Goldman Sachs a customary fee.

Debt Tender Offers and Consent Solicitation (page 62)

We and our operating partnership have agreed to use our commercially reasonable efforts to commence offers to purchase and related consent solicitations relating to all of the aggregate principal amount of the following notes that our operating partnership has outstanding, on the terms and subject to the conditions set forth in the related tender offer documentation that will be distributed to the holders of such notes:

•	7.375% senior notes due 2007;

•	5.261% senior notes due 2007;

•	5.25% senior notes due 2007;

•	6.875% senior notes due 2008;

•	3.625% senior notes due 2009;

•	5.500% senior notes due 2010;

•	5.125% senior notes due 2011; and

•	7.125% senior notes due 2012.

We refer to these outstanding notes collectively as the senior notes. In connection with the offers to purchase the senior notes, our operating partnership will seek the consents of the holders of the senior notes to amend the indentures governing the senior notes to eliminate substantially all of the restrictive covenants contained in such senior notes and the indentures, eliminate certain events of default, modify covenants regarding mergers, and modify or eliminate certain other provisions contained in the indentures and the senior notes. The proposed terms of the amended senior notes and indentures will be described in the tender offer documents.

The tender offer documents will provide that holders of senior notes will not be able to deliver consents to the amendments to the indentures and the senior notes without also tendering their senior notes. Assuming the requisite consents are received from the holders of the senior notes to amend the indentures and the senior notes, the amendments will become operative with respect to all of the senior notes concurrently with the merger effective time, so long as all validly tendered notes are accepted for purchase pursuant to the offers to purchase upon the completion of the mergers. Assuming that all of the conditions to the tender offers and consent solicitations are satisfied or waived, concurrently with the merger effective time, senior notes validly tendered in the tender offers will be accepted for payment. If the amendments become operative, senior notes that are not tendered and purchased in the tender offers are expected to remain outstanding and will be subject to the terms of the applicable indenture as modified by the amendments. In the event the requisite consents have not been validly delivered (without having been properly withdrawn) with respect to any series of senior notes, we and our operating partnership may issue an irrevocable notice of optional redemption for all of the then outstanding senior notes of such series in accordance with the terms of the applicable indenture governing such series, which would provide for the satisfaction and discharge of such senior notes and such indenture.

Financing (page 45)

In connection with the mergers, Nantucket Parent will cause approximately $2.9 billion to be paid to our stockholders, the limited partners of CAR LP and CRH LP (assuming none of the limited partners of CAR LP or CRH LP elects to receive class A preferred units in CAR LP or CRH LP, as applicable, in lieu of cash consideration) and holders of stock options, restricted stock, restricted stock units, stock value units and accrued and unvested cash dividend equivalent payments accumulated under, and payable in connection with, vesting of restricted stock units and deferred stock units, which we refer to as dividend equivalent payments. Nantucket Parent will also cause approximately $201 million to be paid to the holders of our Series E preferred stock in connection with the liquidation of the surviving corporation into Nantucket Parent after the merger. In addition, our operating partnership will commence tender offers to purchase all of its outstanding senior notes. As of March 31, 2006, our operating partnership had $1.525 billion of senior notes outstanding. Our revolving credit facility will also be repaid and our mortgage loan agreements, secured debt and letters of credit will be repaid or remain outstanding. As of March 31, 2006, we had an aggregate of approximately $431 million of outstanding indebtedness under our revolving credit facility, mortgage loan agreements, secured debt and letters of credit.

In connection with the execution and delivery of the merger agreement, Nantucket Parent obtained a debt commitment letter from Deutsche Bank Securities Inc.’s affiliate German American Capital Corporation, Bank of America, N.A. and Citigroup Global Markets, Inc., providing for debt financing in an aggregate principal amount of up to the lesser of (a) $4,245,461,000 and (b) 80% of the total consideration payable by Nantucket Parent for the completion of the mergers and other costs, such as transaction costs relating to the mergers. In addition, it is expected that in connection with the mergers, affiliates of The Blackstone Group will contribute up to approximately $900 million of equity to Nantucket Parent (plus additional equity contributions as necessary to the extent the limited partners of CAR LP or CRH LP receive cash consideration rather than electing to receive class A preferred units in CAR LP or CRH LP, as applicable, in the partnership mergers), which amount will be used to fund the remainder of the acquisition costs that are not covered by the debt financing.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the merger. Nantucket Parent has agreed to use its reasonable best efforts to arrange the debt financing on the terms and conditions described in the debt commitment letter. If all other closing conditions have been satisfied or waived but Nantucket Parent fails to obtain adequate financing to complete the mergers, such failure will constitute a breach of its covenants under the merger agreement. In that event, so long as we, the operating partnership and the DownREIT partnerships are not in material breach of our obligations under the merger agreement, we would be entitled to terminate the merger agreement and receive from Nantucket Parent an amount equal to all reasonable expenses incurred by us in connection with the proposed transactions, up to $7.5 million. In addition, we may take legal action against Blackstone Real Estate Partners V L.P. to seek damages of up to $500 million, less the amount of any actual expense reimbursements that we have received, under its guarantee.

Treatment of Series E Preferred Stock (page 59)

The merger agreement provides that, upon completion of the merger, each share of our Series E preferred stock issued and outstanding immediately prior to the merger effective time (other than shares of our Series E preferred stock held by our subsidiaries or MergerCo, which will be automatically canceled and retired and cease to exist) will be automatically converted into, and will be canceled in exchange for, the right to receive one share of 7.50% Series E cumulative redeemable preferred stock, par value $0.01 per share, of the surviving corporation. Pursuant to the terms of the merger agreement, as promptly as practicable after the merger effective time, the surviving corporation will be liquidated into Nantucket Parent. In the liquidation, the shares of the surviving corporation’s Series E preferred stock will be canceled and holders of the surviving corporation’s Series E preferred stock will receive a cash distribution from the surviving corporation in accordance with the terms of the articles supplementary classifying the surviving corporation’s Series E preferred stock, which will be $25.00 per share plus any accrued and unpaid dividends. While holders of our Series E preferred stock are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting, they are not entitled to vote upon the merger, the merger agreement or any of the other transactions contemplated by the merger agreement, or any adjournments of the special meeting for the purpose of soliciting additional proxies, at the special meeting.

Treatment of Stock Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Stock Value Units and Dividend Equivalent Payments (page 59)

The merger agreement provides that immediately prior to the merger effective time, all of our outstanding stock options, restricted stock awards, restricted stock unit awards, deferred stock unit awards, stock value units, and dividend equivalent payments, whether or not exercisable or vested, as the case may be, will become fully vested and exercisable or payable, as the case may be, and, in the case of the restricted stock awards, restricted stock unit awards, deferred stock unit awards and stock value units, free of any forfeiture restrictions. Immediately prior to the merger effective time, all outstanding shares of restricted stock, restricted stock units and deferred stock units will be considered outstanding shares of our common stock for the purposes of the merger agreement, including the right to receive the common stock merger consideration.

In connection with the merger:

•	all unexercised stock options held immediately prior to the merger will be canceled in exchange for payment to the holder of each such stock option of an amount in cash, less applicable withholding taxes, equal to the product of:

•	the aggregate number of shares of our common stock underlying such stock option immediately prior to the merger effective time, multiplied by;

•	the excess, if any, of $44.75 over the exercise price per share of our common stock subject to such stock option;

•	the holder of each restricted stock award will receive an amount in cash, less applicable withholding taxes, equal to the product of:

•	the aggregate number of shares of our common stock underlying such restricted stock award immediately prior to the merger effective time, multiplied by;

•	$44.75;

•	the holder of each restricted stock unit award and deferred stock unit award will receive an amount in cash, less applicable withholding taxes, equal to the product of:

•	the aggregate number of shares of our common stock underlying such restricted stock unit or deferred stock unit award, as applicable, multiplied by;

•	$44.75;

•	each unvested stock value unit will become fully vested and be settled in cash, less applicable withholding taxes; and

•	any dividend equivalent payments will become fully vested and be settled in cash, less applicable withholding taxes.

Treatment of CRH LP Units and CAR LP Units (page 60)

In connection with the partnership mergers, each unit of limited partner interest in CRH LP and CAR LP issued and outstanding immediately prior to the effectiveness of the CRH LP partnership merger or the CAR LP partnership merger, as the case may be (other than units we or any of our subsidiaries own), will be converted into the right to receive $44.75 in cash, without interest and less applicable withholding taxes. We refer to the units of limited partner interest in CRH LP and CAR LP as CRH LP units and CAR LP units, respectively. Alternatively, in lieu of this cash consideration, each limited partner of CRH LP and CAR LP that is an “accredited investor” as defined under the U.S. securities laws will be offered the opportunity, subject to certain conditions, to elect to convert all, but not less than all, of the CRH LP units or CAR LP units that such partner owns into class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership, as the case may be, on a one-for-one basis. Separate materials will be sent to the limited partners of CRH LP and CAR LP regarding this election. This proxy statement does not constitute any solicitation of consents in respect of the partnership mergers, and does not constitute an offer to exchange or convert the CRH LP units or CAR LP units that you may own for or into class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership.

Interests of Our Directors, Executive Officers, and Certain Other Persons in the Mergers (page 47)

Our directors and executive officers and certain other persons may have interests in the merger that are different from, or in addition to, yours, including the following:

•	our directors and executive officers will have their unvested stock options fully vested and exercisable, and all stock options held by our directors and executive officers and not exercised will be canceled, as of the merger effective time in exchange for the right to receive a cash payment in respect of each share of our common stock underlying their stock options equal to the excess, if any, of $44.75 per share over the exercise price per share of their stock options, less applicable withholding taxes;

•	shares of restricted stock, restricted stock units and deferred stock units owned by our directors and executive officers will become fully vested and free of any of forfeiture restrictions immediately prior to the merger effective time and will be considered outstanding shares of our common stock for the purposes of the merger agreement, including the right to receive the common stock merger consideration, less applicable withholding taxes;

•	stock value units that our executive officers own will, to the extent not already vested, become fully vested and free of any forfeiture restrictions immediately prior to the merger effective time, and all stock value units will be settled in cash, less applicable withholding taxes;

•	any unvested dividend equivalent payments (payable in connection with the vesting of restricted stock units and deferred stock units) will automatically become fully vested and be settled in cash, less applicable withholding taxes;

•	Thomas A. Carr, our Chief Executive Officer and the Chairman of our board of directors, as a holder of 13,235 CRH LP units, will receive a cash payment of $44.75 per CRH LP unit or, alternatively, if he satisfies certain requirements applicable to all holders of CRH LP units, Mr. Thomas A. Carr will be offered the opportunity to elect to convert all, but not less than all, CRH LP units that he owns into class A preferred units in the surviving CRH LP partnership on a one-for-one basis, in which case he will be entitled to the benefit of certain tax protections to defer potential taxable gain he might otherwise recognize if he were to receive the cash payment in respect of his CRH LP units (for a more complete discussion of the treatment of CRH LP units, the terms of the class A preferred units and the terms of the tax protection provisions to be offered to holders of CRH LP units, please see “The Merger Agreement—Treatment of CRH LP Units and CAR LP Units” on page 60);

•	The Oliver Carr Company, or TOCC, owns 514,707 CRH LP units, and two trusts, of which Mr. Thomas A. Carr may be a beneficiary, own substantially all of the outstanding shares of common stock of TOCC; as a holder of CRH LP units, TOCC will receive a cash payment of $44.75 per CRH LP unit or, alternatively, if TOCC satisfies certain requirements applicable to all holders of CRH LP units, it will be offered the opportunity to elect to convert all, but not less than all, CRH LP units that it owns into class A preferred units in the surviving CRH LP partnership on a one-for-one basis, in which case TOCC will be entitled to the benefit of certain tax protections to defer potential taxable gain it might otherwise recognize if it were to receive the cash payment in respect of its CRH LP units (for a more complete discussion of the treatment of CRH LP units, the terms of the class A preferred units and the terms of the tax protection provisions to be offered to holders of CRH LP units, please see “The Merger Agreement—Treatment of CRH LP Units and CAR LP Units” on page 60);

•	each of Mr. Thomas A. Carr, Philip L. Hawkins, our President and Chief Operating Officer, Stephen E. Riffee, our Chief Financial Officer, Karen B. Dorigan, our Chief Investment Officer, and Linda A. Madrid, our, General Counsel and Corporate Secretary, will be entitled to severance benefits, comprised of (a) a lump sum payment of a pro rata portion of their annual bonus through the date of termination, (b) a lump sum payment equal to two years annual salary and bonus, (c) a lump sum payment equal to two years of our contributions to, and awards under, all incentive savings and retirement plans, practices, policies and programs (including the value of any equity-based incentive), and (d) two years of continued health benefits and certain other fringe benefits, under his or her respective change in control employment agreement if his or her employment is terminated without “cause” by us or he or she resigns for “good reason” (each as defined in their employment agreement) within two years after completion of the merger;

•	under our new change in control severance pay plan, any employee (excluding those with more favorable change in control agreements, such as our executive officers) whose employment is terminated without “cause” by us or as the result of the employee’s resignation for “good reason” (each as defined in the plan) may be eligible for severance in the form of a lump sum payment equal to (1) a prorated target annual bonus payment for the year of termination, and (2) the sum of (a) one month’s salary and (b) one-twelfth of their target annual bonus for the year of termination, plus certain other benefits, in each case for each full year of employment with us, or any of our prior affiliated entities, up to a maximum of 24 months and with minimum benefits ranging from four months to 12 months depending upon pay level and position. The severance benefit calculated as described above is reduced by one month for each month that termination of employment occurs after the first anniversary of the closing of the merger. Eligibility is conditioned on the employee meeting certain other requirements set forth in the policy, including that the employee sign and return a waiver and release of claims; and

•	our board of directors resolved to terminate, upon the consummation of the merger, a non-competition agreement that we previously had entered into with Oliver T. Carr, Jr., our founder and former Chief Executive Officer and Chairman of the board of directors and the father of Mr. Thomas A. Carr, that restricts the ability of Mr. Oliver T. Carr, Jr. to directly or indirectly engage in certain real estate activities.

All of our directors were fully aware of the foregoing interests of our directors and executive officers in the merger and considered them prior to approving the merger and the merger agreement.

No Solicitation of Transactions (page 68)

The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the company or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our board of directors may respond to an unsolicited written acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal.

Conditions to the Mergers (page 72)

Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others:

•	approval of the merger and the other transactions contemplated by the merger agreement by the requisite stockholder vote;

•	no action by any governmental authority that would prohibit the consummation of the mergers;

•	our, our operating partnership’s and the DownREIT partnerships’ representations and warranties being true and correct, except where the failure of such representations and warranties to be true and correct in all respects without regard to any materiality or material adverse effect qualifications (other than the representation relating to any material adverse effect to us) does not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	the performance, in all material respects, by us, our operating partnership and the DownREIT partnerships of our, our operating partnership’s and the DownREIT partnerships’ obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

•	since March 5, 2006, there shall not have been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in, a material adverse effect on us;

•	the receipt of a tax opinion of our counsel, Hogan & Hartson L.L.P., opining that we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, commencing with our taxable year ended December 31, 1996;

•	receipt from the administrative agent under our revolving credit facility of a “payoff” letter acknowledging that, subject to repayment of the aggregate principal amount outstanding under the credit facility, together with all accrued and unpaid interest and any other fees or expenses payable, the credit facility will be terminated, any and all related liens held by the administrative agent, or any other collateral agent under the revolving credit facility, will be released, and we and our subsidiaries will be released from any and all liabilities under the credit facility and any related guarantees (other than any obligations under any indemnification or similar provision that survive such termination); and

•	(a) receipt of the requisite consents with respect to each series of our senior notes, and the execution of supplemental indentures to the indentures governing these senior notes, which will be effective promptly following the receipt of the required consents with the amendments described in the tender offer documents and provided for therein to become operative upon the acceptance of the senior notes for payment pursuant to the offers to purchase and concurrently with the closing of the mergers or (b) in the event the requisite consents are not obtained with respect to any series of senior notes, we and our operating partnership will have issued an irrevocable notice of optional redemption for all of the then outstanding senior notes of such series in accordance with the terms of the applicable indenture governing such series and which shall provide for the satisfaction and discharge of such senior notes and such indenture; provided that, Nantucket Parent, MergerCo and the Merger Partnerships shall have irrevocably deposited with the applicable trustee under each such indenture sufficient funds to effect such satisfaction and discharge.

Termination of the Merger Agreement (page 74)

The merger agreement may be terminated and the mergers may be abandoned at any time prior to the effective time of the partnership mergers, as follows:

•	by mutual written consent of the parties;

•	by either Nantucket Parent or us if:

•	the partnership mergers have not occurred on or before September 5, 2006, provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the partnership mergers to occur on or before such date;

•	any governmental authority shall have taken any action which has the effect of making consummation of any of the mergers illegal or otherwise preventing or prohibiting the consummation of any of the mergers; or

•	the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement is not obtained;

•	by Nantucket Parent if:

•	we, our operating partnership or the DownREIT partnerships are in breach of the representations and warranties or covenants or agreements under the merger agreement and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied by September 5, 2006, provided none of Nantucket Parent, MergerCo and the Merger Partnerships are in material breach of their obligations under the merger agreement;

•	our board of directors withdraws, modifies or amends its recommendation that stockholders vote to approve the merger agreement and the merger in any manner adverse to Nantucket Parent, MergerCo or the Merger Partnerships;

•	our board of directors recommends or approves an acquisition proposal or fails to recommend against certain alternative takeover proposals;

•	our board of directors exempts any person other than Nantucket Parent or its affiliates from the provisions in Article V of our charter; or

•	by us if:

•	Nantucket Parent, MergerCo or the Merger Partnerships are in breach of the representations and warranties or covenants or agreements under the merger agreement and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied by September 5, 2006, provided neither we, our operating partnership nor either of the DownREIT partnerships are in material breach of our, our operating partnership’s and the DownREIT partnerships’ obligations under the merger agreement; or

•	our board of directors approves and authorizes us to enter into a definitive agreement to implement a superior proposal in accordance with the terms of the merger agreement so long as:

•	the requisite stockholder vote has not been obtained;

•	we are not in or have not been in breach of our obligations under the merger agreement with regard to prohibitions on soliciting acquisition proposals in any material respects;

•	our board of directors has determined in good faith, after consulting with its financial advisor, that such definitive agreement constitutes a superior proposal and has determined in good faith, after consulting with its outside legal counsel, that the failure to take such actions would be inconsistent with directors’ duties to our stockholders under applicable laws;

•	we have notified Nantucket Parent in writing that we intend to enter into such agreement;

•	during the three business days following the receipt by Nantucket Parent of our notice, we have offered to negotiate with, and if accepted, have negotiated in good faith with, Nantucket Parent to make adjustments to the terms and conditions of the merger agreement to enable us to proceed with the mergers;

•	our board of directors has determined in good faith, after the end of such three business day period, after considering the results of such negotiations and any revised proposals made by Nantucket Parent, that the superior proposal giving rise to such notice continues to be a superior proposal; and

•	we pay to Nantucket Parent the termination fee and reasonable transaction expenses in accordance with the merger agreement simultaneously with the termination of the merger agreement.

Termination Fee and Expenses (page 76)

We have agreed to pay to Nantucket Parent a termination fee of $85 million and to reimburse Nantucket Parent’s, MergerCo’s and the Merger Partnerships’ reasonable transaction expenses up to a limit of $7.5 million if:

•	we terminate the merger agreement because our board approves and authorizes us to enter into an agreement to implement a superior proposal in accordance with the terms of the merger agreement;

•	Nantucket Parent has terminated the merger agreement because our board has withdrawn, modified or amended its recommendation that stockholders vote to approve the merger agreement and the merger in any manner adverse to Nantucket Parent, MergerCo or the Merger Partnerships;

•	Nantucket Parent has terminated the merger agreement because our board has approved, endorsed or recommended, or we have entered into a contract or agreement relating to, an acquisition proposal, or a tender offer or exchange offer for any of our outstanding stock has been commenced prior to the requisite stockholder vote being obtained and our board has failed to recommend against such offer within ten business days of its commencement, or we or our board has publicly announced its intention to do any of the foregoing;

•	Nantucket Parent has terminated the merger agreement because our board has exempted any person other than Nantucket Parent or its affiliates from the ownership restrictions in Article V of our charter; or

•	an acquisition proposal has been made to us, our operating partnership, or the DownREIT partnerships, or otherwise publicly announced, prior to the termination date and the merger agreement has been terminated (i) by either Nantucket Parent or us because the mergers have not been consummated on or before September 5, 2006 and such acquisition proposal has not been withdrawn prior to the termination date or because the requisite stockholder vote to approve the merger upon a vote being taken has not been obtained at a duly convened meeting or (ii) by Nantucket Parent because we, our operating partnership, or the DownREIT partnerships have breached our obligations in the merger agreement regarding non-solicitation and convening and holding a meeting of our common stockholders, and in any case, within twelve months following the termination we enter into a contract with respect to or consummate any acquisition proposal.

The merger agreement also provides that if either party terminates the merger agreement because of the other party’s material breach of the merger agreement which would result in the failure of a condition being satisfied by September 5, 2006, the breaching party must reimburse the non-breaching party for its reasonable transaction expenses up to a limit of $7.5 million.

Regulatory Matters (page 51)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership mergers, other than the filing of the articles of merger with, and the acceptance of such articles of merger for record by, the State Department of Assessments and Taxation of the State of Maryland, or the SDAT, and the filing of a certificate of merger by each of CRH LP and CAR LP with the Secretary of State of the State of Delaware.

No Dissenters’ Rights of Appraisal (page 84)

We are organized as a corporation under Maryland law. Under Maryland corporate law, because shares of our common stock were listed on the New York Stock Exchange on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders who object to the merger do not have any appraisal rights or dissenters’ rights in connection with the merger. However, our common stockholders can vote against the merger, the merger agreement and the other transactions contemplated by the merger agreement. Under Maryland corporate law, because the holders of our Series E preferred stock are not entitled to vote on the merger or the merger agreement, they do not have any appraisal rights or dissenters’ rights in connection with the merger.

Litigation Relating to the Merger (page 52)

On March 9, 2006, a purported stockholder class action lawsuit related to the merger agreement was filed in the Superior Court of the District of Columbia, Doris Staer v. CarrAmerica Realty Corporation, et al. (Case No. 06-0001918), naming us and each of our directors as defendants. On March 10, 2006, another purported stockholder class action lawsuit was filed in the Circuit Court for Baltimore City, William Reichart v. CarrAmerica Realty Corporation, et al. (Case No. 24-C-06-002569), naming us and each of our directors as defendants. Both lawsuits allege, among other things, that our directors violated their fiduciary duties to our stockholders in approving the merger.

Both lawsuits seek class action status and to enjoin the completion of the merger and the related transactions. Additionally, among other things, the District of Columbia lawsuit seeks disgorgement of any benefits improperly received and the Maryland lawsuit asks for unspecified monetary damages. We intend to vigorously defend the actions. Even if these lawsuits are proven to be without merit, they may potentially delay or, if the delay is substantial enough that it makes it not possible to consummate the partnership mergers by September 5, 2006, potentially prevent the closing of the mergers.

Material United States Federal Income Tax Consequences (page 52)

The receipt of the merger consideration for each share of our stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Generally for United States federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Delisting and Deregistration of Our Common Stock and Series E Preferred Stock (page 56)

If the merger is completed, shares of our common stock and Series E preferred stock will no longer be listed on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Market Price of Our Common Stock (page 79)

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the ticker symbol “CRE”. On February 16, 2006, the last trading day prior to published reports regarding a proposed business combination transaction involving us, the closing price of our common stock on the New York Stock Exchange was $37.80 per share. On March 3, 2006, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the New York Stock Exchange was $41.08 per share. On May 31, 2006, the last trading day before the date of this proxy statement, the closing price of our common stock on the New York Stock Exchange was $44.33 per share. You are encouraged to obtain current market quotations for our common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Exhibit A.

Q:	What are the proposed transactions?

A:	The proposed transaction is the acquisition of the company and its subsidiaries, including our operating partnership and the DownREIT partnerships, by affiliates of The Blackstone Group pursuant to the merger agreement. Once the merger, the merger agreement and the other transactions contemplated by the merger agreement have been approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, CRH LP Merger Partnership will be merged with and into CRH LP with CRH LP continuing as the surviving limited partnership and CAR LP Merger Partnership will be merged with and into CAR LP with CAR LP continuing as the surviving limited partnership. Immediately after the partnership mergers, CarrAmerica will merge with and into MergerCo with MergerCo continuing as the surviving corporation. For additional information about the partnership mergers and the merger, please review the merger agreement attached to this proxy statement as Exhibit A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Q:	As a common stockholder, what will I receive in the merger?

A:	For each outstanding share of our common stock that you own immediately prior to the merger effective time, you will receive the common stock merger consideration, which is an amount equal to $44.75 in cash, without interest and less any applicable withholding taxes.

Q:	Will I receive any regular quarterly dividends with respect to the shares of common stock that I own?

A:	Yes. Under the merger agreement, we are permitted to declare and pay to you prior to the merger effective time a regular quarterly dividend of up to $0.50 per share of our common stock for the quarterly period ended March 31, 2006. This dividend was paid on May 31, 2006. However, under the terms of the merger agreement, we may not declare or pay any other dividends to you without the prior written consent of Nantucket Parent.

Q:	When do you expect the mergers to be completed?

A:	We are working toward completing the mergers as quickly as possible. If CarrAmerica’s stockholders vote to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will become effective as soon as practicable following the special meeting.

Q:	If the merger is completed, when can I expect to receive the common stock merger consideration for my shares of common stock?

A:	Promptly after the completion of the merger, you will receive a letter of transmittal describing how you may exchange your shares of common stock for the common stock merger consideration. You should not send your share certificates to us or anyone else until you receive these instructions.

Q:	When and where is the special meeting?

A:	The special meeting of stockholders will take place on Tuesday, July 11, 2006 at 1:00 p.m. Eastern time, at The Willard Intercontinental Hotel, Crystal Ballroom, 1401 Pennsylvania Avenue, N.W., Washington, D.C.

Q:	Who can vote and attend the special meeting?

A:	All of our common stockholders and Series E preferred stockholders of record as of the close of business on May 22, 2006, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting. However, only common stockholders are entitled to vote at the special meeting or any adjournments or postponements of the special meeting. Each share of our common stock entitles you to one vote on each matter properly brought before the special meeting. The vote of our Series E preferred stockholders is not required to approve the merger, the merger agreement or any of the other transactions contemplated by the merger agreement, or any adjournments of the special meeting for the purpose of soliciting additional proxies, and is not being solicited.

Q:	What vote of common stockholders is required to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement?

A:	Approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock that are entitled to vote at the special meeting. Because the required vote is based on the number of shares of our common stock outstanding rather than on the number of votes cast, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Q:	What vote of our common stockholders is required to approve an adjournment of the special meeting?

A:	Approval of any adjournments of the special meeting to solicit additional proxies requires the affirmative vote of holders of at least a majority of shares of our common stock who are present in person or represented by proxy at the special meeting. For the purpose of this proposal, if you fail to vote your shares of our common stock, you will not be considered present in person or represented by proxy. As a result, such failure will not have any effect on the outcome of this proposal. However, abstentions and broker non-votes are considered present and therefore will have the same effect as voting against the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

Q:	How does the common stock merger consideration compare to the market price of the common stock?

A:	The cash consideration of $44.75 for each share of our common stock represents an approximate 8.9% premium to the closing price of our common stock on March 3, 2006, the last trading day before the public announcement of us entering into the merger agreement, an approximate 18.4% premium to the closing price of our common stock on February 16, 2006, the date prior to published reports regarding a potential acquisition of us, an approximate 17.3% premium to the average closing price of our common stock for the 30 trading day period ended March 3, 2006, an approximate 25.3% premium to the average closing price of our common stock for the 90 trading day period ended March 3, 2006, an approximate 24.2% premium to the average closing price of our common stock for the 180 trading day period ended March 3, 2006, and an approximate 27.0% premium over the average closing price of our common stock for the one-year period ended March 3, 2006.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our common stockholders vote to approve the merger, the merger agreement and the related transactions, and to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Q:	Do any of the company’s executive officers and directors or any other person have any interest in the merger that is different than mine?

A:	Our directors and executive officers may have interests in the merger that are different from, or in addition to, yours, including the consideration that they would receive with respect to their stock options, restricted stock awards, restricted stock units, deferred stock units, stock value units and dividend equivalent payments in connection with the merger. Additionally, Mr. Thomas A. Carr, our Chief Executive Officer and Chairman of our board of directors, and Mr. Robert O. Carr, President of one of our wholly-owned subsidiaries and Mr. Thomas A. Carr’s brother, will receive consideration with respect to CRH LP units that he beneficially owns in connection with the CRH LP partnership merger. Further, our executive officers are entitled to certain severance payments and benefits following the closing of the merger in certain circumstances. Please see “The Mergers—Interests of Our Directors, Executive Officers and Certain Other Persons in the Mergers” on page 47 for additional information about possible interests that our directors and executive officers may have in the merger that are different than yours.

Q:	How do I cast my vote?

A:	If you are a common stockholder of record on the record date, you may vote in person at the special meeting or submit a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization.

Q:	How do I cast my vote if my shares of common stock are held of record in “street name”?

A:	If you hold your shares of common stock in “street name” through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a proxy form from the broker, bank or other nominee that is the record holder of your shares and provide the record holder of your shares with instructions on how to vote your shares, in accordance with the voting directions provided by your broker, bank or nominee. The inability of your record holder to vote your shares, often referred to as a “broker non-vote”, will have the same effect as a vote against the approval of the merger, the merger agreement and the other transactions contemplated under the merger agreement and the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. If your shares are held in “street name”, please refer to the voting instruction card used by your broker, bank or other nominee, or contact them directly, to see if you may submit voting instructions using the Internet or telephone.

Q:	What will happen if I abstain from voting or fail to vote?

A:	With respect to the proposal to approve the merger, the merger agreement or the other transactions contemplated by the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote against the merger.

With respect to the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies, if you abstain from voting, it will have the effect of voting against that proposal. However, failure to cast your vote in person or by proxy will not have any effect on the outcome of such proposal.

Q:	How will proxy holders vote my shares?

A:	If you properly submit a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you submit a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Q:	What happens if I sell my shares before the special meeting?

A:	If you held your shares of common stock on the record date but transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the common stock merger consideration for the common shares. The right to receive such consideration will pass to the person who owns the shares you previously owned when the merger becomes effective.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. If you own shares of our common stock as a record holder, you may revoke a previously granted proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy. If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	Is the merger expected to be taxable to me?

A:	Yes. The receipt of the merger consideration for each share of our stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Generally, for United States federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. You should read “The Mergers—Material United States Federal Income Tax Consequences” on page 52 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Q:	Should I send in my common or Series E preferred stock certificates now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your stock certificates to the paying agent in order to receive the common stock merger consideration or Series E preferred stock merger consideration. You should use the letter of transmittal to exchange stock certificates for the common stock merger consideration or Series E preferred stock merger consideration, as the case may be, to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	What rights do I have if I oppose the merger?

A:

If you are a common stockholder of record, you can vote against the merger, the merger agreement and the other transactions contemplated by the merger agreement. You are not, however, entitled to dissenters’ or appraisal rights under Maryland law because shares of our common stock are listed on the New York Stock Exchange. Please see “No Dissenters’ Rights of Appraisal” on page 84.

Q:	What will happen to shares of common stock that I currently own after completion of the merger?

A:	Following the completion of the merger, your shares will be canceled and will represent only the right to receive your portion of the common stock merger consideration. Trading in shares of our common stock on the New York Stock Exchange will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports with the Securities and Exchange Commission, or the SEC.

Q:	Have any stockholders already agreed to approve the merger?

A:	No. There are no agreements between Nantucket Parent or other affiliates of The Blackstone Group and any of our common stockholders in which a stockholder has agreed to vote in favor of approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Q:	Where can I find more information about the company?

A:	We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and on our website at www.carramerica.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 85.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our officers, directors and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies, and will pay approximately $25,000, plus reimbursement of out-of-pocket expenses, to Innisfree M&A Incorporated for their services. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:	Who can help answer my other questions?

A:	If you have more questions about the special meeting or the mergers, you should contact our proxy solicitation agent, Innisfree M&A Incorporated, as follows:

Innisfree M&A Incorporated

501 Madison Avenue

19th Floor

New York, NY 10022

1-888-750-5834

If your broker holds your shares, you should also call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies, and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations, including completing the mergers on the terms summarized in this proxy statement. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Except for historical information, matters discussed in this proxy statement are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Factors which could have a material adverse effect on our operations and future prospects or the completion of the mergers include, but are not limited to:

•	the satisfaction of the conditions to consummate the mergers, including the receipt of the required stockholder approval;

•	the actual terms of certain financings that will be obtained for the mergers;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of the legal proceedings that have been instituted against us following announcement of the merger agreement;

•	the failure of the mergers to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the mergers;

•	substantial indebtedness following the consummation of the mergers;

•	national and local economic, business and real estate conditions that will, among other things, affect:

•	demand for office space,

•	the extent, strength and duration of any economic recovery, including the effect on demand for office space and the creation, cost and timing of new office development,

•	availability and creditworthiness of tenants,

•	the level of lease rents, and

•	the availability of financing for both tenants and us;

•	adverse changes in the real estate markets, including, among other things:

•	the extent of tenant bankruptcies, financial difficulties and defaults,

•	the extent of future demand for office space in our core markets and barriers to entry into markets which we may seek to enter in the future,

•	the extent of the decreases in rental rates,

•	our ability to identify and consummate attractive acquisitions on favorable terms,

•	our ability to successfully complete and lease development projects on time and within budget,

•	our ability to consummate any planned dispositions in a timely manner on acceptable terms, and

•	changes in operating costs, including real estate taxes, utilities, insurance and security costs;

•	actions, strategies and performance of affiliates that we may not control or companies in which we have made investments;

•	ability to obtain insurance at a reasonable cost;

•	ability to maintain our status as a REIT for federal and state income tax purposes;

•	ability to raise capital;

•	effect of any terrorist activity or other heightened geopolitical risks;

•	governmental actions and initiatives; and

•	environmental/safety requirements

These risks and uncertainties, along with the risk factors discussed under “Item 1A.—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, should be considered in evaluating any forward-looking statements contained in this proxy statement. All forward-looking statements speak only as of the date of this proxy statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

THE PARTIES TO THE MERGERS

CarrAmerica Realty Corporation

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 729-1700

We are a Maryland corporation and a fully integrated, self-administered and self-managed publicly traded REIT. We focus on the acquisition, development, ownership and operation of office properties, located primarily in selected markets across the United States. As of December 31, 2005, we owned greater than 50% interests in 235 operating office buildings containing a total of approximately 18.4 million square feet of net rentable area. As of December 31, 2005, we also owned minority interests (ranging from 15% to 50%) in 50 operating office buildings and one building under development. The 50 operating office buildings contain a total of approximately 7.9 million square feet of net rentable area. The one office building under development will contain approximately 154,000 square feet of net rentable area. Additional information about us is available on our website at http://www.carramerica.com. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. Our common stock is listed on the New York Stock Exchange under the symbol “CRE.” For additional information about us and our business, please refer to “Where You Can Find More Information” on page 85.

CarrAmerica Realty Operating Partnership, L.P.

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 729-1700

Our operating partnership is a Delaware limited partnership through which we conduct substantially all of our business and own, either directly or indirectly through subsidiaries, substantially all of our assets. We serve as the sole general partner of our operating partnership and, together with another wholly-owned subsidiary of the company, own all of the limited partnership interests of our operating partnership.

Carr Realty Holdings, L.P.

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 729-1700

CRH LP is a Delaware limited partnership. Our operating partnership is the sole general partner of CRH LP. Certain of the assets that we own are owned through CRH LP.

CarrAmerica Realty, L.P.

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 729-1700

CAR LP is a Delaware limited partnership. CarrAmerica Realty GP Holdings, LLC, a wholly-owned subsidiary of our operating partnership, is the sole general partner of CAR LP. Certain of the assets that we own are owned through CAR LP.

Nantucket Parent LLC

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Nantucket Parent is a Delaware limited liability company formed in connection with the mergers by affiliates of Blackstone Real Estate Partners V L.P., a Delaware limited partnership. The principal business of

Blackstone Real Estate Partners V L.P. consists of making various real estate related investments. Blackstone Real Estate Partners V L.P. is an affiliate of The Blackstone Group.

The Blackstone Group, a global private investment firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris, was founded in 1985. Blackstone’s real estate group has raised approximately $10 billion for real estate investing and has a long track record of investing in office buildings, hotels and other commercial properties. In addition to real estate, The Blackstone Group’s core businesses include private equity, corporate debt investing, marketable alternative asset management, mergers and acquisitions advisory and restructuring and reorganization advisory.

Nantucket Acquisition Inc.

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

MergerCo is a Maryland corporation and a wholly-owned subsidiary of Nantucket Parent. MergerCo was formed in connection with the mergers by Nantucket Parent.

Nantucket CRH Acquisition L.P.

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

CRH LP Merger Partnership is a Delaware limited partnership, whose general partner is MergerCo. CRH LP Merger Partnership was formed in connection with the mergers.

Nantucket CAR Acquisition L.P.

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

CAR LP Merger Partnership is a Delaware limited partnership, whose general partner is MergerCo. CAR LP Merger Partnership was formed in connection with the mergers.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies from our common stockholders by our board of directors for use at a special meeting to be held on Tuesday, July 11, 2006, at 1:00 p.m. Eastern time. The special meeting will take place at The Willard Intercontinental Hotel, Crystal Ballroom, 1401 Pennsylvania Avenue, N.W., Washington, D.C. The purpose of the special meeting is for you to consider and vote upon a proposal to approve the merger of CarrAmerica with and into MergerCo, with MergerCo surviving the merger, the merger agreement and the other transactions contemplated by the merger agreement, to approve any adjournments of the special meeting for the purpose of soliciting additional proxies, and to transact any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting. Our common stockholders must approve the merger, the merger agreement and the other transactions contemplated by the merger agreement for the merger to occur. A copy of the merger agreement is attached as Exhibit A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

All holders of record of our common stock and our Series E preferred stock as of the close of business on the record date, which was May 22, 2006, are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting. However, only holders of our common stock at the close of business on the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. On the record date, there were 59,056,769 shares of our common stock outstanding.

The holders of a majority of the shares of our common stock that were outstanding as of the close of business on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of our common stock held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and properly executed broker non-votes will be counted as shares present for the purposes of determining the presence of a quorum. Broker non-votes result when the beneficial owners of shares of our common stock do not provide specific voting instructions to their brokers. Under the rules of the New York Stock Exchange, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the merger or the merger agreement.

Required Vote

Completion of the merger requires the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. Each share of our common stock that was outstanding on the record date entitles the holder to one vote at the special meeting. Because the required vote for this proposal is based on the number of shares of our common stock outstanding rather than on the number of votes cast, failure to vote shares of our common stock that you own (including as a result of broker non-votes) and abstentions will have the same effect as voting against approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement.

In addition, the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of holders of at least a majority of shares of our common stock who are present in person or represented by proxy at the special meeting. For the purpose of this proposal, if you fail to vote your shares of our common stock, you will not be considered present in person or represented by proxy. As a result, such failure will not have any effect on the outcome of this proposal. However, abstentions and broker non-votes are considered present and therefore will have the same effect as voting against the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

Accordingly, in order for your shares of CarrAmerica common stock to be included in the vote, if you are a stockholder of record, you must either have your shares of CarrAmerica common stock voted by returning the enclosed proxy card or by submitting your proxy or voting instructions by telephone or Internet or voting in person at the special meeting. The vote of our Series E preferred stockholders is not required to approve the merger, the merger agreement or any of the other transactions contemplated by the merger agreement, or any adjournments of the special meeting for the purpose of soliciting additional proxies, and is not being solicited.

Record holders may cause their shares of common stock to be voted using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail; or

•	submit your proxy or voting instructions by telephone or by Internet by following the instructions included with your proxy card; or

•	appear and vote in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you complete and return a proxy for your shares of CarrAmerica common stock as described above as promptly as possible. If you own shares of our common stock through a bank, brokerage firm or nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares of CarrAmerica common stock, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker who can give you directions on how to vote your shares of CarrAmerica common stock.

As of the record date, our executive officers and directors owned an aggregate of approximately 642,821 shares of our common stock, entitling them to exercise approximately 1.1% of the voting power of our common stock entitled to vote at the special meeting. Our executive officers and directors have informed us that they intend to vote their shares of our common stock in favor of approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement and in favor of approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Proxies and Revocation

If you submit a proxy, your shares of CarrAmerica common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares of CarrAmerica common stock will be voted “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

•	by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Corporate Secretary at 1850 K Street, N.W., Suite 500, Washington, D.C. 20006; or

•	by delivering to our Corporate Secretary a later-dated, duly executed proxy or by submitting your proxy or voting instructions by telephone or by Internet at a date after the date of the previously submitted proxy relating to the same shares; or

•	by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own shares of our common stock in “street name,” you may revoke or change a previously granted proxy by following the instructions provided by the bank, brokerage firm, nominee or other party that is the registered owner of the shares of our common stock.

We do not expect that any matter other than the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, and the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies, will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

We will pay the costs of soliciting proxies for the special meeting. Our officers, directors and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will also request that individuals and entities holding shares of our common stock in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and, upon request, will reimburse those holders for their reasonable expenses in performing those services. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies, and will pay fees of approximately $25,000, plus reimbursement of out-of-pocket expenses, to Innisfree M&A Incorporated for their services. In addition, our arrangement with Innisfree M&A Incorporated includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if we have not received sufficient proxies to constitute a quorum or sufficient votes for approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement at the special meeting of stockholders. Any adjournments may be made without notice, other than by an announcement at the special meeting, by approval of the affirmative vote of holders of at least a majority of shares of our common stock who are present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Postponements

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders. If postponed, as required by law, we will provide at least ten days’ notice of the new meeting date. Although it is not currently expected, our board of directors may postpone the special meeting for the purpose of soliciting additional proxies if we have not received sufficient proxies to constitute a quorum or sufficient votes for approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

THE MERGERS

General Description of the Mergers

Under the terms of the merger agreement, affiliates of The Blackstone Group will acquire us and our subsidiaries, including our operating partnership and the DownREIT partnerships, through their ownership of Nantucket Parent, the merger of us with and into MergerCo, and the merger of the Merger Partnerships with and into the DownREIT partnerships. Under the merger agreement, (a) CRH LP Merger Partnership will merge with and into CRH LP with CRH LP continuing as the surviving limited partnership, and (b) CAR LP Merger Partnership will merge with and into CAR LP with CAR LP continuing as the surviving limited partnership. Immediately after the partnership mergers, we will merge with and into MergerCo with MergerCo continuing as the surviving corporation.

We and certain of our subsidiaries, as the general partners of each of CRH LP and CAR LP, have already taken all actions necessary to approve the partnership mergers and no further approvals of any of the partners of either of CRH LP or CAR LP are required to complete the partnership mergers. This proxy statement does not constitute any solicitation of consents in respect of the partnership mergers, and does not constitute an offer to exchange or convert CRH LP units or CAR LP units that you may own for or into class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership.

Background of the Merger

From time to time since the end of 2001 (when Security Capital Group Incorporated, formerly the owner of over 40% of our common stock sold all of its shares of our common stock), our senior management team and representatives of Goldman, Sachs & Co., or Goldman Sachs, our financial advisor, were approached on several occasions about the possibility of pursuing potential mergers, asset sales or other business combination and strategic transactions regarding CarrAmerica. These discussions generally consisted of informal discussions about CarrAmerica and its business based upon publicly available information and, except as described below, did not result in the submission of an indicative price for or an offer to acquire CarrAmerica.

At many of our regularly scheduled board meetings between the end of 2001 and the announcement of the signing of the merger agreement, our strategic plan was reviewed and discussed by our board of directors. The plan generally included seeking to maximize stockholder value by focusing on acquisitions and dispositions in our core markets in order to take advantage of our expertise in and knowledge of those markets, a disciplined investment strategy and, more recently, the development of office properties. After several years of difficulty in the office sector resulting from increasing vacancies and declining rental rates, we believe that due to an improving job market and the continued implementation of our strategic plan, vacancy rates in our portfolio peaked in 2003 and by the end of 2005 market rental rates had stabilized in all of our markets and had improved in many of our core markets, including Washington, D.C. and Southern California. However, notwithstanding the recent improvements in the rental markets, rents in certain markets had not recovered to their prior levels and we continue to be negatively impacted by rent roll downs in markets where lease renewals or extensions are generally at lower rents than expiring leases. We also believe that our development plan, which has resulted in the recent acquisitions of key land sites in certain of our markets, is an appropriate path to long term growth. Development has been attractive to us in part because extremely high prices for acquisitions have made it difficult for us to re-deploy capital through the acquisition of existing office properties in some of our core markets, including Washington, D.C. and Southern California. While our efforts to implement our strategic plan had resulted in steady progress, continuing rent roll downs, the high price of acquisitions, the rising interest rate environment, our current inability to cover our dividend from cash flows from operations and uncertainties and risks associated with development remained issues to be overcome in order to fully achieve our strategic plan.

In July 2004, representatives of The Blackstone Group had discussions with representatives of Goldman Sachs regarding a potential strategic transaction with us. On July 15, 2004, representatives of Goldman Sachs met with representatives of Blackstone and discussed our business based upon publicly available information. Representatives of Blackstone indicated that they would continue to evaluate CarrAmerica but no further discussions were held with Blackstone at that time.

Also in July 2004, a publicly-traded real estate company, which we refer to as Company A, contacted representatives of Goldman Sachs and expressed an interest in pursuing a potential acquisition of CarrAmerica. Company A stated that it needed access to confidential information prior to making any offer to buy CarrAmerica. On September 15, 2004, we entered into a confidentiality agreement with Company A and members of our senior management team and representatives of Goldman Sachs and Hogan & Hartson L.L.P., our outside legal counsel, began to provide Company A and its financial and legal advisors with due diligence information requested by Company A.

On September 21, 2004, members of our senior management team and representatives of Goldman Sachs met with representatives of Company A and its financial advisor. At the meeting, our senior management team made presentations regarding our business, markets and properties and answered questions that Company A asked about our properties and future performance expectations. Between September 21 and October 13, Company A and its financial and legal advisors conducted further due diligence and members of our senior management team and representatives of Goldman Sachs continued to engage with Company A and its financial advisor in connection with their due diligence process. Thomas A. Carr, our Chairman and Chief Executive Officer, periodically updated members of our board of directors regarding the progress of discussions with Company A. On October 13, 2004, the chief executive officer of Company A called Mr. Carr and indicated that Company A was interested in pursuing a potential acquisition of CarrAmerica for cash at a price that represented a nominal premium to the market price of our common stock, subject to conducting further due diligence. The closing price of our common stock was $32.86 per share on October 12, 2004, the last trading day prior to our receipt of the indication of interest. We considered the indication of interest and determined, after discussions with representatives of Goldman Sachs, that the proposal was insufficient in terms of price, lacked specificity related to other terms, and was too uncertain given the remaining due diligence requirements, and that pursuing further discussions could cause significant disruption to the conduct of our business and the continued execution of our strategic plan. On October 14, 2004, we informed Company A of the insufficiency of its proposal and terminated discussions with Company A. Mr. Carr subsequently updated our board of directors regarding the conclusion of our discussions with Company A.

In February of 2005, representatives of a publicly-traded REIT, which we refer to as Company B, indicated to representatives of Goldman Sachs that they were interested in exploring a potential strategic transaction with or acquisition of CarrAmerica. On February 10 and 11, 2005, representatives of Company B met with members of our senior management team and representatives of Goldman Sachs and had preliminary discussions regarding their interest in pursuing a possible transaction. On February 17, 2005, we entered into a confidentiality agreement with Company B and members of our senior management team and representatives of Goldman Sachs began providing Company B with due diligence information.

Between February 17 and April 8, 2005, Company B conducted due diligence and had due diligence meetings and discussions with our senior management team and representatives of Goldman Sachs. Mr. Carr discussed the status of discussions with Company B from time to time with members of our board of directors. On April 8, 2005, Company B delivered a draft preliminary letter of interest to Goldman Sachs which proposed a merger between CarrAmerica and Company B. The draft letter proposed consideration consisting of a mix of (i) cash, (ii) 5% convertible redeemable preferred stock of Company B, convertible at a significant premium to Company B’s then-current stock price and with a five year prohibition on redemption by Company B, and (iii) common stock/operating partnership units of Company B. The consideration set forth in the draft letter implied a price in a range between $34.39 and $35.61 per share of our common stock. No other details regarding the proposed transaction were provided, and Company B never made a formal offer or delivered a definitive preliminary letter of interest. The closing price of our common stock was $32.31 per share on April 7, 2005, the last trading day prior to our receipt of the letter. After evaluation of the terms of the draft letter and discussions with representatives of Goldman Sachs, we determined that, due to a variety of reasons, including the insufficiency of the price, the mix of consideration and the continuing successful implementation of our strategic plan, the draft proposal should not be pursued. We formally terminated discussions with Company B at that time.

On November 23, 2005, representatives of Blackstone contacted representatives of Goldman Sachs to request certain publicly available information about CarrAmerica, which material was provided on November 28, 2005. From time to time thereafter, Blackstone indicated to representatives of Goldman Sachs that Blackstone viewed CarrAmerica as a potentially attractive investment and might be interested in exploring discussions should CarrAmerica be inclined to do so.

In December 2005, the chief executive officer of Company A again contacted representatives of Goldman Sachs to express interest in pursuing a potential acquisition of CarrAmerica, and on December 8, 2005, the chief executive officer of Company A met with representatives of Goldman Sachs to reiterate that interest.

On December 16, 2005, Mr. Carr had lunch with the chief executive of a private real estate investment fund, which we refer to as Company C. At that lunch, the chief executive of Company C told Mr. Carr that Company C wanted to acquire CarrAmerica. In order to minimize any potential disruption to CarrAmerica’s operations, Mr. Carr told the chief executive of Company C that Company C should complete its investigation of CarrAmerica’s publicly available information and then make a compelling proposal regarding a potential acquisition prior to the two companies exploring matters further.

On December 20, 2005, a representative of a private real estate investment fund, which we refer to as Company D, called Mr. Carr and indicated that Company D was interested in pursuing a potential acquisition of CarrAmerica. Later that day, Company D delivered a letter to Mr. Carr confirming that interest, presenting information about Company D and requesting certain confidential information about CarrAmerica in order to begin exploring a potential transaction. After discussions with representatives of Goldman Sachs, Mr. Carr indicated to a representative of Company D that CarrAmerica would consider its request and respond to it shortly. During the week of December 26, 2005, a representative of Company D indicated that Company D was no longer interested in pursuing a potential acquisition of CarrAmerica due to matters internal to Company D.

On December 27, 2005, Mr. Carr met with the chief executive of Company C. At that meeting, the chief executive of Company C said that Company C had completed its review of publicly available information regarding CarrAmerica and that, based upon that review, Company C was prepared to offer to acquire CarrAmerica for cash consideration of between $43 and $44 per share of common stock of CarrAmerica and per DownREIT partnership unit, without a financing contingency. The closing price of our common stock was $35.54 per share on December 23, 2005, the last trading day prior to the date of this meeting. In addition, the chief executive of Company C indicated that Company C could provide a structure that would allow limited partners in the DownREIT partnerships to exchange their current partnership interests into a continuing interest in an entity surviving the mergers and provide them with some ongoing tax protection. The chief executive of Company C added that Company C would be prepared to conduct and complete confirmatory due diligence and execute a definitive agreement within two weeks, but indicated that if CarrAmerica engaged in an auction there could be no assurance that Company C would participate. Mr. Carr indicated that he would respond after discussing the proposal with CarrAmerica’s board of directors, senior management and financial and legal advisors.

Between December 27, 2005 and January 12, 2006, Mr. Carr discussed Company C’s proposal with members of our board of directors and senior management and representatives of Goldman Sachs and Hogan & Hartson. We determined that an initial meeting with representatives of Company C was appropriate in order to assess Company C’s level of interest. In addition, Mr. Carr requested that our senior management team and representatives of Goldman Sachs prepare a preliminary financial analysis of CarrAmerica, a review of the current environment for office REITs and a market overview of office and other REITs, a preliminary evaluation of Company C’s proposal, and a review of comparable recent transactions for presentation to our board of directors. In addition, Mr. Carr asked our senior management team to prepare a presentation regarding our strategic plan.

On January 5, 2006, representatives of Company C and its financial advisor met with members of our senior management team, including Mr. Carr and Mr. Philip L. Hawkins, our President and Chief Operating Officer and

a member of our board of directors, representatives of Goldman Sachs and representatives of Hogan & Hartson. The representatives of Company C orally reiterated their preliminary offer of between $43 and $44 per share of our common stock and per DownREIT partnership unit, subject to conducting confirmatory due diligence. Company C described the due diligence of publicly available information it had performed to date, the nature of its requested confirmatory due diligence of our confidential information and the general nature of its potential equity and debt financing. Company C noted that it had not yet determined the treatment of our Series E preferred stock. Company C also indicated that its offer was conditioned upon our agreeing to negotiate a potential transaction exclusively with Company C for a period of at least two weeks. At the conclusion of the meeting, Mr. Carr indicated that he would discuss the offer, including the requested exclusivity, with our board of directors.

On January 12, 2006, we held a special meeting of our board of directors. Also participating in the meeting were members of our senior management team and representatives of Goldman Sachs and Hogan & Hartson. Mr. Carr provided the members of the board with an update on the discussions to date with Company C. Representatives of Hogan & Hartson then discussed with the members of the board their fiduciary duties. The board of directors was reminded of the interests that Mr. Carr and Mr. Hawkins would have in a change in control of CarrAmerica, including the terms and potential value to be received by them under their change in control agreements, the vesting of their equity awards and, in the case of Mr. Carr, his direct and indirect interests in CRH LP, as more fully described under “ —Interests of our Directors, Executive Officers and Certain Other Persons in the Mergers” on page 47.

Following this discussion, Mr. Carr and other members of our senior management team reviewed with the board our current financial condition and strategic plan. Goldman Sachs then made a presentation to the board with respect to its preliminary financial analysis of CarrAmerica, the current market environment for REITs generally, and a preliminary evaluation of the financial terms of Company C’s proposal. A discussion followed among the members of the board, our senior management team and representatives of Goldman Sachs and Hogan & Hartson regarding our strategic plan and the proposed offer from Company C, including the exclusivity condition. It was the view of our senior management and the board that, despite the success and continued belief in our strategic plan, a sale of CarrAmerica in the range discussed with Company C could represent an attractive alternative to proceeding with our strategic plan. Our board determined to authorize CarrAmerica and its management to pursue a potential transaction with Company C, to grant Company C two weeks of exclusivity and to formally engage Goldman Sachs as CarrAmerica’s financial advisor in connection with a potential transaction.

On January 13, 2006, we entered into a confidentiality agreement with Company C, which agreement included providing exclusivity to Company C through January 26, 2006. Between January 13, 2006 and January 25, 2006, members of our senior management team and representatives of Goldman Sachs and Hogan & Hartson provided Company C and its financial and legal advisors with due diligence information about us and conducted meetings with representatives of Company C and its financial and legal advisors to discuss this information and to discuss possible structural alternatives for a potential transaction. During this time, we also conducted due diligence on Company C’s potential equity and debt financing of a proposed acquisition of us.

On January 19, 2006, our board of directors held a special meeting to discuss the status of discussions with Company C. Also present at the meeting were members of our senior management team and representatives of Goldman Sachs and Hogan & Hartson. Mr. Carr informed the board that discussions and due diligence regarding a potential transaction with Company C were ongoing. Representatives of Hogan & Hartson then updated the members of the board regarding the expected structure of the proposed transaction that had been proposed by Company C, including a merger of CarrAmerica into a subsidiary of Company C in exchange for cash for each share of our common stock. Under the proposal, our Series E preferred stock would remain an outstanding preferred security of the surviving private company after the merger with substantially the same terms. The board discussed its concerns with a transaction in which holders of the Series E preferred stock would ultimately continue to own a relatively less liquid security in an entity expected to be much more highly leveraged than

CarrAmerica. After a further discussion of the process with Company C and other potential strategic alternatives, the board instructed management to continue negotiating with Company C.

On January 19, 2006, Hogan & Hartson distributed to Company C and its financial and legal advisors a draft merger agreement. On January 22, 2006, Company C’s legal advisors delivered comments on the draft merger agreement to Hogan & Hartson. The comments did not include a price proposal or a detailed structural proposal, although they reflected that our Series E preferred stock would remain an outstanding preferred security of the surviving private company after the merger with substantially the same terms. Also on January 22, 2006, Company C’s legal advisors delivered a term sheet setting forth the terms of the proposed consideration to be paid to the limited partners of the DownREIT partnerships, which consisted of the right to receive cash per unit equal to the amount of the merger consideration to be payable per share of our common stock, or, for electing unit holders who meet certain qualifications, preferred units of partnership interest in the applicable surviving partnership in lieu of cash, as part of their merger consideration. Such electing limited partners in CRH LP would also be provided with limited tax protection for up to five years, but limited partners in CAR LP would not be provided with tax protection.

Between January 19, 2006 and January 25, 2006, members of our senior management team negotiated with representatives of Company C regarding the proposed merger consideration. In addition, during this time, representatives of Hogan & Hartson and Company C’s legal advisors held negotiations to discuss issues related to the draft merger agreement and limited partner term sheet. Among the issues discussed were representations and warranties of the parties to the merger agreement, operating covenants, conditions to closing, our ability to entertain other offers after execution of the merger agreement, the amount and conditions under which a termination fee and expense reimbursement would be payable, the consideration for shares of our Series E preferred stock and the terms of the consideration payable to and the tax protection terms relating to the limited partners in the DownREIT partnership.

On January 25, 2006, the day before the end of Company C’s exclusivity period, the chief executive of Company C called Mr. Carr and indicated that, while Company C’s previous preliminary offer was between $43 and $44 per share, Company C would not be prepared to offer $43 or more per share as a result of costs that Company C did not contemplate before making its preliminary offer. He added that Company C was not then prepared to propose a specific reduced price. Mr. Carr indicated that he would discuss the matter with our board of directors.

On January 26, 2006, at a regularly scheduled meeting, our board of directors discussed, among other matters, the status of negotiations with Company C. After discussion of the status of the negotiations, the board instructed senior management to seek a definitive offer from Company C but to inform Company C that an offer below $43 per share was insufficient. Later on January 26, Mr. Carr called the chief executive of Company C and conveyed the board’s view regarding the price. Mr. Carr also stated that the exclusivity period would not be extended, though Company C could complete its diligence.

On February 2, 2006, Mr. Carr met again with the chief executive of Company C. At that meeting, Company C indicated it was prepared to purchase CarrAmerica for $41 per share of common stock in cash, subject to the terms and conditions previously discussed. Mr. Carr responded that $41 per share was not a sufficient price and that other terms of Company C’s offer, including the treatment of the Series E preferred stock and the limited partners of the DownREIT partnerships, were not acceptable to our board of directors. On February 3, 2006, the chief executive of Company C called Mr. Carr and increased Company C’s offer to $41.25 per share of common stock, subject to the same terms and conditions previously discussed. Mr. Carr reaffirmed our position that the offer was insufficient.

On February 6, 2006, Mr. Carr again met with the chief executive of Company C. At that meeting, the chief executive of Company C increased Company C’s offer to $41.75 per share, again subject to the same terms and conditions previously discussed, which Company C confirmed in writing later that day. On February 7 and February 8, 2006, Mr. Carr had several conversations with representatives of Company C to discuss the price of

Company C’s offer and the treatment of the Series E preferred stock and the limited partners of the DownREIT partnerships. On February 8, 2006, Company C submitted a written offer to acquire CarrAmerica for $42 per share of common stock, provided that CarrAmerica would not be permitted to pay any further dividends to its common stockholders after the execution of the merger agreement. The remaining terms and conditions of the offer remained unchanged. On February 9 and the morning of February 10, 2006, Mr. Carr and representatives of Goldman Sachs had discussions with representatives of Company C and its financial advisor in an attempt to increase the offer and/or to permit regular quarterly dividends to be paid after the execution of the merger agreement. Company C did not then change its proposal.

On February 9, 2006, Mr. Carr received a written preliminary proposal to acquire CarrAmerica from the chief executive of Company A. The proposal outlined an interest in acquiring CarrAmerica for in excess of $41 per share of common stock in cash, subject to further due diligence. The letter did not contain any other details regarding the structure or other terms of the proposed transaction. The closing price of our common stock was $37.02 per share on February 8, 2006, the last trading day prior to our receipt of the letter .

On February 10, 2006, our board of directors held a special meeting to discuss Company C’s offer, the preliminary proposal received from Company A and other possible alternatives. At the meeting, Mr. Carr described the status of negotiations with Company C and the preliminary proposal from Company A. Representatives from Goldman Sachs then discussed with the board its updated preliminary financial analysis of CarrAmerica, its preliminary evaluation of the financial terms of Company C’s offer, the identities of other potential parties that could be interested in pursuing a strategic transaction with CarrAmerica, and the process of approaching potential purchasers that could be undertaken by us. After a discussion among the members of the board, members of senior management and representatives of Goldman Sachs and Hogan & Hartson, our board of directors resolved to reject Company C’s offer and to terminate discussions with Company C. The board of directors also authorized contacts with Blackstone, Company A, Company B and the real estate investment division of a large global financing company, which we refer to as Company E, to determine their interest in pursuing a potential transaction with CarrAmerica. These parties were selected because the board believed they would have a high likelihood of interest in pursuing a transaction with us and would have the financial resources to acquire a company the size of CarrAmerica. Each party would be given approximately two to three weeks to conduct due diligence (subject to entering into confidentiality agreements) and submit offers to acquire CarrAmerica. After the meeting, discussions with Company C regarding a potential transaction were terminated.

Later on February 10, our advisors contacted representatives of Blackstone, Company A, Company B and Company E. The potential bidders were informed that they would be provided with at least two weeks in which to conduct their due diligence and submit offers regarding a potential acquisition of CarrAmerica. We entered into confidentiality agreements with Blackstone and Company A on February 10, 2006, and representatives of Goldman Sachs and Hogan & Hartson began providing Blackstone and Company A with due diligence information about us. There was no further contact with Company B after February 10 and Company B did not express any further interest in pursuing a possible acquisition. On February 14, 2006, we entered into a confidentiality agreement with Company E and provided Company E with due diligence information.

Between February 10, 2006 and March 1, 2006, the due date for the bids, members of our senior management team and representatives of Goldman Sachs and Hogan & Hartson held various meetings and telephone calls with representatives of the potential bidders and their respective various advisors to discuss a potential transaction, including due diligence matters. Mr. Carr periodically advised members of the board of the progress of the process during this time.

On February 15, 2006, the chief executive of Company C called Mr. Carr. We resumed discussions regarding a potential transaction with Company C and indicated that they could participate in the process on the same terms as the other potential bidders.

On February 16, 2006, representatives of a pension fund advisor, which we refer to as Company F, contacted representatives of Goldman Sachs and indicated an interest in pursuing a potential acquisition of

CarrAmerica. We entered into a confidentiality agreement with Company F on February 17, 2006 and provided Company F with due diligence information. There was no further significant contact with Company F after February 17 and Company F did not express any further interest in pursuing a possible acquisition of us.

On February 17, 2006, an industry publication speculated about a potential business combination transaction involving us. Our common stock price rose approximately 5% that day and closed at $39.70 per share on higher than normal trading volume.

Also on February 17, Hogan & Hartson delivered a draft merger agreement to Blackstone, Company A, Company C, Company E and Company F.

On February 23, 2006, Company E delivered a letter to representatives of Goldman Sachs indicating that Company E continued to be interested in evaluating whether to make an offer to acquire us, but that Company E would need an additional two to three weeks to complete its due diligence and requested additional due diligence information and the ability to discuss its potential acquisition with potential partners or asset buyers.

On February 24, 2006, Goldman Sachs delivered a bid-procedures letter to Blackstone, Company A, Company C and Company E, indicating that “best and final” bids would be due on March 1, 2006.

On February 25, 2006, representatives of Simpson Thacher & Bartlett LLP, legal counsel to Blackstone, delivered to representatives of Goldman Sachs and Hogan & Hartson comments on the draft merger agreement which did not include a price offer. In addition, representatives of Simpson Thacher delivered a term sheet setting forth the terms of the proposed consideration to be paid to the limited partners of the DownREIT partnerships, which consisted of cash per unit equal to the amount of the merger consideration to be payable per share of our common stock, or qualified partners could elect to receive, in lieu of cash, preferred units of partnership interest in the applicable surviving partnership with a liquidation preference equal to the cash merger consideration and tax protection provisions for seven years. On February 28, 2006, representatives of Hogan & Hartson discussed the comments to the draft merger agreement with representatives of Simpson Thacher, including the representations and warranties of the parties, operating covenants, conditions to closing, our ability to entertain other offers following execution of the merger agreement, termination rights of the parties and the amount and conditions under which a termination fee and expense reimbursement would be payable, and the terms of the limited partner consideration.

On March 1, 2006, we received nonbinding offer letters from Blackstone, Company A and Company C to acquire us together with comments from each bidder on the draft merger agreement. Company E did not submit a bid.

Blackstone’s offer indicated that it was willing to acquire all of our outstanding common stock for $44.00 per share in cash, plus payment of the pro rata portion of our regular quarterly dividend of $0.50 per share from the last ex-dividend date of our common stock through the closing of the merger. The offer also permitted us to pay our regular quarterly dividends in accordance with our past practices through the closing of the merger (which, based upon our board’s expectations regarding timing of our dividends and the closing of the potential transaction, would have included the dividend for the first quarter but would have been unlikely to include the dividend for the second quarter). Limited partners in the DownREIT partnerships would receive the same cash consideration for each of their units, and qualified partners could elect to receive, in lieu of cash, preferred partnership units on terms similar to the term sheet previously provided. Blackstone’s proposal also contemplated that the holders of our Series E preferred stock would receive preferred stock in the surviving private corporation with terms substantially identical to their current terms, and the surviving corporation would then promptly be liquidated into Nantucket Parent with the holders receiving cash in an amount equal to the $25.00 liquidation value plus accrued but unpaid dividends. The offer was not subject to a financing contingency. It also contemplated tender offers for our senior notes (but the success of these offers would not be a closing condition), a termination fee of $85 million and expense reimbursement of up to $7.5 million. Blackstone also provided a copy of its equity and debt commitment letters. Blackstone also indicated that Blackstone Real Estate Partners V L.P. would agree to guarantee the payment obligations of Nantucket Parent and MergerCo under the merger agreement up to a maximum amount of $500 million.

Company A’s offer indicated that it was willing to acquire all of our outstanding common stock for $42.00 per share in cash. The offer permitted us to pay our regular quarterly dividends in accordance with our past practices through the closing of the merger (which, based upon our board’s expectations regarding timing of our dividends and the closing of the potential transaction, would have included the dividend for the first quarter but would have been unlikely to include the dividend for the second quarter). The offer also contemplated the acquisition of all of our outstanding Series E preferred stock for cash in the amount of the $25.00 per share liquidation value plus any accrued but unpaid dividends. Company A also indicated that it would be willing to consider substituting stock of Company A as a portion of the merger consideration. Limited partners in the DownREIT partnerships would receive the same cash consideration for each of their partnership units as the per share consideration for our common stock, and qualified partners could elect to receive equity interests in the surviving partnerships in the form of either a preferred partnership interest with a liquidation value of $42.00 per unit or another form of equity interest with the same value. Specific terms of the equity interests were not provided. Company A also indicated that it was willing to provide tax protection to limited partners of CRH LP but not CAR LP. The offer did not contain a financing contingency and contemplated a termination fee of $100 million and expense reimbursement of up to $20 million.

Company C’s offer indicated that it was willing to acquire all of our outstanding common stock for $42.75 per share in cash and permitted us to pay our regular $0.50 per share quarterly dividend for the first quarter of 2006 but no additional dividends thereafter. The offer contemplated that our Series E preferred stock would remain an outstanding preferred security of the surviving private company following the merger with terms substantially identical to its current terms, subject to a 1.0% increase in the dividend rate if the surviving company had a loan to value ratio greater than 70% on the second anniversary of the closing of the proposed transaction. Limited partners in the DownREIT partnerships would receive the same cash consideration for each of their units, and qualified partners could elect to receive up to 20% of their consideration in the form of preferred partnership units with terms similar to the term sheet Company C previously provided, with five years of limited tax protection to partners of CRH LP but not CAR LP. The offer did not contain a financing contingency and contemplated a termination fee of approximately 3% of the equity value of CarrAmerica in the proposed transaction plus an unspecified amount for expense reimbursement. The offer also indicated that a potential transaction would be conditioned upon the receipt of the consent of the lender of one of our mortgage loans. Company C also indicated that it and its equity partners would agree to guarantee the payment obligations under the merger agreement up to a maximum amount of $550 million.

After discussions regarding the offers among Mr. Carr and representatives of Goldman Sachs and Hogan & Hartson, on March 2, 2006, representatives of Goldman Sachs contacted representatives of Company A and Company C and indicated that their offers were insufficient in terms of price and other terms. Later on March 2, representatives of Company A contacted representatives of Goldman Sachs and increased Company A’s offer to $42.50 per share and indicated that it was its best offer. Representatives of Company C indicated that they would respond with an improved offer prior to our special board meeting on March 3. Also on March 2, representatives of Goldman Sachs had various discussions with Jonathan D. Gray, Senior Managing Director of Blackstone. In the evening of March 2, Blackstone increased its offer to $44.50 per share. The offer was otherwise on the same terms previously indicated, including the payment of the pro rata portion of our regular quarterly dividend of $0.50 per share from the last ex-dividend date of our common stock through the closing of the merger.

On the morning of March 3, 2006, representatives of Company C contacted representatives of Goldman Sachs and indicated that Company C would make a best and final offer of $44.60 per share, subject to our ability to pay only our regular $0.50 per share quarterly dividend for the first quarter of 2006. In order to provide our board the ability to compare the bids of Blackstone and Company C on an equivalent basis, representatives of Goldman Sachs later contacted Mr. Gray and asked him what Blackstone’s offer would be if we were permitted to pay only our regular $0.50 per share quarterly dividend for the first quarter of 2006 and did not receive as additional consideration the pro rata portion of our regular quarterly dividend of $0.50 per share from the last ex-dividend date of our common stock through the closing of the merger. Mr. Gray indicated that under those terms Blackstone’s best and final offer was $44.75 per share.

Also on March 3, the Executive Compensation Committee of our board of directors, consisting solely of independent members of our board of directors, met to consider the adoption of the Change in Control Severance Pay Plan under which certain employees of CarrAmerica and its subsidiaries would be entitled to certain payments under certain circumstances if they were terminated or if they were constructively terminated during a period of time following the consummation of a merger.

The Executive Compensation Committee also discussed proposed amendments to the change in control employment agreements with our executive officers, including Messrs. Carr and Hawkins, and certain of our other officers. The potential economic impact of the Change in Control Severance Pay Plan and the amendments to the change in control agreements was provided to all potential bidders prior to February 24, 2006. The amendments were intended to clarify the intent of the agreements that, during the term of the agreements: (i) the company would be required to maintain not only cash-based incentive opportunities, but also equity-based incentive opportunities, that are not less favorable, in the aggregate, than those provided to the executives before the merger; and (ii) if an executive’s employment is terminated without “cause” by us or for “good reason” by the executive (each such term as defined in the agreements), the executive will receive, among other things, a payment in respect of not only the value of any cash-based incentive awards that the executive would have received if the executive had remained employed for two years after such termination, but also the value of any equity-based incentive awards the executive would have received during such period.

After extended discussion regarding the Change in Control Severance Pay Plan and the amendments, the Committee adopted and approved the Change in Control Severance Pay Plan and recommended that the board of directors adopt and approve the Plan. Given that a special meeting of the full board was to commence, the Committee deferred further discussion regarding the amendments to the change in control agreements until after the conclusion of the board meeting. Ms. Dennis and Mr. Torray did not participate in this subsequently reconvened meeting of the Committee due to scheduling conflicts. At various times during the March 3 meetings of the Committee, Mr. Carr was asked to join to answer questions from the members of the Committee. The Committee, after further discussion, determined that the amendments were appropriate to clarify the original intent of the change in control agreements, but decided not to take formal action until all Committee members could be present.

On March 3, our board of directors held a special meeting to consider the offers received. Members of our senior management team and representatives of Goldman Sachs and Hogan & Hartson were also in attendance. Mr. Carr updated the board regarding the offers received and subsequent discussions with the bidders. Representatives of Goldman Sachs reviewed with the board the financial aspects of the three bids, including a comparison of the bids, and provided information about the three bidders. Representatives of Hogan & Hartson then reviewed with the directors their fiduciary duties and the terms of the merger agreement comments received from the three bidders. The board also discussed the uncertainties facing CarrAmerica in the execution of its strategic plan, including matters related to the rent roll downs in Northern California, our inability to currently cover our dividend from cash flows from operations and the uncertainties relating to realizing value on our development pipeline. After extensive discussion among our board, senior management and our advisors, the board unanimously agreed to proceed with Blackstone’s offer and authorized management to negotiate with Blackstone on substantially the terms described to the board. Later that day, Goldman Sachs informed each of Company A and Company C that their bids had not been accepted and that CarrAmerica would be pursuing a transaction with another party.

Over the course of March 3, 4 and 5, representatives of our management, Blackstone, Hogan & Hartson and Simpson Thacher negotiated the terms of the merger agreement, the terms of the preferred units to be made available to qualified partners of the DownREIT partnerships, the terms of Blackstone’s equity and debt financing and the terms of Blackstone Real Estate Partners V L.P.’s guarantee.

On March 5, 2006, our board was provided with a copy of the merger agreement that had been negotiated with Blackstone, a detailed summary of the merger agreement and the terms of the preferred units to be made available to qualified partners of the DownREIT partnerships and materials prepared by Goldman Sachs and by Stifel, Nicolaus & Company, Incorporated, which had been retained to advise the members of the board with respect to matters related to the DownREIT partnerships.

On the evening of March 5, 2006, the Executive Compensation Committee of our board of directors met to consider the adoption of the amendments to the change in control agreements. Representatives of Hogan & Hartson also participated in the meeting. Ms. Joan Carter, Chairman of the Committee, discussed the substance of the amendments with the Committee, including the impact of the amendments on members of our senior management, including Messrs. Carr and Hawkins, and the nature of the clarifications set forth in the amendments which the Committee believed did not materially change the intended benefits thereunder to our senior management. Representatives of Hogan & Hartson then reviewed with the members of the Committee their fiduciary duties. After further discussion, the Committee unanimously adopted and approved the amendments and recommended that the board of directors also adopt and approve the amendments. After the conclusion of the meeting of the Committee, the independent members of our board of directors met without Messrs. Carr and Hawkins. Representatives of Hogan & Hartson also participated in the meeting. The independent members of the board of directors discussed the Change in Control Severance Pay Plan and the amendments to the change in control agreements, including the impact of the amendments on members of our senior management, including Messrs. Carr and Hawkins, and representatives of Hogan & Hartson reviewed with the members of the board their fiduciary duties. After further discussion, the board of directors, without Messrs. Carr and Hawkins present as they had recused themselves from consideration of the matters, adopted and approved the Plan and the amendments.

Our board of directors then convened a special meeting to consider the proposed merger agreement with Blackstone. Members of our senior management team and representatives of Goldman Sachs, Hogan & Hartson and Stifel, Nicolaus also participated in the meeting. During the meeting, Mr. Carr updated the board on the negotiations with Blackstone that had taken place over the course of the last three days since the last board meeting. Representatives of Hogan & Hartson then reviewed the board’s fiduciary duties. Hogan & Hartson summarized in detail the principal terms of the merger agreement and ancillary documents, including the representations and warranties, operating covenants, other covenants regarding, among other things, the debt tender offers and the proxy statement, the provisions regarding non-solicitation of competing acquisition proposals, closing conditions and the absence of a financing contingency, termination provisions, termination fees and expense reimbursement provisions, the guarantee by Blackstone Real Estate Partners V L.P. and the structure and financing of the proposed transaction. Representatives of Hogan & Hartson also reviewed with the board the terms of the transaction relating to the DownREIT partnerships, including the proposed treatment of the limited partnership interests in the DownREIT partnerships, our operating partnership’s senior notes and our Series E preferred stock.

Representatives of Goldman Sachs then reviewed, among other things, the history of negotiations with Blackstone and other potential bidders and the financial terms of the proposed transaction and presented certain financial analysis regarding the proposed transaction. Representatives of Stifel, Nicolaus then reviewed with the board matters relating to the DownREIT partnerships and the consideration proposed to be received by the holders of limited partnership interests in the partnership mergers. Considerable discussion concerning the transaction then ensued, and Goldman Sachs then rendered its oral opinion, which was subsequently confirmed in writing, to our board of directors that, as of March 5, 2006 and based upon and subject to the factors and assumptions set forth therein, the $44.75 per share of our common stock, in cash, to be received by our common stockholders pursuant to the merger agreement was fair from a financial point of view to such stockholders. Further discussion of the proposed transaction followed and after its deliberations our board of directors, among other things, unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and resolved to recommend that our common stockholders vote for the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement. Certain of the factors considered by our board of directors are described in greater detail under the heading “Reasons for the Merger.”

Later that evening, CarrAmerica and Blackstone executed the merger agreement. Before trading on the NYSE opened on March 6, 2006, the parties issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger

In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger, the merger agreement and other transactions contemplated by the merger agreement to our common stockholders, our board of directors consulted with our senior management team, as well as our outside legal and financial advisors, and considered a number of factors, including the following material factors which our board of directors viewed as supporting its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement to our common stockholders:

•	the current and historical market prices of shares of our common stock, and the fact that the cash merger consideration of $44.75 per share of our common stock represented an approximate 8.9% premium over the closing price of our common stock on March 3, 2006, the last trading day prior to the public announcement of the merger agreement, an approximate 18.4% premium to the closing price of our common stock on February 16, 2006, the last trading day prior to published reports regarding a potential business combination transaction involving us, an approximate 17.3% premium to the average closing price of our common stock for the 30 day period ended immediately prior to the announcement of the merger, an approximate 25.3% premium to the average closing price of our common stock for the 90 day period ended immediately prior to the announcement of the merger, an approximate 24.2% premium to the average closing price of our common stock for the 180 day period ended immediately prior to the announcement of the merger, and an approximate 27.0% premium to the average closing price of our common stock for the one year period ended immediately prior to the announcement of the merger;

•	although we had been successful in the past in implementing our strategic plan, the merger provides a better alternative to our stockholders than pursuing our strategic plan on an ongoing basis as a result of the risks and uncertainties associated with the successful implementation of our strategic plan, including (i) the continued negative impact from ongoing rent roll downs, (ii) the high cost of acquisitions, (iii) our current inability to cover our dividend from cash flows from operations (we expected to be required to borrow between $75 million and $90 million in 2006 to maintain our current dividend rate, subject to our continued compliance with our debt covenants and our ability to draw on our line of credit or obtain other suitable financing to do so), and (iv) the risks and uncertainties in implementing our development plans;

•	the high multiples of funds from operations at which shares of REITs have been trading and the risk that those multiples might not be sustained, which could result in a decline in the trading price of our common stock regardless of our performance;

•	favorable conditions for sale transactions in the real estate markets generally and the office sector specifically, including prices for real estate assets being extremely high while capitalization rates are extremely low, the relatively low interest rate environment and the number of large portfolio acquisitions and public real estate mergers in recent years;

•

the high probability that the mergers would be completed based on, among other things, Blackstone’s proven ability to complete large acquisition transactions on the agreed terms, Blackstone’s extensive experience in the real estate industry, the lack of a financing condition, and Blackstone Real Estate Partners V L.P.’s $500 million guarantee of the acquisition entities’ obligations under the merger agreement;

•	the fact that the merger represented the transaction that provided the highest price to our stockholders we had been offered after pursuing other potential transactions (see “—Background of the Merger” on page 27);

•	the terms and conditions of the merger agreement, which were reviewed by our board of directors with our financial and legal advisors and the fact that such terms were the product of arm’s-length negotiations between the parties;

•	the financial analysis of Goldman Sachs, and its oral opinion, which was subsequently confirmed in writing, to our board of directors that as of March 5, 2006, and based upon and subject to the factors and assumptions set forth therein, the $44.75 per share of our common stock, in cash, to be received by our common stockholders pursuant to the merger agreement was fair from a financial point of view to such stockholders (see “—Opinion of Our Financial Advisor” on page 39);

•	our ability, under the merger agreement, under certain circumstances, to consider and respond to an unsolicited written acquisition proposal, and if, after consultation with our financial advisors, the board of directors determines in good faith that such acquisition proposal is a superior proposal and determines in good faith, after consultation with legal counsel, that failure to take such action would be inconsistent with the board’s duties to our stockholders under applicable law, and Blackstone chooses not to negotiate improvements to the merger agreement to make it superior, our ability to terminate the merger agreement upon the payment of a termination fee of $85 million plus reimbursement of Nantucket Parent’s expenses up to $7.5 million;

•	the fact that the all cash merger consideration will provide our stockholders with immediate fair value, in cash, for their investment in our stock;

•	because a sale of the entire company would need to address all equity holders in CarrAmerica and in CRH LP and CAR LP, the fact that, after pursuing other potential transactions, the merger represented the transaction that provided the most value to our common and preferred stockholders and holders of units of limited partnership interest in CRH LP and CAR LP; and

•	the merger is subject to the approval of our common stockholders.

Our board of directors also considered the following potentially negative factors in its deliberations concerning the merger agreement and the merger:

•	the merger would preclude our stockholders from having the opportunity to participate in the future performance of our assets, future earnings growth, future appreciation of the value of our common stock or future dividends that could be expected if our strategic plan were successfully implemented;

•	the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger and related disruptions to the operation of our business;

•	the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•	the pending merger or failure to complete the merger may cause substantial harm to relationships with our employees and may divert management and employee attention away from the day to day operation of our business;

•	our inability to solicit competing acquisition proposals and the possibility that the $85 million termination fee and up to $7.5 million expense reimbursement payable by us upon the termination of the merger agreement could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that an all cash merger would be taxable to our stockholders for U.S. federal income tax purposes;

•	our inability to take action to cause specific performance or require Blackstone to complete the mergers, and our exclusive remedy for such failure to complete the mergers being to seek damages up to the amount of Blackstone Real Estate Partners V L.P.’s $500 million guarantee; and

•	some of our directors and executive officers may have interests in the mergers that are different from, or in addition to, CarrAmerica stockholders (see “—Interests of Our Directors, Executive Officers and Certain Other Persons in the Mergers” on page 47).

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In the event the merger is not completed for any reason, we expect to continue to pursue our strategic plan with the intention of delivering further improvement in our financial results and enhanced stockholder value.

Recommendation of Our Board of Directors

After careful consideration, our board of directors, by unanimous vote, has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of CarrAmerica and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Opinion of Our Financial Advisor

On March 5, 2006, Goldman Sachs rendered its oral opinion, which was subsequently confirmed in writing, to our board of directors that, as of March 5, 2006 and based upon and subject to the factors and assumptions set forth therein, the $44.75 per share of our common stock, in cash, to be received by our common stockholders pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated March 5, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Exhibit B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of CarrAmerica’s board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any common stockholder should vote with respect to the merger.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	the guarantee described in “—Guarantee and Remedies”;

•	our annual reports to stockholders and Annual Reports on Form 10-K for the five fiscal years ended December 31, 2005;

•	certain of our interim reports to our stockholders and Quarterly Reports on Form 10-Q;

•	certain other communications from us to our stockholders; and

•	certain of our internal financial analyses and forecasts prepared by our management.

Goldman Sachs also held discussions with members of our senior management regarding their assessment of the past and current business operations, financial condition, and future prospects of CarrAmerica. In addition,

Goldman Sachs reviewed the reported price and trading activity for CarrAmerica common stock, compared certain financial and stock market information for CarrAmerica with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the office real estate industry specifically and in other real estate industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed, with the consent of the board of directors of CarrAmerica, that the internal financial forecasts prepared by the management of CarrAmerica had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of CarrAmerica. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of CarrAmerica or any of its subsidiaries, nor was any such evaluation or appraisal of the assets or liabilities of CarrAmerica or any of its subsidiaries furnished to Goldman Sachs. Goldman Sachs’ opinion does not address the underlying business decision of CarrAmerica to engage in the transaction. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, March 5, 2006.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of CarrAmerica in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 5, 2006 and is not necessarily indicative of current market conditions.

Historical Trading Analysis. Goldman Sachs reviewed the historical trading prices for CarrAmerica common stock for the five-year period ended March 3, 2006. In addition, Goldman Sachs analyzed the relationship between the $44.75 per share of CarrAmerica common stock, in cash, to be received by holders of CarrAmerica common stock pursuant to the merger agreement and the prices of CarrAmerica common stock during certain periods within the one-year period ended March 3, 2006. This analysis indicated that the price per share to be paid to CarrAmerica’s stockholders pursuant to the merger agreement represented:

•	a premium of 8.9% based on the closing price of $41.08 per share on March 3, 2006;

•	a premium of 17.3% based on the 30 trading day average closing price of $38.14 per share;

•	a premium of 25.3% based on the 90 trading day average closing price of $35.73 per share;

•	a premium of 24.2% based on the 180 trading day average closing price of $36.04 per share; and

•	a premium of 27.0% based on the one-year average closing price of $35.24 per share.

In addition, Goldman Sachs analyzed the relationship between the $44.75 per share of CarrAmerica common stock, in cash, to be received by holders of CarrAmerica common stock pursuant to the merger agreement and the prices of CarrAmerica common stock during certain periods within the one-year period ended February 16, 2006, the last trading day prior to the speculation in the media about a pending business combination transaction involving CarrAmerica. This analysis indicated that the price per share to be paid to CarrAmerica stockholders pursuant to the merger agreement represented:

•	a premium of 18.4% based on the closing price of $37.80 per share on February 16, 2006;

•	a premium of 21.9% based on the 30 trading day average closing price of $36.70 per share;

•	a premium of 28.1% based on the 90 trading day average closing price of $34.93 per share;

•	a premium of 25.1% based on the 180 trading day average closing price of $35.76 per share; and

•	a premium of 28.3% based on the one-year average closing price of $34.87 per share.

Net Asset Value Analysis. Goldman Sachs performed a net asset value analysis on CarrAmerica using the asset valuations and net operating income projections for 2006 provided by the management of CarrAmerica and the base implied capitalization rate of 6.30% derived by Goldman Sachs from information provided by the management of CarrAmerica and the upside implied capitalization rate of 6.05% provided by the management of CarrAmerica. Using information provided by the management of CarrAmerica, Goldman Sachs calculated an illustrative per share net asset value of the common stock of CarrAmerica equal to $42.73 using the base implied capitalization rate of 6.30% and $46.15 using the upside implied capitalization rate of 6.05%. Goldman Sachs used 64,771,480 as the number of fully-diluted outstanding shares of common stock of CarrAmerica for purposes of this analysis, as obtained from the management of CarrAmerica. This number of fully-diluted outstanding shares of common stock of CarrAmerica included 58,238,179 outstanding shares, 5,116,989 shares issuable upon conversion of partnership units, 585,602 shares of unvested restricted stock, 51,395 deferred stock units, an estimated 114,131 shares of restricted stock which CarrAmerica expected to grant in 2006 and a weighted-average number of shares issuable with respect to 1,677,014 options to purchase shares of common stock of CarrAmerica (calculated using the treasury method).

Goldman Sachs performed a sensitivity analysis to the net asset value analysis by applying various levels of estimated 2006 net operating income ranging from $322.5 million to $332.5 million and capitalization rates ranging from 5.75% to 6.50%. The sensitivity analysis to the net asset value analysis indicated a range of illustrative net asset values of $39.12 to $51.80 per share of common stock of CarrAmerica.

Goldman Sachs then compared the $44.75 per share of CarrAmerica common stock, in cash, to be received by holders of CarrAmerica common stock pursuant to the merger agreement to the following:

•	the base illustrative per share net asset value of the common stock of CarrAmerica calculated by Goldman Sachs, based on information provided by the management of CarrAmerica;

•	the upside illustrative per share net asset value of the common stock of CarrAmerica calculated by Goldman Sachs, based on information provided by the management of CarrAmerica; and

•	the average consensus estimate of per share net asset value of the common stock of CarrAmerica obtained from SNL Interactive and Green Street Advisors equal to $38.11 as of March 3, 2006 and $37.34 as of February 16, 2006. The average consensus estimate of per share net asset value of the common stock of CarrAmerica was calculated by Goldman Sachs by first obtaining from SNL Interactive and Green Street Advisors estimates of per share net asset value determined by twelve research analysts, and then calculating the arithmetic average of those estimates of per share net asset values.

The results of these analyses are summarized as follows:

Measure	Net Asset Value Per Share			Premium/(Discount) of Merger Consideration of $44.75 to NAV
	As of March 3, 2006	As of February 16, 2006		As of March 3, 2006	As of February 16, 2006
Management Base Estimate	$42.73	$42.73		4.7%	4.7%
Management Upside Estimate	$46.15	$46.15		(3.0)%	(3.0)%
Average Consensus Estimate	$38.11	$37.34	*	17.4%	19.8%

*	Excludes increases by Wachovia Securities LLC on February 21, 2006 and by J.P. Morgan Securities Inc. on February 27, 2006.

Discounted Cash Flow Analysis. Goldman Sachs performed an illustrative discounted cash flow analysis on CarrAmerica using CarrAmerica’s management’s projections for the three years from 2006 through 2008 and the six years from 2006 through 2011.

Goldman Sachs calculated illustrative net present value ranges of the common stock of CarrAmerica by using projected dividend payments for CarrAmerica for the three years from 2006 through 2008 and illustrative residual value indications in the year 2008 based on multiples ranging from 13.4x to 17.4x forward estimated funds from operations per share of common stock of CarrAmerica. The projected dividend payments and the illustrative residual value indications derived from this analysis were then discounted to an illustrative present value using discount rates ranging from 7.0% to 10.0%.

The following table presents the results of this analysis:

		Discount Rate
		10.0%	9.0%	8.0%	7.0%
Multiple of 2008 Estimated FFO/Share	13.4x	$34.26	$35.16	$36.10	$37.07
	14.4x	$36.45	$37.41	$38.41	$39.44
	15.4x	$38.63	$39.66	$40.72	$41.82
	16.4x	$40.82	$41.90	$43.03	$44.19
	17.4x	$43.00	$44.15	$45.34	$46.57

Goldman Sachs also calculated illustrative net present value ranges of the common stock of CarrAmerica by using projected dividend payments for CarrAmerica for the six years from 2006 through 2011 and illustrative residual value indications in the year 2011 based on multiples ranging from 13.4x to 17.4x forward estimated funds from operations per share of common stock of CarrAmerica. The projected dividend payments and the illustrative residual value indications derived from this analysis were discounted to an illustrative present value using (a) discount rates ranging from 7.0% to 10.0% for the projected existing operations dividends per share of CarrAmerica common stock and related illustrative residual value indications, (b) a discount rate of 10% for the incremental projected dividends per share of CarrAmerica common stock and illustrative residual value indications related to development of unimproved land currently owned by CarrAmerica or currently owned by a joint venture to which CarrAmerica is a party, and (c) a discount rate of 12% for the incremental projected dividends per share of CarrAmerica common stock and illustrative residual value indications related to development of land that currently is neither owned by CarrAmerica nor owned by any of the joint ventures to which CarrAmerica is a party, but which may be acquired in the future.

The following table presents the results of this analysis:

		Base Discount Rate
		10.0%	9.0%	8.0%	7.0%
Multiple of 2011 Estimated FFO/Share	13.4x	$34.79	$36.34	$37.98	$39.73
	14.4x	$36.71	$38.35	$40.09	$41.95
	15.4x	$38.62	$40.36	$42.21	$44.17
	16.4x	$40.54	$42.37	$44.32	$46.39
	17.4x	$42.45	$44.38	$46.43	$48.61

Selected Transactions Analysis. Goldman Sachs analyzed premiums paid in selected announced transactions across all real estate investment trust sectors since 1997 and in the period from 2005 through 2006, based on the closing price one day prior to announcement (with the exception of one transaction, where the premium was based on the undisturbed closing price as of a prior date). Goldman Sachs selected the transactions on the basis of a range of factors, including the industry in which the principals to the transaction operate, the structure of the transaction, the amount of the aggregate consideration paid in the transaction and the form of consideration paid in the transaction. The following table presents the results of this analysis:

Measure	Premium Paid in Selected Transactions		Premium Paid in Selected All-Cash Transactions
	Since 1997	2005 to 2006	Since 1997	2005 to 2006
Mean	13.7%	12.8%	16.5%	13.2%
Median	13.4%	13.8%	15.4%	13.8%

FFO Multiple Analysis. Goldman Sachs calculated illustrative value ranges of the common stock of CarrAmerica by multiplying undiscounted forward estimated funds from operations per share of common stock of CarrAmerica for the six years from 2006 through 2011 (including the effect of the new development plan), provided by the management of CarrAmerica, by a range of multiples from 13.0x to 17.0x. In calculating the illustrative value ranges, Goldman Sachs used information provided by CarrAmerica’s management. Goldman Sachs used 64,771,480 as the number of fully-diluted outstanding shares of common stock of CarrAmerica for purposes of this analysis, as obtained from the management of CarrAmerica. This number of fully-diluted outstanding shares of common stock of CarrAmerica included 58,238,179 outstanding shares, 5,116,989 shares issuable upon conversion of partnership units, 585,602 shares of unvested restricted stock, 51,395 deferred stock units, an estimated 114,131 shares of restricted stock which CarrAmerica expected to grant in 2006 and a weighted-average number of shares issuable with respect to 1,677,014 options to purchase shares of common stock of CarrAmerica (calculated using the treasury method). The following table presents the results of this analysis:

		Illustrative Per Share Value Indications
		2006E	2007E	2008E	2009E	2010E	2011E
Multiple of Estimated FFO/Share	13.0x	$33.49	$35.76	$37.82	$40.17	$42.91	$44.25
	14.0x	$36.07	$38.51	$40.73	$43.26	$46.21	$47.66
	15.0x	$38.65	$41.26	$43.64	$46.35	$49.51	$51.06
	16.0x	$41.22	$44.02	$46.54	$49.44	$52.81	$54.47
	17.0x	$43.80	$46.77	$49.45	$52.53	$56.11	$57.87

In addition, Goldman Sachs calculated the implied forward estimated funds from operations multiple for the year 2006, by dividing the following by the forward estimated funds from operations per share of common stock of CarrAmerica for the year 2006 of $2.63 per share obtained by Goldman Sachs from IBES:

•	the closing price of CarrAmerica common stock of $41.08 per share on March 3, 2006;

•	the closing price of CarrAmerica common stock of $37.80 per share on February 16, 2006; and

•	$44.75 per share of CarrAmerica common stock, in cash, to be received by holders of CarrAmerica common stock pursuant to the merger agreement.

Goldman Sachs also calculated the mean implied forward estimated funds from operations multiple for the year 2006 for the Office REIT Index, as obtained by Goldman Sachs from publicly-available sources.

The results of these analyses are summarized below:

Measure		Result
Estimated CarrAmerica 2006 FFO Multiple based on:	Trading Price as of March 3, 2006	15.6x
	Trading Price as of February 16, 2006	14.4x
	Merger Consideration of $44.75	17.0x

Estimated Office REIT 2006 FFO Multiple based on:	Trading Prices as of March 3, 2006	15.8x
	Trading Prices as of February 16, 2006	15.3x

The preparation of a fairness opinion is a complex process and is not necessarily suited to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to CarrAmerica or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to CarrAmerica’s board of directors as to the fairness from a financial point of view of the $44.75 per share of CarrAmerica common stock, in cash, to be received by the holders of CarrAmerica common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of CarrAmerica, Nantucket Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The common stock merger consideration was determined through arms’ length negotiations between CarrAmerica and Nantucket Parent and its affiliates and was approved by CarrAmerica’s board of directors. Goldman Sachs provided advice to CarrAmerica during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to CarrAmerica or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger. Goldman Sachs was not requested by the board of directors of CarrAmerica to address, nor does the opinion delivered by Goldman Sachs address, the consideration to be received by any holder of CRH LP units or CAR LP units.

As described above, Goldman Sachs’ opinion to CarrAmerica’s board of directors was one of many factors taken into consideration by CarrAmerica’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Exhibit B to this proxy statement.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to CarrAmerica in connection with, and has participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. In addition, Goldman Sachs has provided certain investment banking services to CarrAmerica from time to time, including having acted as joint-bookrunning underwriter of a public offering of 8,050,000 shares of CarrAmerica’s 7.50% Series E preferred stock in September 2003, co-managing underwriter of a public offering of CarrAmerica’s 3.625% Notes due 2009 (in the aggregate principal amount of $225 million) in March 2004, co-managing underwriter of a public offering of CarrAmerica’s 5.125% Notes due 2011 (in the aggregate principal amount of $200 million) in August 2004, lead-bookrunning underwriter of a public offering of 2,649,000 common shares of CarrAmerica in August 2005, principal agent for a mortgage financing of a joint venture in which CarrAmerica owned an interest (in the aggregate principal amount of $100 million) in October 2005, and co-managing underwriter of a public offering of CarrAmerica’s 5.5% Notes due 2010 (in the aggregate principal amount of $250 million) in December 2005. In addition, Goldman Sachs is currently providing, and has provided, certain investment banking services to affiliates of Nantucket Parent from time to time, including having acted as co-managing underwriter of an offering for Premcor of 9.25% Notes due 2010 (in the aggregate principal amount of $175 million) in January 2003, principal agent for a mortgage financing of a property owned by affiliates of Nantucket Parent (in the aggregate principal amount of $120 million) in August 2003, joint-lead managing underwriter of a public offering of 12,102,600 shares of Aspen Insurance UK Limited, a portfolio company of affiliates of Nantucket

Parent, in December 2003, lead managing underwriter of a public offering of 24,137,931 shares of TRW Automotive, Inc., a portfolio company of affiliates of Nantucket Parent, in February 2004, financial advisor for an affiliate of Nantucket Parent in connection with the acquisition of Celanese AG in April 2004, co-lead managing underwriter of an offering for Graham Packaging Company (“Graham”), a portfolio company of affiliates of Nantucket Parent, of 8.5% Notes due 2012 and 9.875% Notes due 2014 (in the aggregate principal amount of $625 million) in September 2004, co-advisor for Graham in connection with the acquisition of a business unit of Owens-Illinois in July 2004, lead managing underwriter of a public offering of 51,111,111 shares of Nalco Company, a portfolio company of affiliates of Nantucket Parent, in November 2004, co-managing underwriter of 9,600,000 convertible perpetual preferred shares of Celanese Corp., a portfolio company of affiliates of Nantucket Parent, in January 2005, co-managing underwriter of 50,000,000 shares of Celanese Corp., a portfolio company of affiliates of Nantucket Parent, in January 2005, joint-lead managing underwriter of 11,900,000 shares of New Skies Satellites N.V. (“New Skies”), a portfolio company of affiliates of Nantucket Parent, in May 2005, joint-lead managing underwriter of 33,350,000 shares in a secondary offering for Nalco Holding Company, a portfolio company of affiliates of Nantucket Parent, in August 2005, and a financial advisor to New Skies in connection with its acquisition by SES Global, S.A., in December 2005. Goldman Sachs also may provide investment banking services to CarrAmerica and affiliates of Nantucket Parent in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive in the future, compensation. The aggregate fees received by Goldman Sachs since March 5, 2004 from the investment banking services it rendered to CarrAmerica and its affiliates as described above were approximately $763,438 (excluding fees in connection with the merger and the debt tender offers in connection with the merger).

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such service to CarrAmerica and its affiliates, and Nantucket Parent and its affiliates, and Nantucket Parent’s and its affiliates’ respective portfolio companies, may actively trade the debt and equity securities (or related derivative securities) of CarrAmerica for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. Affiliates of Goldman Sachs have co-invested and may in the future co-invest with affiliates of Nantucket Parent and such affiliates of Goldman Sachs have invested and may in the future invest in limited partnership units of affiliates of Nantucket Parent.

The board of directors of CarrAmerica selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement, dated January 13, 2006, CarrAmerica engaged Goldman Sachs to act as its financial advisor in connection with the transactions contemplated by the merger agreement. Pursuant to the terms of this engagement letter, CarrAmerica has agreed to pay Goldman Sachs a transaction fee equal to 0.40% of the aggregate merger consideration (to be determined as of the closing of the merger pursuant to the letter agreement, which, based upon our outstanding indebtedness as of March 31, 2006, would be approximately $21.2 million), all of which is payable upon consummation of the transactions contemplated by the merger agreement. In addition, CarrAmerica has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws. In the event that the mergers are not consummated, Goldman Sachs will not be paid a fee in connection with the mergers. We also expect Goldman Sachs to serve as a dealer-manager for the debt tender offers in connection with the mergers, for which we expect to pay Goldman Sachs a customary fee.

Financing

In connection with the mergers, Nantucket Parent will cause approximately $2.9 billion to be paid to our stockholders, the limited partners of CAR LP and CRH LP (assuming none of the limited partners of CAR or

CRH elect to receive class A preferred units in CAR LP or CRH LP, as applicable, in lieu of cash consideration) and holders of stock options, restricted stock, restricted stock units, stock value units and dividend equivalent payments. Nantucket Parent will also cause approximately $201 million to be paid to the holders of our Series E preferred stock in connection with the liquidation of the surviving corporation into Nantucket Parent after the merger. In addition, our operating partnership will commence tender offers to purchase all of its outstanding senior notes. As of March 31, 2006, our operating partnership had $1.525 billion of senior notes outstanding. Our revolving credit facility will also be repaid and our mortgage loan agreements, secured debt and letters of credit will be repaid or remain outstanding. As of March 31, 2006, we had an aggregate of approximately $431 million of outstanding indebtedness under our revolving credit facility, mortgage loan agreements, secured debt and letters of credit.

In connection with the execution and delivery of the merger agreement, Nantucket Parent obtained a debt commitment letter from Deutsche Bank Securities Inc.’s affiliate German American Capital Corporation, Bank of America, N.A. and Citigroup Global Markets, Inc., providing for debt financing in an aggregate principal amount of up to the lesser of (a) $4,245,461,000 and (b) 80% of the total consideration payable by Nantucket Parent for the completion of the mergers and other costs, such as transaction costs relating to the mergers. In addition to the payment of the merger consideration, the funds to be borrowed pursuant to the debt commitment letter will be used for purposes such as reserves, the tenders for, or refinancing of, our existing debt, and for other costs and expenses related to the mergers. The funds to be borrowed under the debt commitment letter are to be secured by, among other things, a first priority mortgage lien on certain office complexes which are wholly- owned or ground leased by us, a security interest in our equity interests in certain joint ventures which own office complexes directly or indirectly and escrows, reserves, the cash management account, a first priority pledge of and security interest in any mezzanine borrower’s interests and such other pledges and security required by the lenders to secure and perfect their interest in the collateral. In addition, it is expected that in connection with the mergers, affiliates of The Blackstone Group will contribute up to approximately $900 million of equity to Nantucket Parent (plus additional equity contributions as necessary to the extent the limited partners of CAR LP or CRH LP receive cash consideration rather than electing to receive class A preferred units in CAR LP or CRH LP, as applicable, in the partnership mergers), which amount will be used to fund the remainder of the acquisition costs that are not covered by the debt financing.

The debt commitment letter terminates on September 5, 2006 and is conditioned on the mergers being completed and other customary conditions. The lenders have the right to terminate the debt commitment letter under certain circumstances, including if Nantucket Parent is entitled to terminate the merger agreement due to a breach of certain representations and warranties or any other section in the merger agreement relating to a material adverse effect.

The merger agreement does not contain a financing condition or a “market MAC” condition. Under the terms of the merger agreement, Nantucket Parent has agreed to use its reasonable best efforts to arrange its debt financing on the terms and conditions described in the debt commitment letter. In the event that any portion of Nantucket Parent’s debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter, Nantucket Parent is obligated to use its reasonable best efforts to arrange to obtain that portion from alternative sources on comparable or more favorable terms. Nantucket Parent is obligated to keep us informed of the status of its efforts to arrange debt financing and to give us prompt notice of any material breach by any party of the debt commitment letter or of any termination of the debt commitment letter. Before it permits any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the debt commitment letter which would or would be reasonably expected to materially and adversely affect or delay in any material respect Nantucket Parent’s ability to consummate the mergers, Nantucket Parent must first obtain our written consent (which shall not be unreasonably withheld or delayed). With certain exceptions, we have agreed to provide, and to cause our subsidiaries and our and their representatives to provide, all reasonable cooperation in connection with the arrangement of the debt financing as may be reasonably requested by Nantucket Parent.

If all other closing conditions have been satisfied or waived but Nantucket Parent fails to obtain adequate financing to complete the mergers, such failure will constitute a breach of its covenants under the merger agreement. In that event, so long as we, the operating partnership and the DownREIT partnerships are not in material breach of our obligations under the merger agreement, we would be entitled to terminate the merger agreement and receive from Nantucket Parent an amount equal to all reasonable expenses incurred by us in connection with the proposed transactions, up to $7.5 million. In addition, we may take legal action against Blackstone Real Estate Partners V L.P. to seek damages of up to $500 million, less the amount of any actual expense reimbursements that we have received, under its guarantee.

Guarantee and Remedies

In connection with the merger agreement, Blackstone Real Estate Partners V L.P. has agreed unconditionally to guarantee the due and punctual observance, performance and discharge of all of the payment obligations, and the timely performance when required of all indemnification and other similar obligations of Nantucket Parent, MergerCo, CRH LP Merger Partnership and CAR LP Merger Partnership under the merger agreement, up to a maximum amount of $500 million. The guarantee is not subject to an escrow of any funds supporting it and will terminate on the earlier of the merger effective time or March 5, 2008.

We cannot seek specific performance to require Nantucket Parent, MergerCo, CRH LP Merger Partnership and CAR LP Merger Partnership to complete the mergers, and our exclusive remedy for the failure of Nantucket Parent, MergerCo, CRH LP Merger Partnership and CAR LP Merger Partnership to complete the mergers is to seek damages up to the amount of the $500 million guarantee.

Interests of Our Directors, Executive Officers and Certain Other Persons in the Mergers

Stock Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Stock Value Units and Dividend Equivalent Payments

As of the record date, there were approximately 833,401 shares of our common stock subject to stock options, all of which were vested, approximately 192,915 shares of unvested restricted stock, and approximately 35,926 restricted stock units and deferred stock units, of which all were unvested, granted to our executive officers and directors under our equity award plans. In addition, as of the record date, approximately $296,700 of unvested stock value units and $6,127 accrued and unvested dividend equivalent payments awarded in connection with grants under our equity award plans were held by our executive officers. Further, as of the record date, Mr. Robert O. Carr, the brother of Mr. Thomas A. Carr and President of CarrAmerica Urban Development, LLC, one of our indirectly wholly-owned subsidiaries, owned stock options to purchase 32,400 shares of our common stock, all of which were vested, and 9,631 unvested restricted shares of our common stock.

Under the terms of the merger agreement, immediately prior to the merger effective time, outstanding stock options, restricted stock awards, restricted stock unit and deferred stock unit awards, stock value units, and dividend equivalent payments, including those held by our directors and executive officers, whether or not exercisable or vested, will become fully vested and exercisable or payable, as the case may be, and, in the case of the restricted stock awards, restricted stock unit awards, deferred stock unit awards and stock value units, free of any forfeiture restrictions. Specifically, under the merger agreement:

•	our directors and executive officers and Mr. Robert O. Carr will have their unvested stock options fully vested and exercisable, and all stock options held by our directors and executive officers and Mr. Robert O. Carr and not exercised will be canceled as of the merger effective time in exchange for the right to receive a cash payment in respect of each share underlying their stock options equal to the excess, if any, of $44.75 per share over the exercise price per share of their stock options, less applicable withholding taxes;

•	shares of restricted stock, restricted stock units and deferred stock units owned by our directors and executive officers and Mr. Robert O. Carr will become fully vested and free of any of forfeiture restrictions immediately prior to the merger effective time and will be considered outstanding shares of our common stock for the purposes of the merger agreement, including the right to receive the common stock merger consideration, less applicable withholding taxes;

•	stock value units that our executive officers and Mr. Robert O. Carr own will, to the extent not already vested, become fully vested and free of any forfeiture restrictions immediately prior to the merger effective time and all stock value units will be settled in cash, less applicable withholding taxes; and

•	any unvested dividend equivalent payments (payable in connection with the vesting of restricted stock units and deferred stock units) will automatically become fully vested immediately prior to the merger effective time and be settled in cash, less applicable withholding taxes.

The following table summarizes (a) the vested and unvested stock options with exercise prices of less than $44.75 per share of our common stock (all of our stock options outstanding as of the date of this proxy statement had exercise prices of less than $44.75), (b) the unvested restricted stock awards, (c) the unvested restricted stock unit awards and vested deferred stock unit awards, (d) the unvested stock value units that are payable in cash, and (e) accrued and unvested dividend equivalent payments that are payable in cash, in each case held by each of our executive officers and directors and Mr. Robert O. Carr, in each case as of May 22, 2006, and the aggregate consideration that each of them will receive under the merger agreement with respect to their stock options, restricted stock awards, restricted stock unit and deferred stock unit awards, stock value units and dividend equivalent payments.

Name	No. of Shares Underlying Vested and Unvested Options(1)	Weighted Average Exercise Price of Vested and Unvested Options(2)	Number of Outstanding Shares of Restricted Stock		Number of Outstanding Restricted Stock Units and Deferred Stock Units	Dollar Amount of Cash Payable in Respect of Stock Value Units	Dividend Equivalent Payments	Aggregate Resulting Consideration
Executive Officers:
Thomas A. Carr	508,377	$26.83	73,942		—	$89,409	$1,642	$12,510,071
Philip L. Hawkins	194,750	24.55	53,901		25,065	76,267	1,314	7,545,219
Karen B. Dorigan	45,750	26.45	20,128		6,684	45,347	1,314	2,092,873
Linda A. Madrid	—	—	15,507		4,177	35,948	657	917,464
Stephen E. Riffee	16,625	28.61	27,437		—	49,729	1,200	1,547,063

Directors:
Bryce Blair	—	—	—		—	—	—	—
Andrew F. Brimmer	22,899	29.67	—		—	—	—	345,317
K. Dane Brooksher	—	—	1,000	(3)	—	—	—	44,750
Joan Carter	—	—	—		—	—	—	—
Patricia Diaz Dennis	—	—	1,000	(3)	—	—	—	44,750
Robert E. Torray	—	—	—		—	—	—	—
Wesley S. Williams, Jr.	45,000	27.35	—		—	—	—	783,000

Other Person:
Robert O. Carr	32,400	29.49	9,631		—	13,525	1,314	940,251

(1)	All options held by our directors and officers and Mr. Robert O. Carr are fully vested and exercisable as of the date of this proxy statement.
(2)	The weighted average exercise prices have been rounded to the nearest one-hundredth.
(3)	The restricted stock awards owned by Mr. Brooksher and Ms. Dennis are scheduled to vest on December 16, 2006 and September 12, 2006, respectively.

CRH LP Units and CAR LP Units

Under the merger agreement, in the partnership mergers, each CRH LP unit and CAR LP unit issued and outstanding immediately prior to the effectiveness of the partnership mergers (other than units we or any of our subsidiaries own) will be converted into the right to receive $44.75 in cash without interest and less applicable withholding taxes. Alternatively, in lieu of this cash consideration, each limited partner of CRH LP and CAR LP that is an “accredited investor” as defined under the U.S. securities laws will be offered the opportunity, subject to certain conditions, to elect to convert all, but not less than all, of the CRH LP units and CAR LP units that such partner owns into class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership, as the case may be, on a one-for-one basis. Limited partners of CRH LP and CAR LP who elect to convert their CRH LP units and/or CAR LP units into class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership, as the case may be, will be entitled to the benefit of certain tax protections to defer potential taxable gain they might otherwise recognize if they were to receive the cash payment in respect of CRH LP and CAR LP units. For a more complete discussion of the treatment of CRH LP units and CAR LP units, the terms of the class A preferred units and the terms of the tax protection provisions to be offered to holders of CRH LP units and CAR LP units, please see “The Merger Agreement—Treatment of CRH LP Units and CAR LP Units” on page 60.

As of March 31, 2006, Mr. Thomas A. Carr beneficially owned 13,235 CRH LP units and Mr. Robert O. Carr beneficially owned 6,836 CRH LP units. Other than Mr. Thomas A. Carr, none of our executive officers and directors beneficially owned any CRH LP units or CAR LP units as of March 31, 2006. As of March 31, 2006, TOCC owned 514,707 CRH LP units. Substantially all of the outstanding shares of common stock of TOCC is owned by two trusts of which Messrs. Thomas A. Carr and Robert O. Carr may be beneficiaries. In addition, Mr. Robert O. Carr is a director of TOCC.

If Messrs. Thomas A. Carr and Robert O. Carr do not elect to convert the CRH LP units that they beneficially own into class A preferred units in the surviving CRH LP partnership, they will receive aggregate consideration of approximately $592,266 and $305,911, respectively, with respect to such units in connection with the CRH LP partnership merger. Instead, if both Messrs. Thomas A. Carr and Robert O. Carr elect to convert all of the CRH LP units that they beneficially own into class A preferred units in the surviving CRH LP partnership, they will receive 13,235 class A preferred units and 6,836 class A preferred units, respectively, in the surviving CRH LP partnership in connection with the CRH LP partnership merger.

Change in Control Employment Agreements

The merger will represent a “change in control” under our stock incentive plan as well as the change in control employment agreements that we have entered into with certain of our executive officers. Various change of control payments could be triggered as a result of the merger.

Under the change in control employment agreements, as amended, that we have entered into with each of Thomas A. Carr, Philip L. Hawkins, Stephen E. Riffee, Karen B. Dorigan and Linda A. Madrid, if a change in control (which would include the merger) occurs and within two years from the date of such change in control, the employment of the executive officer is terminated without “cause” by us, or in the event that the executive officer terminates his or her employment for “good reason” (each as defined in the applicable change in control employment agreements):

•	we or our successor must pay such executive officer a lump sum prorated share of his or her annual bonus for the year of employment termination;

•	we or our successor must pay such executive officer a lump sum amount equal to two times his or her base annual salary and “bonus compensation” (which is defined as the greater of the highest annual bonus earned in the prior three years or the current year’s target annual bonus);

•	all of such executive officer’s restricted stock, stock options and other equity awards will vest immediately;

•	we or our successor must pay such executive officer a lump sum amount equal to our contributions to, and awards under, all incentive, savings and retirement plans, practices, policies and programs (including the value of any equity-based incentive), which would have been made on behalf of the executive officer’s employment continued for two years after the date of termination, assuming for this purpose that all benefits are fully vested; and

•	such executive officer will be eligible for certain continued benefits (including, without limitation, medical, prescription, dental, vision, disability, life, accidental death and travel accident insurance benefits) during the ensuing two-year period.

These payments also would be made if the executive officer’s employment was terminated without cause by us prior to a change in control, but in anticipation thereof at the request of the potential buyer, and the change in control is ultimately consummated.

The change-in-control employment agreements also require us to make the executive officers whole for any “excess parachute payment” excise taxes that they might incur as a result of the receipt of certain payments and benefits (including the severance payments and benefits described above) in connection with the closing of the transaction. We also have entered into change in control agreements with certain of our other employees which will entitle them to certain payments and benefits as a result of the merger.

The following table sets forth an estimate of the potential cash severance payments that could be payable as described above in the event the executive officer becomes entitled to such severance amount pursuant to their change-in-control employment agreements (described above) following the merger (assuming for illustrative purposes that the executive officer’s employment is terminated on May 31, 2006 and utilizing current base salaries and the bonus compensation amounts provided for in the agreements). The table does not include an amount referable to the value of the continued health and welfare benefits to be received by the executive officer, or the value of the tax “make-whole” payment (described above), if applicable.

Executive Officers	Amount of Potential Cash Severance Payment
Thomas A. Carr	$5,383,831
Philip L. Hawkins	4,179,904
Stephen E. Riffee	2,500,440
Karen B. Dorigan	1,772,474
Linda A. Madrid	1,570,454

Our Change in Control Severance Pay Plan

Under our recently adopted Change in Control Severance Pay Plan, all employees (excluding those employees with more favorable change in control agreements) whose employment is terminated without “cause” by us or as a result of the employee’s resignation for “good reason” (each term is defined in the plan) within 24 months after the closing of the merger may be eligible for severance in the form of a lump sum payment equal to (1) a prorated target annual bonus payment for the year of employment termination, and (2) the sum of (a) one month’s salary and (b) one-twelfth of their target annual bonus for the year of termination, for each full year of employment with us, or any of our prior affiliated entities, up to a maximum of 24 months and with minimum benefits ranging from four months to 12 months depending upon pay level and position, provided that they execute a release of all claims against us. The severance benefit calculated as described above is reduced by one month for each month that termination of employment occurs after the first anniversary of the closing of the merger. Employees are entitled to severance if such employees are terminated without “cause” by us or terminate their employment for “good reason” within 24 months after the closing of the merger. Medical, dental and prescription drug benefits are provided for the number of months in respect of which the cash severance payment is based (the “severance period”) or, if longer, for the legally required continuation period, with the surviving corporation continuing to make its employer contributions towards medical and prescription drug coverage for the severance period. Outplacement services also will be provided. Under the plan, the estimated potential cash severance payment that could be payable to Mr. Robert O. Carr in the event he becomes entitled to receive such amount pursuant to the terms of the plan is $964,833.

Non-Competition Agreement

In February 1993 in connection with our initial public offering, we entered into a non-competition agreement with TOCC and Oliver T. Carr, Jr., our founder and former Chief Executive Officer and Chairman of the board of directors and the father of Mr. Thomas A. Carr and Mr. Robert O. Carr. The agreement has a perpetual term and restricts, subject to certain exceptions, Mr. Oliver T. Carr, Jr. and any entity in which he owns 50% or more interest, including TOCC, from acquiring, directly or indirectly, developed or undeveloped commercial real estate properties in the continental United States, or engaging in property management, leasing brokerage and other related services. Our board of directors resolved to terminate the agreement subject to, and upon the consummation of, the merger.

Indemnification of Our Directors and Officers

The merger agreement provides that for a period of at least six years after the merger effective time, the charter and bylaws or other organizational documents of the surviving corporation and its subsidiaries will contain indemnification provisions that are no less favorable than the indemnification provisions in our existing charter and bylaws or the applicable organizational documents of our subsidiaries, and that those provisions will not be modified during that period in any manner that would affect adversely the rights of any person who at or prior to the merger effective time were our or our subsidiaries’ directors, officers, trustees, employees, agents, or fiduciaries, except as required by law and then only to the minimum extent required by law.

Nantucket Parent and the surviving corporation have agreed to indemnify, to the fullest extent permitted by applicable laws, persons who were at the date of the merger agreement or during the period between the signing of the merger agreement and the merger effective time our and our subsidiaries’ directors and officers with respect to any legal action arising out of or relating to their duties or services as our or our subsidiaries’ directors or officers occurring at or prior to the merger effective time and, subject to certain conditions, shall pay related reasonable legal fees, costs and expenses incurred by them.

The merger agreement requires that, with respect to claims arising from facts or events that occurred on or prior to the merger effective time, Nantucket Parent or the surviving corporation maintain in effect, for a period of at least six years after the merger effective time, our and our subsidiaries’ current directors’ and officers’ liability and employed lawyer liability insurance policies; provided, however, that the surviving corporation may instead substitute policies (including run-off or “tail” insurance policies) of at least the same amounts and containing other terms and conditions which are, in the aggregate, not materially less advantageous to the insured persons. This requirement is subject to a maximum cost per year of coverage of 300% of the annual premiums we paid for such insurance prior to the date we signed the merger agreement. If the cost per year of insurance coverage exceeds such maximum amount, the surviving corporation must obtain as much comparable insurance as possible for an annual premium equal to 300% of the annual premiums we paid prior to the date we signed the merger agreement.

The obligations described above regarding directors’ and officers’ indemnification, and directors’ and officers’ and employed lawyer liability insurance must be assumed by any successor entity to the surviving corporation as a result of any consolidation, merger, liquidation, dissolution or transfer of all or substantially all of its properties and assets.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership mergers other than the filing of the articles of merger with, and the acceptance of such articles of merger for record by, the SDAT and the filing of a certificate of merger by each of CRH LP and CAR LP with the Secretary of State of the State of Delaware.

Litigation Relating to the Merger

On March 9, 2006, a purported stockholder class action lawsuit related to the merger agreement was filed in the Superior Court of the District of Columbia, Doris Staer v. CarrAmerica Realty Corporation, et al. (Case No. 06-0001918), naming us and each of our directors as defendants. On March 10, 2006, another purported stockholder class action lawsuit was filed in the Circuit Court for Baltimore City, William Reichart v. CarrAmerica Realty Corporation, et al. (Case No. 24-C-06-002569), naming us and each of our directors as defendants. Both lawsuits allege, among other things, that our directors violated their fiduciary duties to our stockholders in approving the mergers.

Both lawsuits seek class action status and to enjoin the completion of the merger and the related transactions. Additionally, among other things, the District of Columbia lawsuit seeks disgorgement of any benefits improperly received and the Maryland lawsuit asks for unspecified monetary damages. We intend to vigorously defend the actions. Even if these lawsuits are proven to be without merit, they may potentially delay or, if the delay is substantial enough that it makes it not possible to consummate the partnership mergers by September 5, 2006, potentially prevent the closing of the mergers.

Material United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the merger to holders of our common stock whose shares are surrendered in the merger in exchange for the right to receive the common stock merger consideration. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service (the “IRS”) concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that our common stock is held as a capital asset within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of stock options, restricted stock units, restricted stock awards, deferred stock unit awards or stock value units. In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	mutual funds;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the United States dollar;

•	persons holding shares of our common stock as part of a hedging or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders who acquired our common stock through the exercise of employee stock options or warrants or otherwise as compensation;

•	holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

•	holders that hold 5% or more of our common stock; and

•	non-U.S. holders, as defined below, except to the extent discussed below.

This summary also does not discuss any state, local, foreign or other tax considerations.

If any entity that is treated as a partnership for United States federal tax purposes holds shares of our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for United States federal tax purposes and that entity is holding our common stock, you should consult your tax advisor.

For purposes of this section, a “U.S. holder” means a beneficial owner of shares of our common stock that is for United States federal income tax purposes one of the following:

•	a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

•	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

•	an estate the income of which is subject to United States federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. holder as described in the bullets above.

Consequences to Us of the Merger

For United States federal income tax purposes, we will treat the merger as if we had sold all of our assets to MergerCo in exchange for the merger consideration and then made a liquidating distribution of the merger consideration to our stockholders in exchange for shares of our stock.

Consequences of the Merger to U.S. Holders of Our Common Stock

General. The receipt of cash by U.S. holders in exchange for their shares of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for United States federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for our common stock; and

•	the U.S. holder’s adjusted tax basis in our common stock.

Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. Assuming that the shares constitute capital assets in the hands of the U.S. holder, this gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the shares have been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum federal income tax rate of 15%. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held Shares Less than Six Months. A U.S. holder who has held our common stock for less than six months at merger effective time, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such shares of common stock.

Consequences of the Merger to Non-U.S. Holders of Our Common Stock

Generally, a non-U.S. holder’s gain or loss from the merger will be determined in the same manner as that of a U.S. holder. The United States federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the common stock merger consideration is taxed under the provisions of Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, governing sales of REIT shares or whether the receipt of the common stock merger consideration is taxed under the provisions of FIRPTA governing distributions from REITs. The provisions governing distributions from REITs could apply because, for United States federal income tax purposes, the merger will be treated as a sale of our assets followed by a liquidating distribution from us to our stockholders of the proceeds from the asset sale. Current law is unclear as to which provisions should apply, and both sets of provisions are discussed below. In general, the provisions governing the taxation of distributions by REITs are less favorable to non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the possible application of those provisions.

Taxable Sale of Shares. Subject to the discussion of backup withholding and of distribution of gain from the disposition of U.S. real property interests below, if the merger is treated as a taxable sale of shares of our common stock, a non-U.S. holder should not be subject to United States federal income taxation on any gain or loss from the merger unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (ii) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (iii) such shares of common stock constitute a “U.S. real property interest” under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to United States federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s shares of our common stock constitute a “U.S. real property interest” under FIRPTA, such holder will be subject to United States federal income tax on the gain recognized in the merger on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of our common stock generally will not constitute a

U.S. real property interest if (i) we are a “domestically controlled qualified investment entity” at the merger effective time, or (ii) the non-U.S. holder holds 5% or less of the total fair market value of our common stock at all times during the shorter of (a) the five-year period ending with the effective date of the merger and (b) the non-U.S. holder’s holding period for the shares. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the merger effective time if non-U.S. holders held directly or indirectly less than 50% in value of our stock at all times during the five-year period ending with the merger effective time. No assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the merger effective time.

In addition, shares of our common stock will not constitute a U.S. real property interest if (i) as of the effective date of the merger, we did not hold any U.S. real property interests, and (ii) all of the U.S. real property interests held by us during the five-year period ending with the effective date of the merger were disposed of in transactions in which the full amount of the gain (if any) was recognized. The application of this rule in a transaction such as the merger is not entirely clear. You should consult your tax advisor regarding the possible FIRPTA tax consequences to you of the merger.

Distribution of Gain from the Disposition of U.S. Real Property Interests. The tax treatment described above assumes that the receipt of the common stock merger consideration will be treated as a sale or exchange of shares of our common stock for purposes of FIRPTA. It is possible, however, that the IRS may assert that the common stock merger consideration received by a non-U.S. holder is subject to tax under Section 897(h)(1) of the Code as a distribution from us that is attributable to gain from the deemed sale of our U.S. real estate assets in the merger and not as a sale of shares of our common stock. If the IRS were successful in making this assertion, then such distribution would be taxed under FIRPTA, unless a special exception applies (the “5% Exception,” discussed below). If the distribution were taxed under FIRPTA, the gain recognized by a non-U.S. holder generally would be subject to United States federal income tax on a net basis to the extent attributable to gain from the sale of our real estate assets, and a corporate non-U.S. holder could be subject to the branch profits tax on such FIRPTA gain. On the other hand, the 5% Exception would apply to a non-U.S. holder of our shares if the non-U.S. holder does not own more than 5% of our common stock at any time during the one-year period ending on the date of the distribution. If the 5% Exception were to apply to a non-U.S. Holder, the FIRPTA tax would not apply, but there is some risk that the common stock merger consideration could be treated as an ordinary dividend distribution from us, in which case the common stock merger consideration you receive would be subject to United States federal income tax at a 30% rate.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the United States federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

U.S. Withholding Tax Under FIRPTA. As described above, it is unclear whether the receipt of the common stock merger consideration will be treated as a sale or exchange of shares of our common stock or as a distribution from us that is attributable to gain from the deemed sale of our U.S. real estate assets in the merger. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% from the portion of the common stock merger consideration that is, or is treated as, attributable to gain from the sale of U.S. real property interests and paid to a non-U.S. holder unless such holder qualifies for the 5% Exception.

A non-U.S. holder may be entitled to a refund or credit against the holder’s United States tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Consequences to Holders of Series E Preferred Stock

The merger will be treated as a taxable transaction to holders of our Series E preferred stock. The federal income tax consequences to holders of our Series E preferred stock generally will be the same as the consequences to holders of our common stock described above, except that the capital gain or loss recognized by a holder of our Series E preferred stock will be measured by the difference between the holder’s adjusted tax basis in the preferred stock exchanged and the fair market value of the Series E preferred stock of the surviving corporation received by such holder, which should equal the amount of cash that such holder will receive upon the liquidation of the surviving corporation into Nantucket Parent following the merger. Each holder’s basis in the Series E preferred stock of the surviving corporation will equal the fair market value of that stock and, thus, such holder should not recognize additional gain or loss upon the liquidation of the surviving corporation into Nantucket Parent.

Information Reporting and Backup Withholding

Backup withholding, presently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the merger. Backup withholding will not apply, however, to a holder who

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute IRS Form W-9 or successor form,

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form, or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s United States federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of Our Common Stock and Series E Preferred Stock

If the merger is completed, our common stock and Series E preferred stock will no longer be traded on the New York Stock Exchange and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summarizes material provisions of the merger agreement, a copy of which is attached to this proxy statement as Exhibit A and which we incorporate by reference into this document. This summary may not contain all of the information about the merger agreement that is important to you. Therefore, we recommend that you read carefully the copy of the merger agreement attached to this proxy statement as Exhibit A in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The merger agreement contains representations and warranties made by, and to, us, the operating partnership, CRH LP, CAR LP, Nantucket Parent, MergerCo, CRH LP merger partnership and CAR LP merger partnership. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Exhibit A, were made for the purposes of negotiating and entering into the merger agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

As used in the summary of the material terms of the merger agreement below and elsewhere in this proxy statement, unless the context requires otherwise, references to our “subsidiaries” do not include certain joint venture entities in which we, directly or indirectly, through our subsidiaries own interests.

Structure

The Partnership Mergers

At the effective time of the CRH LP partnership merger, CRH LP Merger Partnership, which was formed in connection with the mergers and has no assets or liabilities, will merge with and into CRH LP and CRH LP will survive such merger and continue to exist after such merger with our operating partnership being the sole general partner of the surviving CRH LP partnership, and at the effective time of the CAR LP partnership merger, CAR LP Merger Partnership, which was formed in connection with the mergers and has no assets or liabilities, will merge with and into CAR LP and CAR LP will survive that merger and continue to exist after such merger with the CAR LP general partner being the sole general partner of the surviving CAR LP partnership. At the effective time of the CRH LP partnership merger, all of CRH LP’s and CRH LP Merger Partnership’s property, whether real, personal or mixed, shall be vested in the surviving CRH LP partnership and all of CRH LP’s and CRH LP Merger Partnership’s liabilities will attach to the surviving CRH LP partnership. Similarly, at the effective time of the CAR LP partnership merger, all of CAR LP’s and CAR LP Merger Partnership’s property, whether real, personal or mixed, shall be vested in the surviving CAR LP partnership and all of CAR LP’s and CAR LP Merger Partnership’s liabilities will attach to the surviving CAR LP partnership.

The Merger

Immediately after the effective times of the partnership mergers, at the merger effective time, CarrAmerica will merge with and into MergerCo, CarrAmerica’s separate corporate existence will cease, and MergerCo will survive the merger and continue to exist as a wholly-owned subsidiary of Nantucket Parent. All of our and MergerCo’s properties, assets, rights, privileges, immunities, powers and purposes, and all of our and MergerCo’s liabilities, will become those of the surviving corporation. Following the completion of the merger, our common stock and our Series E preferred stock will be de-listed from the New York Stock Exchange and deregistered under the Exchange Act and will no longer be publicly traded.

Effective Times

The effective times of the partnership mergers will occur under applicable law at (1) the time that each of CRH LP and CAR LP files a certificate of merger with the Secretary of State of the State of Delaware or (2) a later time agreed to by the parties and designated in such filing. It is the intention of the parties that the effective times of the partnership mergers will occur substantially concurrently and will take place immediately prior to the merger effective time.

The merger effective time will occur under all applicable laws upon (1) the time the articles of merger are accepted for record by the State Department of Assessments and Taxation of the State of Maryland or (2) such later time agreed by the parties to the merger agreement and designated in the articles of merger (but not to exceed 30 days after such articles have been accepted for record). The closing will occur as promptly as practicable, but in no event later than the third business day after all of the conditions set forth in the merger agreement have been satisfied or waived (other than those conditions which by their terms are required to be satisfied or waived at the closing), unless the parties otherwise agree.

Organizational Documents

The charter, including the articles supplementary thereto, and the bylaws of MergerCo, each as in effect immediately prior to the merger effective time, will be the charter and bylaws of the surviving corporation. The certificate of limited partnership of each of CRH LP and CAR LP as in effect immediately prior to the effective times of the CRH LP partnership merger and CAR LP partnership merger, respectively, will be the certificate of limited partnership of each of the CRH LP surviving partnership and the CAR LP surviving partnership, respectively, until amended in accordance with applicable law. The amended and restated limited partnership agreement of CRH LP, as amended, and as further amended prior to the effective time of the CRH LP partnership merger as required by the merger agreement and in effect immediately prior to the effective time of the CRH LP partnership merger, will be the limited partnership agreement of the CRH LP surviving partnership until further amended in accordance with its terms, the merger agreement or by applicable law. The third amended and restated limited partnership agreement of CAR LP, as amended prior to the effective time of the CAR LP partnership merger as required by the merger agreement and in effect immediately prior to the effective time of the CAR LP partnership merger, will be the limited partnership agreement of the CAR LP surviving partnership until further amended in accordance with its terms, the merger agreement or by applicable law.

Directors and Officers

The director and officers of MergerCo immediately prior to the merger effective time will be the initial directors and officers of the surviving corporation. The officers will hold their office in accordance with the charter and bylaws of the surviving corporation. The general partner of CRH LP immediately prior to the effective time of the CRH LP partnership merger will be the sole general partner of the CRH LP surviving partnership, and the general partner of CAR LP immediately prior to the CAR LP partnership merger effective time will be the sole general partner of the CAR LP surviving partnership.

Treatment of Capital Stock, Stock Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Stock Value Units and Dividend Equivalent Payments

Common Stock

At the merger effective time, each share of our common stock issued and outstanding immediately prior to the merger effective time (other than shares held by our subsidiaries or MergerCo, which will be automatically canceled and retired and cease to exist with no payment being made with respect thereto) will be converted into, and canceled in exchange for, the right to receive $44.75 in cash, without interest and less any applicable withholding taxes.

Series E Preferred Stock

At the merger effective time, each share of our Series E preferred stock issued and outstanding immediately prior to the merger effective time (other than shares of our Series E preferred stock held by our subsidiaries or MergerCo, which will be automatically canceled and retired and cease to exist) will be automatically converted into, and will be canceled in exchange for, the right to receive one share of 7.50% Series E cumulative redeemable preferred stock, par value $0.01 per share, of the surviving corporation. Pursuant to the terms of the merger agreement, as promptly as practicable after the merger effective time, the surviving corporation will be liquidated into Nantucket Parent. In the liquidation, the shares of the surviving corporation’s Series E preferred stock will be canceled and holders of the surviving corporation’s Series E preferred stock will receive a cash distribution from the surviving corporation in accordance with the terms of the articles supplementary classifying the surviving corporation’s Series E preferred stock, which will be $25.00 per share plus any accrued and unpaid dividends. While holders of our Series E preferred stock are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting, they are not entitled to vote upon the merger, the merger agreement or any of the other transactions contemplated by the merger agreement, or any adjournments of the special meeting for the purpose of soliciting additional proxies, at the special meeting.

Stock Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Stock Value Units and Dividend Equivalent Payments

Immediately prior to the merger effective time, all of our outstanding stock options, restricted stock awards, restricted stock unit and deferred stock unit awards, stock value units, and dividend equivalent payments, whether or not exercisable or vested, as the case may be, will become fully vested and exercisable or payable, as the case may be, and, in the case of the restricted stock awards, restricted stock unit awards, deferred stock unit awards and stock value units, free of forfeiture restrictions. Immediately prior to the merger effective time, all outstanding shares of restricted stock, restricted stock units and deferred stock units will be considered outstanding shares of our common stock for the purposes of the merger agreement, including the right to receive the common stock merger consideration.

Each stock option to purchase shares of our common stock that remains outstanding immediately prior to the merger effective time, whether vested or unvested, will be canceled and converted into the right to receive immediately prior to the merger effective time a single lump sum cash payment, less applicable withholding taxes, equal to the product of:

•	the aggregate number of shares of our common stock underlying such stock option immediately prior to the merger effective time, multiplied by;

•	the excess, if any, of $44.75 over the exercise price per share of our common stock subject to such stock option.

If the exercise price of any stock option is equal to or greater than $44.75 per share, such option will be canceled without any cash payment being made in respect thereof. As of the date of this proxy statement, none of our outstanding stock options had an exercise price equal to, or greater than, $44.75 per share.

In addition, under the terms of the merger agreement, immediately prior to the merger effective time, each restricted stock award that remains unvested will become fully vested and will be considered outstanding shares of common stock, entitling the holder of such stock option award to the right to receive, at the merger effective time, a cash payment, less applicable withholding taxes, equal to the product of:

•	the aggregate number of shares of our common stock underlying such restricted stock award immediately prior to the merger effective time, multiplied by;

•	$44.75.

Additionally, under the terms of the merger agreement, immediately prior to the merger effective time, each restricted stock unit award and deferred stock unit award automatically will become fully vested and will be considered outstanding shares of common stock, entitling the holder of such restricted stock unit award or deferred stock unit award to the right to receive, at the merger effective time, a cash payment, less applicable withholding taxes, equal to the product of:

•	the aggregate number of shares of our common stock underlying such restricted stock unit award or deferred stock unit award, as applicable, multiplied by;

•	$44.75.

Further, under the terms of the merger agreement, immediately prior to the merger effective time, each stock value units, to the extent not vested, will become fully vested and be settled in cash, and any dividend equivalent payment will become fully vested and be settled in cash, in either case, less applicable withholding taxes.

The amount of cash payable with respect to stock options, restricted stock awards, restricted stock unit awards, deferred stock unit awards, stock value units and dividend equivalent payments will be reduced by the amount of any applicable taxes required to be withheld. All stock options, restricted stock, restricted stock unit awards, deferred stock unit awards and stock value units will be canceled and all of our stock option plans and employee stock purchase plans will terminate at the merger effective time.

Treatment of CRH LP Units and CAR LP Units

In connection with the partnership mergers, each CRH LP unit and CAR LP unit issued and outstanding immediately prior to the effectiveness of the CRH LP partnership merger or the CAR LP partnership merger, as the case may be (other than units we or any of our subsidiaries own), will be converted into the right to receive $44.75 in cash, without interest and less applicable withholding taxes. Alternatively, in lieu of this cash consideration, each limited partner of CRH LP and CAR LP that is an “accredited investor” as defined under the U.S. securities laws will be offered the opportunity to elect to convert all, but not less than all, of the CRH LP units or CAR LP units that such partner owns into class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership, as the case may be, on a one-for-one basis. As described above under the section captioned “The Mergers—Interests of our Directors, Executive Officers and Certain Other Persons in the Mergers—CRH LP Units and CAR LP Units,” each of Mr. Thomas A. Carr, our Chief Executive Officer and the Chairman of our board of directors, and Robert O. Carr, President of one of our wholly-owned subsidiaries and Mr. Thomas A. Carr’s brother, beneficially owns CRH LP units and will be offered the opportunity to participate in this election.

In general, class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership will have the following terms:

•	each class A preferred unit will have a stated liquidation preference of $44.75, and will be entitled to distributions of legally available assets by the applicable surviving partnership, when, as and if made by the partnership, in preference to all holders of other classes of partnership interests in the partnership, equal to 6% per annum on the stated liquidation preference;

•	the class A preferred units will be redeemable for cash equal to the liquidation preference plus any accrued and unpaid distributions:

•	at the holder’s option commencing on the third anniversary of the applicable partnership merger (or, if earlier, upon the applicable surviving partnership becoming a subsidiary of any public real estate investment trust) or upon the earlier death of such holder (for 120 days following such death), and

•	at the surviving partnership’s option commencing on the seventh anniversary of the applicable partnership merger;

•	holders of class A preferred units will have no voting or other consent rights in the applicable surviving partnership, other than the right to consent to material and adverse amendments to certain provisions of the partnership agreement relating to preference, distribution, tax protection and redemption provisions applicable to the preferred units.

In addition, holders of class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership, as the case may be, will be entitled to the benefit of certain tax protection provisions, including the following:

•	the applicable surviving partnership will indemnify each holder of class A preferred units in such partnership for the taxes resulting from gain recognized by such holder as a result of the sale or disposition by such partnership of any of the properties that will be held by such partnership following the closing of the applicable partnership merger prior to the seventh anniversary of the closing of such partnership merger, based on certain assumed tax rates, including a “gross up” for taxes required to be paid as a result of receipt of this indemnification payment;

•	until the seventh anniversary of the applicable partnership merger, the applicable surviving partnership will permit debt guarantees by each holder of class A preferred units in such partnership up to an amount per holder equal to 110% of his or her estimated “share” of partnership debt as of December 31, 2005. If such partnership breaches this obligation, it will indemnify each adversely affected holder for any taxes resulting from the gain recognized by such holder, on a “grossed up” basis; and

•	at any time after the sixth anniversary of the applicable partnership merger, any holder or group of holders of class A preferred units in such partnership with an aggregate liquidation preference of at least $5 million may request that the applicable surviving partnership redeem all, but not less than all, of such holders’ class A preferred units in such partnership for an in-kind distribution of one or more properties identified by such holders and acquired by such partnership from third party sellers.

Limited partners of CRH LP and CAR LP will only be entitled to elect to convert their CRH LP units and/or CAR LP units into class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership, as the case may be, if they (a) are “accredited investors” as defined under the U.S. securities laws, (b) agree to be bound by a new limited partnership agreement of the applicable surviving partnership, and (c) make a valid and timely election to receive the class A preferred units pursuant to election materials that will be separately sent to limited partners of CRH LP and CAR LP. This proxy statement does not constitute any solicitation of consents in respect of the partnership mergers, and does not constitute an offer to exchange or convert the CRH LP units or CAR LP units that you may own for or into class A preferred units in the surviving CRH LP partnership or the surviving CAR LP partnership.

No Further Ownership Rights

At the merger effective time, the effective time of the CRH LP partnership merger and the effective time of the CAR LP partnership merger, as applicable, holders of our common stock, Series E preferred stock, CRH LP units (that are converted into the right to receive cash consideration in the CRH LP partnership merger) and CAR LP units (that are converted into the right to receive cash consideration in the CAR LP partnership merger) will cease to be, and have no rights as, our stockholders or limited partners of either of the DownREIT partnerships other than the right to receive the applicable merger consideration. The merger consideration paid to the holders of our common stock, Series E preferred stock, CRH LP units and CAR LP units in accordance with the exchange and payment procedures contained in the merger agreement will be deemed to have been paid in full satisfaction of all rights and privileges pertaining to our common stock, our Series E preferred stock, CRH LP units and CAR LP units exchanged (and, if applicable, represented by certificates exchanged).

Exchange and Payment Procedures

On or before the effective time of the partnership mergers, Nantucket Parent will deposit the merger consideration for the benefit of the holders of our common stock, stock options, restricted stock awards, restricted stock unit awards, deferred stock unit awards, stock value units, Series E preferred stock, CRH LP units and CAR LP units, respectively, with a paying agent reasonably satisfactory to us. Promptly after the merger effective time (but in any event within five business days), Nantucket Parent will cause the paying agent to mail a letter of transmittal and, if applicable, instructions for surrendering certificates for our common stock, Series E preferred stock, CRH LP units and CAR LP units to each holder thereof. The letter of transmittal and instructions will tell you how to surrender your common stock certificates, Series E preferred stock certificates and any interest in CRH LP units and CAR LP units, as applicable, in exchange for the applicable merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as the paying agent may reasonably require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the satisfaction of Nantucket Parent that such stock transfer taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the paying agent, the surviving corporation and Nantucket Parent will be entitled to deduct and withhold any applicable taxes from the merger consideration.

At the merger effective time, the effective time of the CRH LP partnership merger and the effective time of the CAR LP partnership merger, our share transfer books and the transfer books of CRH LP and CAR LP, respectively, will be closed, and there will be no further registration of transfers of our shares of common stock, Series E preferred stock or restricted stock or limited partner interests in CRH LP and CAR LP, as applicable.

None of the paying agent, Nantucket Parent, MergerCo, the Merger Partnerships, CarrAmerica, our operating partnership or the DownREIT partnerships or any of their respective employees, officers, directors, stockholders, partners, agents or affiliates will be liable to any person for any cash merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of shares of our common stock, Series E preferred stock, stock options, restricted stock awards, restricted stock unit awards, deferred stock unit awards or stock value units, or holders of CRH LP units or CAR LP units for 12 months after the merger effective time will be delivered to the surviving corporation. Holders of shares of our common stock, Series E preferred stock, stock options, restricted stock awards, restricted stock unit awards, deferred stock unit awards or stock value units, or holders of CRH LP units or CAR LP units prior to the applicable merger who have not complied with the exchange and payment procedures contained in the merger agreement within twelve months after the merger effective time may only look to the surviving corporation for the payment of the merger consideration.

If you have lost a certificate, or if it has been stolen or destroyed, then before you are entitled to receive the merger consideration, you will be required to deliver an affidavit stating that fact and, if required by Nantucket Parent or paying agent, to post a bond in the form and amount reasonably required by Nantucket Parent or the paying agent as indemnity against any claim that may be made against Nantucket Parent and the paying agent on account of the alleged loss, theft or destruction of such certificate.

Debt Tender Offers and Consent Solicitation

We and our operating partnership are required to use our respective commercially reasonable efforts to commence offers to purchase, and related consent solicitations with respect to, all of the outstanding aggregate principal amount of our operating partnership’s senior notes on the terms and subject to the conditions set forth in the related tender offer documentation that will be distributed to the holders of such senior notes. As of May 31, 2006, we and our operating partnership had the following series of senior notes outstanding:

•	7.375% senior notes due 2007;

•	5.261% senior notes due 2007;

•	5.25% senior notes due 2007;

•	6.875% senior notes due 2008;

•	3.625% senior notes due 2009;

•	5.500% senior notes due 2010;

•	5.125% senior notes due 2011; and

•	7.125% senior notes due 2012.

In connection with the offers to purchase the senior notes, our operating partnership will seek the consents of the holders of the senior notes to amend the indentures governing the senior notes to eliminate substantially all of the restrictive covenants contained in such senior notes and the related indentures, eliminate certain events of default, modify covenants regarding mergers, and modify or eliminate certain other provisions contained in the indentures and the senior notes. The proposed terms of the amended senior notes and indentures will be described in the tender offer documents. The tender offer documents will provide that holders of senior notes will not be able to deliver consents to the amendments to the indentures and the senior notes without also tendering their senior notes. Assuming the requisite consents are received from the holders of the senior notes to amend the indentures and the senior notes, the amendments will become operative with respect to all of the senior notes concurrently with the merger effective time, so long as all validly tendered notes are accepted for purchase pursuant to the offers to purchase upon the completion of the mergers. Assuming that all of the conditions to the tender offers and consent solicitations are satisfied or waived, concurrently with the merger effective time, senior notes validly tendered in the tender offers will be accepted for payment. If the amendments become operative, senior notes that are not tendered and purchased in the tender offers are expected to remain outstanding and will be subject to the terms of the applicable indenture as modified by the amendments. In the event the requisite consents have not been validly delivered (without having been properly withdrawn) with respect to any series of senior notes, we and our operating partnership may issue an irrevocable notice of optional redemption for all of the then outstanding senior notes of such series in accordance with the terms of the applicable indenture governing such series, which would provide for the satisfaction and discharge of such senior notes and such indenture.

Representations and Warranties

We and our operating partnership made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and power and authority to carry on the businesses of each of us, our operating partnership, the DownREIT partnerships, our other subsidiaries and other entities in which we own equity interests (which we refer to as our joint ventures);

•	our charter and bylaws and the similar organizational documents of our operating partnership, the DownREIT partnerships, our other subsidiaries and certain of our joint ventures;

•	our capitalization and the capitalization of our operating partnership and DownREIT partnerships, and our ownership in our other subsidiaries and joint ventures and the absence of any encumbrances on our ownership of the equity interests of our subsidiaries and our joint ventures;

•	our, our operating partnership’s and the DownREIT partnerships’ power and authority to execute and deliver, and to perform our, our operating partnership’s and the DownREIT partnerships’ obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us, our operating partnership and the DownREIT partnerships;

•	the vote of our stockholders required in connection with the approval of the merger and the other transactions contemplated by the merger agreement, the approval of us as the general partner of our operating partnership, our operating partnership as the general partner of CRH LP, and the CAR LP general partner as the general partner of CAR LP;

•	the exemption of the merger agreement and the mergers from the requirements of any business combination, control share acquisition or other takeover laws contained in the Maryland General Corporation Law or the Delaware Revised Uniform Limited Partnership Act;

•	the absence of conflicts with, or breaches or violations of, our, our operating partnership’s, the DownREIT partnerships’, or certain of our joint ventures’ organizational documents, and laws, permits and certain contracts applicable to us, our operating partnership, the DownREIT partnerships, our other subsidiaries and our joint ventures as a result of entering into the merger agreement or performing our or their respective obligations under the merger agreement;

•	consents and approvals of governmental entities required as a result of executing and delivering the merger agreement and performing our, our operating partnership’s and the DownREIT partnerships’ obligations under the merger agreement;

•	possession of all permits necessary to operate our, our subsidiaries’ and our joint ventures’ properties and carry on our, our subsidiaries’ and our joint ventures’ business and the absence of any conflict with, or default, breach or violation of, applicable laws or such permits;

•	our and CAR LP’s SEC filings since January 1, 2003, and our operating partnership’s SEC filings since July 30, 2004, and the financial statements contained therein and our and our subsidiaries’ material correspondence with the SEC since January 1, 2003;

•	the absence of liabilities required to be recorded on a balance sheet under generally accepted accounting principles as applied in the United States, or GAAP;

•	the absence of any material adverse effect and certain other changes and events since December 31, 2005;

•	the absence of litigation or orders against us or our subsidiaries;

•	our and our subsidiaries’ employee benefit plans;

•	labor matters affecting us and our subsidiaries;

•	the accuracy and completeness of information we, our operating partnership and the DownREIT partnerships have supplied for inclusion in this proxy statement or any other document to be filed with the SEC or provided to holders of CRH LP units or CAR LP units in connection with the transactions contemplated by the merger agreement;

•	real property owned and leased by us, our subsidiaries and our joint ventures; our, our subsidiaries’ and our joint ventures’ leases, ground leases, development agreements, and participation agreements;

•	personal property owned by us and our subsidiaries;

•	intellectual property used by, owned by or licensed by us and our subsidiaries;

•	tax matters affecting us and our subsidiaries;

•	environmental matters affecting us, our subsidiaries and our joint ventures;

•	our, our subsidiaries’ and our joint ventures’ material contracts and the absence of any breach or violation of, or default under, any material contract;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the receipt by us of a fairness opinion from Goldman, Sachs & Co. to the effect that, as of the date of the merger agreement, the merger consideration to be received by holders of our common stock is fair from a financial point of view to such holders;

•	the receipt by the respective general partner of each DownREIT Partnership of a fairness opinion from Stifel, Nicolaus & Company Incorporated to the effect that, as of the date of the merger agreement, (i) the merger consideration to be received by holders of CAR LP units (excluding the general partner of CAR LP and any officers and directors, in their individual capacity, of us or any of our subsidiaries) in the CAR LP partnership merger, and (ii) the merger consideration to be received by holders of CRH LP units (excluding the general partner of CRH LP and any officers and directors, in their individual capacity, of us or any of our subsidiaries) in the CRH LP partnership merger, is fair from a financial point of view to the holders of such CAR LP Units and CRH LP Units, respectively;

•	our and our subsidiaries’ insurance policies;

•	interested party transactions and the absence of loans made by us or our subsidiaries to our and our subsidiaries’ executive officers or directors since the enactment of the Sarbanes-Oxley Act of 2002; and

•	our and our subsidiaries’ status as an investment company under the Investment Company Act of 1940, as amended.

For the purposes of the merger agreement, “material adverse effect” means any effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is materially adverse to our, our subsidiaries’ and our joint ventures’ assets, business, results of operations or financial condition taken as a whole.

A “material adverse effect” will not have occurred, however, as a result of effects, events, developments or changes arising out of or resulting from:

•	changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates;

•	changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which we, our subsidiaries and our joint ventures conduct business (unless and only to the extent such effect, event, development or change affects us and our subsidiaries in a disproportionate manner as compared to other persons or participants in the industries in which we, our subsidiaries and our joint ventures conduct business and that operate in the geographic regions affected by such effect, event, development or change);

•	changes in GAAP;

•	the negotiation, execution, announcement or performance of the merger agreement or the transactions contemplated by the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees;

•	acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of March 5, 2006 (unless and only to the extent such effect, event, development or change affects us, our subsidiaries and our joint ventures in a disproportionate manner as compared to other persons or participants in the industries in which we, our subsidiaries and our joint ventures conduct business and that operate in the geographic regions affected by such effect, event, development or change);

•	earthquakes, hurricanes or other natural disasters (unless and only to the extent such effect, event, development or change affects us, our subsidiaries and our joint ventures in a disproportionate manner as compared to other persons or participants in the industries in which we, our subsidiaries and our joint ventures conduct business and that operate in the geographic regions affected by such effect, event, development or change); or

•	any action taken by us or our subsidiaries at the request or with the consent of Nantucket Parent, MergerCo or the Merger Partnerships.

The exceptions set forth in the fourth and seventh bullets above do not apply to the references to material adverse effect in certain representations and warranties. Under the merger agreement, the mere fact that there has been a decrease in the market price of our common stock will not itself constitute a material adverse effect. However, any effect, event, development or change underlying such price decrease will be considered in determining whether there has been a material adverse effect.

The merger agreement also contains customary representations and warranties made by Nantucket Parent, MergerCo and the Merger Partnerships that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their due organization, valid existence, good standing and power and authority to carry on their businesses;

•	the ownership of MergerCo and the Merger Partnerships and absence of prior conduct of activities or business of MergerCo and the Merger Partnerships;

•	their power and authority to execute and deliver, and to perform their obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against them;

•	the absence of conflicts with, or breaches or violations of, their organizational documents, laws, or certain contracts as a result of entering into the merger agreement or consummating the mergers;

•	consents and approvals of governmental entities required as a result of executing and delivering the merger agreement and performing their obligations under the merger agreement;

•	the accuracy and completeness of information they have supplied for inclusion in this proxy statement or any other document to be filed with the SEC or provided to holders of CRH LP units or CAR LP units in connection with the transactions contemplated by the merger agreement;

•	the absence of litigation or orders against them;

•	their capital resources, including in particular the equity funding and the debt financing which will provide Nantucket Parent with acquisition financing at the effective time of partnership mergers sufficient to consummate the mergers and the debt tender offers;

•	the guarantee executed by Blackstone Real Estate Partners V L.P.;

•	their ownership of our common stock or any other securities of ours and our subsidiaries; and

•	clarification that none of we, our operating partnership or the DownREIT partnerships will pay for any broker’s or finder’s fees based upon arrangements made by or on behalf of Nantucket Parent, MergerCo or the Merger Partnerships;

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.

Conduct of Our Business Pending the Mergers

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between March 5, 2006 and the merger effective time, we and our subsidiaries will:

•	conduct our business only in the ordinary course of business consistent with past practice; and

•	use commercially reasonable efforts to conduct operations in compliance with applicable laws and to maintain and preserve substantially intact our and our subsidiaries’ business organization, to retain the services of our and our subsidiaries’ current officers and key employees, to preserve our and our subsidiaries’ assets and properties in good repair and condition, and to preserve the goodwill and current relationships with our and our subsidiaries’ lessees and other persons with whom we or any of our subsidiaries have significant business relations.

We have also agreed that during the same time period, subject to certain exceptions or unless Nantucket Parent either gives its prior written consent or does not object within five business days from the date we request such a consent, we and our subsidiaries will not, among other things:

•	amend our, our operating partnership’s, either DownREIT partnership’s or our other subsidiaries’ organizational documents;

•	authorize for issuance, issue or sell, pledge, dispose of or subject to any lien or agree or commit to any of the foregoing in respect of, any shares of any class of capital stock or other equity interest of us or any of our subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other equity interest, of us or any of our subsidiaries; repurchase, redeem or otherwise acquire any securities or equity equivalent; or reclassify, combine, split or subdivide any capital stock or other equity interest of us or any of our subsidiaries;

•	declare, set aside, make or pay dividends or other distributions, other than (a) dividends paid by our wholly-owned subsidiaries, (b) the quarterly dividend payment on our common stock for the quarter ended March 31, 2006 not to exceed $0.50 per share, (c) the corresponding quarterly distribution on existing CRH LP units and CAR LP units, and (d) cash dividends on our Series E preferred stock;

•	acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization or any property (other than real property) or asset for consideration in excess of $200,000, or, subject to Nantucket Parent’s consent in its sole discretion, acquire, or enter into any option, commitment or agreement to acquire, any real property or commence any development activity on any of our, our subsidiaries’ or our joint ventures’ properties;

•	incur any indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a subsidiary) for indebtedness;

•	modify, amend or terminate any material contract or enter into any new material contract or any non-compete contract;

•	increase compensation or benefits payable to our directors, officers or non-executive employees, or grant to any of our or our subsidiaries’ directors, officers, employees or independent contractors any new employment, retention, bonus, severance, change of control or termination pay equity-based cash awards;

•	grant any increase in, or alter or amend, any right to receive any severance, change of control, retention or termination pay or benefits or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, stock unit, dividend equivalent, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer, employee or independent contractor;

•	repurchase, repay or prepay any of our indebtedness, or pay, discharge or satisfy any material claims, liabilities or obligations;

•	change our financial accounting principles or policies;

•	enter into a new lease or terminate, materially modify or amend any lease that relates to in excess of 25,000 square feet or net rentable area at any of our, our subsidiaries’ and our joint ventures’ properties, or enter into, terminate or materially modify or amend any ground lease;

•	make any loans, advances or capital contributions to, or investments in, any person (other than our subsidiaries, joint ventures or as required by any material contract in effect as of March 5, 2006), or authorize or enter into any commitment for any new material capital expenditure other than certain permitted expenditures;

•	waive, release, assign, settle or compromise any material legal actions or material liabilities or certain securities-related legal actions;

•	make, change or rescind any material tax election or change a material method of tax accounting, amend any material tax return, settle or compromise any material tax liability, audit, claim or assessment, or enter into any material closing agreement related to taxes, or knowingly surrender any right to claim a material tax refund, other than as required by applicable law or necessary to preserve our status as a REIT under the Code, or to qualify or preserve the status of any subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the Code, as the case may be (provided that in such events we shall notify Nantucket Parent of such election and shall not fail to make such election in a timely manner);

•	enter into, amend or modify any tax protection agreements, or take any action that would, or could reasonably be expected to, violate any tax protection agreement or otherwise give rise to any liability of us or any of our subsidiaries;

•	amend any term of any outstanding security or equity interest of us or any of our subsidiaries;

•	sell or otherwise dispose of, or subject to any encumbrance, any of our, our subsidiaries’ or our joint ventures’ properties or other material assets other than pending sales pursuant to definitive agreements executed prior to March 5, 2006;

•	adopt a plan of complete or partial liquidation or dissolution;

•	fail to maintain in full force and effect all existing insurance policies or to replace such insurance policies with comparable insurance policies covering us, our, our subsidiaries’ and our joint ventures’ properties, and our subsidiaries’ properties, assets and businesses;

•	initiate or consent to any material zoning reclassification of any our, our subsidiaries’ or our joint ventures’ properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any such properties;

•	effectuate a “plant closing” or “mass layoff”;

•	take any action that would cause any of our representations or warranties contained in the merger agreement to become inaccurate in any material respect or any of our covenants to be breached in any material respect or result in the failure to be satisfied of any of the conditions to closing set forth in the merger agreement; and

•	announce an intention, enter into an agreement or otherwise make a commitment to do any of the foregoing.

No Solicitation of Transactions

We have agreed that, from March 5, 2006 to the merger effective time and subject to specified exceptions described below, neither we nor any of our subsidiaries or our or their representatives will, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any acquisition proposal;

•	enter into discussions or negotiate with any person in furtherance of those inquiries or to obtain an acquisition proposal or release any person from any standstill agreement or similar obligation to us or any of our subsidiaries, other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of March 5, 2006, by virtue of the execution and announcement of the merger agreement or otherwise;

•	withdraw, modify or amend our board’s recommendation that stockholders approve the merger agreement and the merger in any manner adverse to Nantucket Parent, MergerCo or the Merger Partnerships;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any agreement in principle, arrangement, understanding, contract or agreement relating to an acquisition proposal.

For purposes of the merger agreement, “acquisition proposal” means any proposal or offer (other than the mergers or any of the other transactions contemplated by the merger agreement) for any:

•	merger, consolidation, share exchange, business combination or similar transaction involving us, our operating partnership or any of our subsidiaries representing 20% or more of our and our subsidiaries’ assets or income, taken as a whole;

•	sale or other disposition, directly or indirectly, by merger, consolidation, share exchange, business combination, or any similar transaction, of 20% or more of our and our subsidiaries’ assets, taken as a whole;

•	issue, sale or other disposition by us or any of our subsidiaries of shares of our capital stock or other securities representing 20% or more of the voting power of our voting securities or 20% or more of the equity interests or general partner interests in our operating partnership, either DownREIT partnership, or the CAR LP general partner;

•	tender offer or exchange offer in which any person or group acquires beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the voting power of our common stock or outstanding equity interests or general partner interests in our operating partnership, either DownREIT partnership, or the CAR LP general partner;

•	recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to us, our operating partnership or either DownREIT partnership; or

•	other transaction which is similar in form, substance or purpose to any of the foregoing transactions.

Prior to the approval of the merger by our stockholders, following the receipt of an unsolicited written acquisition proposal, our board of directors may contact such person and its advisors solely for the purpose of clarifying the proposal and any material terms thereof and the conditions to consummation, to determine whether such acquisition proposal is reasonably likely to result in a superior proposal and, if our board of directors determines in good faith, after consultation with its legal and financial advisors, that such acquisition proposal is reasonably likely to result in a superior proposal and determines in good faith, after consultation with legal counsel, that failure to take such action would be inconsistent with its duties to our stockholders under applicable law, our board of directors may:

•	furnish non-public information with respect to us and our subsidiaries to such person who made such proposal, provided that we have caused such person to enter into a confidentiality agreement with us containing terms that are at least as favorable to us as those contained in the confidentiality agreement we signed with an affiliate of Nantucket Parent and we concurrently disclose the same non-public information to Nantucket Parent if not previously disclosed;

•	participate in negotiations regarding such proposal;

•	following receipt of a written acquisition proposal that constitutes a superior proposal, recommend to our stockholders that they approve such superior proposal and, in connection therewith, withdraw or modify in a manner adverse to Nantucket Parent, or fail to make, our board of directors’ recommendation that our stockholders approve the merger agreement and the merger; or

•	other than in connection with an acquisition proposal, withdraw or modify in a manner adverse to Nantucket Parent, or fail to make, our board of directors’ recommendation that our stockholders approve the merger agreement and the merger.

For purposes of the merger agreement, “superior proposal” means a written acquisition proposal:

•	that relates to more than 50% of the voting power of our capital stock or all or substantially all of our and our subsidiaries’ assets, taken as a whole;

•	which our board of directors determines in its good faith judgment, after consultation with its financial advisor and after taking into account all the terms and conditions of the acquisition proposal, to be more favorable from a financial point of view to our stockholders than the merger (including any alterations to the merger agreement agreed to in writing by Nantucket Parent in response to such an acquisition proposal);

•	whose material conditions to consummation are reasonably capable of being satisfied in the judgment of the board of directors; and

•	for which financing, to the extent required, is then committed or, in the judgment of our board of directors, is reasonably likely to be available.

We and our operating partnership have agreed to promptly notify Nantucket Parent (but no less than 24 hours after initial receipt) of our receipt of any acquisition proposal or indication by any person considering making an acquisition proposal, or requests for information relating to us or our subsidiaries or any inquiry or request for discussions or negotiations regarding any acquisition proposal. In our notice to Nantucket Parent, we have agreed to provide a copy of such acquisition proposal, indication, inquiry or request and any related communication, and any relevant details, including the identity of parties making the proposal. We and our operating partnership have also agreed to keep Nantucket Parent reasonably informed on a prompt basis of the status of and any material developments regarding any such acquisition proposal, indication, inquiry or request. Under the merger agreement, we may not, and may not permit any of our subsidiaries to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which we or our subsidiaries are a party and we have agreed to, and to cause each of our subsidiaries to, enforce the provisions of any such agreements. We also agreed to, and to cause each of our subsidiaries to, terminate or cause to be terminated any existing discussions, negotiations, or communications with any parties regarding any acquisition proposal.

We also agreed not to take any action to exempt any person from the ownership restrictions in Article V of our charter or otherwise cause such restrictions not to apply.

Employee Benefits

For a period of one year following the closing date, Nantucket Parent has agreed that it will cause the surviving corporation to provide all employees employed by us or our subsidiaries as of the merger effective time and who continue to be employed by the surviving corporation or its successors or assigns or any of their subsidiaries (“active employees”) with base salary and cash incentive compensation (excluding any cash bonuses or dividend equivalent payments related to equity or equity-based awards) in an amount at least equal to the same level that was provided to each active employee, or to which such active employee was entitled, prior to the merger effective time and benefits (other than equity-based benefits) that are no less favorable in the aggregate as than those provided under our benefit plans in effect immediately prior to the merger effective time.

Nantucket Parent has agreed to honor, and to cause the surviving corporation to honor, all severance, change of control and similar plans and agreements in accordance with their terms as in effect immediately prior to the merger effective time.

In addition, Nantucket Parent has agreed to:

•	provide each of our active employees with credit for service with us and our subsidiaries with respect to any employee benefit plans established by Nantucket Parent or its subsidiaries under which our active employees may be eligible to participate after the merger effective time (“new plans”), to the same extent as such active employee was entitled to credit for such service under the respective CarrAmerica benefit plans, provided that such crediting of service shall not operate to duplicate any benefits and shall not be counted for the purpose of crediting benefit accrual under any defined benefit plan; and

•	for purposes of each new plan providing health benefits to any active employee, cause such active employee to receive credit for all amounts paid by such active employee for purposes of satisfying all deductible, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Nantucket Parent or the surviving corporation.

Pre-Closing Transactions

In addition, Nantucket Parent may request that, immediately prior to the closing, we (1) convert any of our subsidiaries organized as a corporation or limited partnership into a limited liability company, (2) sell the stock, partnership interests or limited liability interests owned by us in any subsidiary at a price designated by Nantucket Parent, or (3) sell any of our or our subsidiaries’ assets at a price designated by Nantucket Parent. These rights of Nantucket Parent are limited, however, in that (a) Nantucket Parent may not require us to take any action that contravenes the organizational documents or a material contract of any applicable subsidiary, (b) any such actions or transactions would be contingent upon our receipt of a written notice from Nantucket Parent confirming that all conditions to the obligations of Nantucket Parent, MergerCo and the Merger Partnerships under the merger agreement have been satisfied or waived and that Nantucket Parent, MergerCo and the Merger Partnerships are prepared to proceed immediately with the closing and any other evidence reasonably requested by us that the closing will occur, (c) these actions (or the inability to complete them) will not affect or modify the obligations of Nantucket Parent, MergerCo and the Merger Partnerships under the merger agreement, and (d) we and our subsidiaries will not be required to take any action that could adversely affect our classification as a REIT within the meaning of the Code or that could result in any United States federal, state or local income tax being imposed on the limited partners of the DownREIT partnerships.

Agreement to Take Further Action

Subject to the terms and conditions of the merger agreement and in accordance with applicable laws, each party to the merger agreement has agreed to use its reasonable efforts to take, or to cause to be taken, all appropriate actions and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws to consummate the mergers and the transactions contemplated by the merger agreement, including using its reasonable efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities with us and our subsidiaries as are necessary for the consummation of the transactions contemplated by the merger agreement and to fulfill the conditions to the mergers and the other transactions contemplated by the merger agreement.

Each party to the merger agreement has agreed to cooperate and use its reasonable best efforts to defend through litigation on the merits any legal action, including administrative or judicial action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order that in whole or in part restricts, delays, prevents or prohibits consummation of the mergers, including by vigorously pursuing all available avenues of administrative and judicial appeal.

Furthermore, the parties have agreed to use their respective commercially reasonable efforts to obtain any third-party consents:

•	necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

•	disclosed in the disclosure schedules to the merger agreement; or

•	required to prevent a material adverse effect from occurring prior to the merger effective time.

In addition, we, our operating partnership and the DownREIT partnerships have agreed that, in the event that any of us, our operating partnership or the DownREIT partnerships fail to obtain any of the third-party consents mentioned above, each of us will use our commercially reasonable efforts and take all such actions reasonably requested by Nantucket Parent to minimize any adverse effect on us, our operating partnership, the DownREIT partnerships, Nantucket Parent, MergerCo or the Merger Partnerships or their businesses as a result of the failure to obtain such consent.

Neither we nor our subsidiaries will be permitted to pay or commit to pay any consideration, make any commitment or incur any liability or other obligation in connection with obtaining any approval or consent from any non-governmental third party unless Nantucket Parent has provided its prior written consent, which Nantucket Parent cannot unreasonably withhold. In addition, none of Nantucket Parent, MergerCo, the Merger Partnerships or their respective affiliates will be required to pay any consideration, make any commitment or incur any liability or other obligation in connection with obtaining any approval or consent from any non-governmental third party.

Conditions to the Mergers

The obligations of the parties to complete the mergers are subject to the following mutual conditions:

•	approval of the merger and the other transactions contemplated by the merger agreement by the requisite stockholder vote;

•	any waiting period applicable to the consummation of the mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, must have expired or terminated, and any approvals required under it must have been obtained; and

•	no governmental authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling that would make the consummation of the mergers illegal or otherwise prohibit the consummation of the mergers.

The obligations of Nantucket Parent, MergerCo and the Merger Partnerships to complete the mergers are subject to the following additional conditions:

•	our, our operating partnership’s and the DownREIT partnerships’ representations and warranties that (a) are not made as of a specific date shall be true and correct as of the date of the merger agreement and as of the closing, as though made on and as of the closing, and (b) are made as of a specific date shall be true and correct as of such date, except where the failure of our, our operating partnership’s and the DownREIT partnerships’ representations and warranties to be true and correct in all respects without regard to any materiality or material adverse effect qualifications (other than the representation relating to any material adverse effect) does not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, provided that certain representations and warranties pertaining to our capitalization must be true and correct in all material respects as of the closing;

•	the performance, in all material respects, by us, our operating partnership and the DownREIT partnerships of our, our operating partnership’s and the DownREIT partnerships’ obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

•	the receipt by Nantucket Parent of a certificate signed by one of our officers with respect to the truth and correctness of our, our operating partnership’s and the DownREIT partnerships’ representations and warranties, the performance of our, our operating partnership’s and the DownREIT partnerships’ obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

•	since March 5, 2006, there shall not have been any event, occurrence, effect or circumstance that, individually or in the aggregate, has resulted or would reasonably be expected to result in, a material adverse effect;

•	the receipt of a tax opinion of our counsel, Hogan & Hartson L.L.P., opining that we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, commencing with our taxable year ended December 31, 1996;

•	receipt from the administrative agent under our revolving credit facility of a “payoff” letter acknowledging that, subject to repayment of the aggregate principal amount outstanding under the credit facility, together with all accrued and unpaid interest and any other fees or expenses payable, the credit facility will be terminated, any and all related liens held by the administrative agent, or any other collateral agent under the revolving credit facility, will be released, and we and our subsidiaries will be released from any and all liabilities under the credit facility and any related guarantees (other than any obligations under any indemnification or similar provision that survive such termination); and

•	(a) receipt of the requisite consents with respect to each series of our senior notes, and the execution of supplemental indentures to the indentures governing these senior notes, which will be effective promptly following the receipt of the required consents with the amendments described in the tender offer documents and provided for therein to become operative upon the acceptance of the senior notes for payment pursuant to the offers to purchase and concurrently with the closing of the mergers or (b) in the event the requisite consents are not obtained with respect to any series of senior notes, we and our operating partnership will have issued an irrevocable notice of optional redemption for all of the then outstanding senior notes of such series in accordance with the terms of the applicable indenture governing such series and which shall provide for the satisfaction and discharge of such senior notes and such indenture; provided that, Nantucket Parent, MergerCo and the Merger Partnerships shall have irrevocably deposited with the applicable trustee under each such indenture sufficient funds to effect such satisfaction and discharge.

The obligations of us, our operating partnership and the DownREIT partnerships to complete the mergers are subject to the following additional conditions:

•	the representations and warranties of Nantucket Parent, MergerCo and the Merger Partnerships, that (a) are not made as of a specific date shall be true and correct as of the date of the merger agreement and as of the closing, as though made on and as of the closing, and (b) are made as of a specific date shall be true and correct as of such date, except where the failure of their representations and warranties to be true and correct in all respects without regard to any materiality or Nantucket Parent material adverse effect qualifications does not have and would not reasonably be expected to have, individually or in the aggregate, a Nantucket Parent material adverse effect;

•	the performance, in all material respects, by Nantucket Parent, MergerCo and the Merger Partnerships of their obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement; and

•	the receipt by us of an officer’s certificate with respect to the truth and correctness of the representations and warranties of Nantucket Parent, MergerCo and the Merger Partnerships and the performance of their obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement.

For the purposes of the merger agreement, “Nantucket Parent material adverse effect” means any effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is materially adverse to Nantucket Parent’s and its subsidiaries’ assets, business, results of operations or financial condition taken as a whole.

A “Nantucket Parent material adverse effect” will not have occurred, however, as a result of effects, events, developments or changes arising out of or resulting from:

•	changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates;

•	changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which Nantucket Parent and its subsidiaries conduct their business (unless and only to the extent such effect, event, development or change affects Nantucket Parent and its subsidiaries in a disproportionate manner as compared to other persons or participants in the industries in which Nantucket Parent and its subsidiaries conduct their business and that operate in the geographic regions affected by such effect, event, development or change);

•	changes in GAAP;

•	the negotiation, execution, announcement or performance of the merger agreement or the transactions contemplated by the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees;

•	acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of March 5, 2006 (unless and only to the extent such effect, event, development or change affects Nantucket Parent and its subsidiaries in a disproportionate manner as compared to other persons or participants in the industries in which Nantucket Parent and its subsidiaries conduct their business and that operate in the geographic regions affected by such effect, event, development or change);

•	earthquakes, hurricanes or other natural disasters (unless and only to the extent such effect, event, development or change affects Nantucket Parent and its subsidiaries in a disproportionate manner as compared to other persons or participants in the industries in which Nantucket Parent and its subsidiaries conduct their business and that operate in the geographic regions affected by such effect, event, development or change); or

•	any action taken by Nantucket Parent and its subsidiaries at the request or with the consent of us, our operating partnership or either of the DownREIT partnerships.

Termination

The merger agreement may be terminated and the mergers may be abandoned at any time prior to the effective time of the partnership mergers, as follows:

•	by mutual written consent of the parties;

•	by either Nantucket Parent or us if:

•	the partnership mergers have not occurred on or before September 5, 2006, provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the partnership mergers to occur on or before September 5, 2006;

•	any governmental authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action which has the effect of making consummation of any of the mergers illegal or otherwise prevents or prohibits the consummation of any of the mergers and is final and non-appealable; or

•	the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement upon a vote being taken at a duly convened stockholders meeting is not obtained.

•	by Nantucket Parent if:

•	each of Nantucket Parent, MergerCo and the Merger Partnerships are not in material breach of their obligations under the merger agreement, and (a) any of our, our operating partnership’s or the DownREIT partnerships’ representations and warranties are or become untrue or incorrect such that the closing condition pertaining to our, our operating partnership’s or the DownREIT partnerships’ representations and warranties would be incapable of being satisfied by September 5, 2006, or (b) there has been a breach of any of our, our operating partnership’s or the DownREIT partnerships’ covenants and agreements under the merger agreement such that the closing condition pertaining to our, our operating partnership’s or the DownREIT partnerships’ performance and compliance with covenants or agreements would be incapable of being satisfied by September 5, 2006;

•	our board of directors withdraws, modifies or amends its recommendation that stockholders vote to approve the merger agreement and the merger in any manner adverse to Nantucket Parent, MergerCo or the Merger Partnerships;

•	our board of directors approves, endorses or recommends an acquisition proposal; we enter into a contract or agreement relating to an acquisition proposal (other than a confidentiality agreement permitted by the merger agreement); a tender offer or exchange offer for any of our outstanding stock that constitutes an acquisition proposal is commenced before the requisite stockholder vote is obtained and our board of directors fails to recommend against acceptance of such tender offer or exchange offer within ten business days after it is commenced; or we or our board of directors publicly announces the intention to do any of the foregoing;

•	our board of directors exempts any person other than Nantucket Parent or its affiliates from the provisions in Article V of our charter; or

•	by us if:

•	neither we, our operating partnership nor either of the DownREIT partnerships are in material breach of our or their respective obligations under the merger agreement, and (a) any of Nantucket Parent’s, MergerCo’s or either of the Merger Partnership’s representations and warranties are or become untrue or incorrect such that the closing condition pertaining to their representations and warranties would be incapable of being satisfied by September 5, 2006, or (b) there has been a breach of any of Nantucket Parent’s, MergerCo’s or either of the Merger Partnership’s covenants and agreements under the merger agreement such that the closing condition pertaining to their performance and compliance with covenants and agreements would be incapable of being satisfied by September 5, 2006; or

•	our board of directors approves and authorizes us to enter into a definitive agreement to implement a superior proposal in accordance with the terms of the merger agreement, so long as:

•	the requisite stockholder vote has not been obtained;

•	we are not in or have not been in breach of our obligations under the merger agreement with regard to prohibitions on soliciting acquisition proposals in any material respect;

•	our board of directors has determined in good faith, after consulting with its financial advisor, that such definitive agreement constitutes a superior proposal and has determined in good faith, after consulting with its outside legal counsel, that the failure to take such actions would be inconsistent with directors’ duties to our stockholders under applicable laws;

•	we have notified Nantucket Parent in writing that we intend to enter into such agreement (attaching the most current version of such definitive agreement);

•	during the three business days following the receipt by Nantucket Parent of our notice, we have offered to negotiate with, and if accepted, have negotiated in good faith with, Nantucket Parent to make adjustments to the terms and conditions of the merger agreement to enable us to proceed with the mergers and other transactions contemplated by the merger agreement;

•	our board of directors has determined in good faith, after the end of such three business day period, after considering the results of such negotiations and any revised proposals made by Nantucket Parent, that the superior proposal giving rise to such notice continues to be a superior proposal; and

•	we pay to Nantucket Parent the termination fee and reasonable transaction expenses in accordance with the merger agreement simultaneously with the termination of the merger agreement.

Termination Fee and Expenses

We have agreed to pay to Nantucket Parent a termination fee of $85 million and to reimburse Nantucket Parent’s, MergerCo’s and the Merger Partnerships’ reasonable transaction expenses up to a limit of $7.5 million if:

•	we terminate the merger agreement because our board approves and authorizes us to enter into an agreement to implement a superior proposal in accordance with the terms of the merger agreement;

•	Nantucket Parent has terminated the merger agreement because our board has withdrawn, modified or amended its recommendation that stockholders vote to approve the merger agreement and the merger in any manner adverse to Nantucket Parent, MergerCo or the Merger Partnerships;

•	Nantucket Parent has terminated the merger agreement because our board has approved, endorsed or recommended, or we have entered into a contract or agreement relating to, an acquisition proposal, or a tender offer or exchange offer for any of our outstanding stock has been commenced prior to the requisite stockholder vote being obtained and our board has failed to recommend against such offer within ten business days of its commencement, or we or our board has publicly announced its intention to do any of the foregoing;

•	Nantucket Parent has terminated the merger agreement because our board has exempted any person other than Nantucket Parent or its affiliates from the ownership restrictions in Article V of our charter; or

•	an acquisition proposal has been made to us, our operating partnership, or the DownREIT partnerships, or otherwise publicly announced, prior to the termination date and the merger agreement has been terminated (i) by either Nantucket Parent or us because the mergers have not been consummated on or before September 5, 2006 and such acquisition proposal has not been withdrawn prior to the termination date or because the requisite stockholder vote to approve the merger upon a vote being taken has not been obtained at a duly convened meeting or (ii) by Nantucket Parent because we, our operating partnership, or the DownREIT partnerships have breached our obligations in the merger agreement regarding non-solicitation and convening and holding a meeting of our common stockholders, and in any case, within twelve months following the termination we enter into a contract with respect to or consummate any acquisition proposal; for purposes of determining whether a payment is required, references to 20% in the definition of “acquisition proposal” above are deemed to be references to 50% with respect to the acquisition proposal.

We have agreed that in the event that we fail to pay the termination fee or any termination expenses when due, or Nantucket Parent fails to pay any termination expenses when due, we or Nantucket Parent, as the case may be, will reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such party in connection with the collection under and enforcement of relevant provisions of the merger agreement.

The merger agreement also provides that if either party terminates the merger agreement because of the other party’s material breach of the merger agreement which would result in the failure of a condition being satisfied by September 5, 2006, the breaching party must reimburse the non-breaching party for its reasonable transaction expenses up to a limit of $7.5 million.

Amendment and Waiver

The merger agreement may be amended by mutual agreement of the parties in writing, whether before or after our stockholders have approved the merger agreement, provided that after any such stockholder approval, no amendment shall be made which, by law or the rules of the New York Stock Exchange, requires further stockholder approval without first obtaining such stockholder approval. The merger agreement also provides that, at any time prior to the effective time of the partnership mergers we or Nantucket Parent may extend the time for the performance of any obligations of the other parties, waive any inaccuracies in the representations and warranties of the other parties or waive compliance with any of the agreements or conditions to its obligations contained in the merger agreement.

ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING

Proposal for Adjournments

We are asking our common stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Our board of directors recommends that you vote “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Postponements of the Special Meeting

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders. If postponed, as required by law, we will provide at least ten days’ notice of the new meeting date.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is traded on the New York Stock Exchange under the symbol “CRE.” As of May 22, 2006, there were 378 stockholders of record. The following table sets forth the high and low sale prices of our common stock as reported on the New York Stock Exchange Composite Tape (rounded to the nearest cent), and the dividends paid per share of our common stock, for each quarterly period for the past two years and for the first quarterly period and second quarterly period (through May 31, 2006) of fiscal year ending December 31, 2006.

	Market Price Range
	High	Low	Dividend
Fiscal Year Ending December 31, 2006:
Second Quarter (through May 31, 2006)	$45.00	$44.03	$—
First Quarter	44.70	34.54	0.50	(1)

Fiscal Year Ended December 31, 2005:
Fourth Quarter	$36.52	$31.22	$0.50
Third Quarter	39.55	34.48	0.50
Second Quarter	37.54	30.75	0.50
First Quarter	33.34	30.00	0.50
Full Year	39.55	30.00	2.00

Fiscal Year Ended December 31, 2004:
Fourth Quarter	$34.07	$31.40	$0.50
Third Quarter	34.34	29.81	0.50
Second Quarter	34.25	26.63	0.50
First Quarter	34.00	29.17	0.50
Full Year	34.34	26.63	2.00

(1)	Paid on May 31, 2006 to shareholders of record as of the close of business on May 19, 2006.

On February 16, 2006, the last trading day prior to published reports regarding a proposed business combination transaction involving us, the closing price of our common stock on the New York Stock Exchange was $37.80 per share. On March 3, 2006, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the New York Stock Exchange was $41.08 per share. On May 31, 2006, the last trading day before the date of this proxy statement, the closing price of our common stock on the New York Stock Exchange was $44.33 per share. You are encouraged to obtain current market quotations for our common stock.

Under the merger agreement, we were permitted to declare and pay to our common stockholders prior to the merger effective time a regular quarterly dividend of up to $0.50 per share of our common stock for the quarterly period ended March 31, 2006, which was paid on May 31, 2006. However, under the terms of the merger agreement, we may not declare or pay any other dividends to our common stockholders without the prior written consent of Nantucket Parent.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of May 22, 2006 for:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our current directors;

•	each of our Chief Executive Officer and our four other most highly compensated executive officers, which we collectively refer to as our named executive officers; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes, all such securities are owned directly by the named person and such person identified as the beneficial owner has sole voting and investment power. For purposes of the following table, the number of shares of our common stock that is beneficially owned by each of the persons named below represents the aggregate of (a) shares of our common stock, including restricted stock, such person holds, (b) shares of our common stock that may be issued to such person upon exercise of options that are exercisable or issuable through July 21, 2006, the 60th day from May 22, 2006, and (c) the number of shares of our common stock for which limited partnership units of CRH LP and CAR LP held by such person are redeemable (if we elect to issue shares rather than pay cash upon such redemption). The extent to which a person holds shares of our common stock (including restricted common stock), options to purchase our common stock, CRH LP units and/or CAR LP units is set forth in the footnotes. As of May 22, 2006, we had 59,056,769 shares of our common stock outstanding, and there were 4,181,485 CRH LP units (other than such units held by us) and 920,022 CAR LP units (other than such units held by us), respectively, deemed outstanding.

Name and Address of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares & Units(2)

More Than 5% Beneficial Owners
Cohen & Steers, Inc. (3) 280 Park Avenue, 10th Floor New York, NY 10017	8,835,684	14.96%	13.77%

Stichting Pensioenfonds ABP (4) Oude Lindestraat 70, Postbus 2889 6401 DL Heerlen The Kingdom of the Netherlands	4,125,000	6.98%	6.43%

Wesley Capital Management, LLC (5) 535 Madison Avenue, 26th Floor New York, NY 10022	3,328,000	5.64%	5.19%

The Vanguard Group, Inc.(6) 100 Vanguard Boulevard Malvern, PA 19355	3,006,381	5.09%	4.69%

Directors
Bryce Blair Avalon Bay 2900 Eisenhower Avenue Alexandria, VA 22314	1,000	*	*

Name and Address of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares & Units(2)

Andrew F. Brimmer (7) Brimmer & Company 4400 MacArthur Boulevard, NW Washington, DC 20007	25,999	*	*

K. Dane Brooksher (8) 14100 East 35th Place Aurora, CO 80011	1,000	*	*

Thomas A. Carr (9) CarrAmerica Realty Corporation 1850 K Street, NW Washington, DC 20006	682,143	1.14%	1.05%

Joan Carter UM Holdings, Ltd. 56 N. Haddon Avenue, P.O. Box 200 Haddonfield, NJ 08033	3,000	*	*

Patricia Diaz Dennis (10) 175 East Houston, Room 11-A-50 San Antonio, TX 78205	1,000	*	*

Philip L. Hawkins (11) CarrAmerica Realty Corporation 1850 K Street, NW Washington, DC 20006	295,335	*	*

Robert E. Torray (12) Robert E. Torray & Co. Inc. 7501 Wisconsin Avenue, Suite 1100 Bethesda, MD 20814	223,000	*	*

Wesley S. Williams, Jr. (13) Lockhart Cos. Inc. #44 Estate Thomas St. Thomas, USVI 00802	51,200	*	*

Named Executive Officers
Stephen E. Riffee (14) CarrAmerica Realty Corporation 1850 K Street, NW Washington, DC 20006	54,507	*	*

Karen B. Dorigan (15) CarrAmerica Realty Corporation 1850 K Street, NW Washington, DC 20006	117,367	*	*

Linda A. Madrid (16) CarrAmerica Realty Corporation 1850 K Street, NW Washington, DC 20006	33,906	*	*

All directors and executive officers as a group (12 persons) (17)	1,489,457	2.49%	2.29%

*	Less than 1%.
(1)	The total number of shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 59,056,769 shares of our common stock outstanding as of May 22, 2006, (b) the number of shares of our common stock that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of May 22, 2006, and (c) the number of shares of our common stock issuable to such person(s) upon redemption of all CRH LP units and CAR LP Units beneficially owned by such person(s). The total number of shares outstanding does not assume, however, that options, CRH LP units or CAR LP units held by other persons are exercised or redeemed for shares of our common stock.
(2)	The total number of shares and units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 59,056,769 shares of our common stock outstanding as of May 22, 2006, (b) 4,181,485 CRH LP units outstanding as of May 22, 2006 (other than such units held by us), (c) 920,022 CAR LP units outstanding as of May 22, 2006 (other than such units held by us), and (d) the number of shares of our common stock that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of May 22, 2006. The total number of shares outstanding does not assume, however, that options held by other persons are exercised for shares of our common stock.
(3)	Based on a filing made pursuant to Section 13(g) of the Exchange Act by Cohen & Steers, Inc. Represents 8,808,822 shares of our common stock over which Cohen & Steers, Inc. has sole dispositive power and 8,250,522 of such shares with respect to which Cohen & Steers, Inc. has sole voting power. Cohen & Steers Capital Management, Inc., a subsidiary of Cohen & Steers, Inc., reported sole voting power of 8,250,522 of such shares and dispositive power over 8,808,822 of such shares. Houlihan Rovers SA, a subsidiary of Cohen & Steers, Inc., reported sole voting and dispositive power over 26,802 of the shares reported by Cohen & Steers, Inc.
(4)	Based on a filing made pursuant to Section 13(g) of the Exchange Act by Stichting Pensioenfonds ABP. Represents 4,125,000 shares of our common stock over which Stichting Pensioenfonds ABP has sole dispositive and voting power.
(5)	Based on a filing made pursuant to Section 13(g) of the Exchange Act by Wesley Capital Management, LLC, Arthur Wrubel and John Khoury. Wesley Capital Management, LLC serves as investment manager or advisor to three hedge funds and two managed accounts (the “Funds”) with aggregate ownership of 3,328,000 of our common shares. Messrs. Wrubel and Khoury are managing members of Wesley Capital Management, LLC and together they control its business activities. Wesley Capital Management, LLC and Messrs. Wrubel and Khoury may be deemed to be the beneficial owners of the shares owned by the Funds. Wesley Capital Management, LLC and Messrs. Wrubel and Khoury each disclaim beneficial ownership of the shares held by the Funds, except to the extent of any pecuniary interest.
(6)	Based on a filing made pursuant to Section 13(g) of the Exchange Act by The Vanguard Group, Inc. Represents 3,006,381 shares of our common stock over which The Vanguard Group has sole dispositive power and 22,476 of such shares with respect to which The Vanguard Group has sole voting power.
(7)	Dr. Brimmer owns 2,100 shares of our common stock and options to purchase 22,899 shares of our common stock which are exercisable within 60 days of May 22, 2006.
(8)	Mr. Brooksher owns 1,000 restricted shares of our common stock. These shares are scheduled to vest on December 16, 2006.
(9)	Mr. Carr individually owns 84,410 shares of our common stock, 73,942 restricted shares of our common stock and 10,328 CRH LP units. Mr. Carr has options to purchase 508,377 shares of our common stock which are exercisable within 60 days of May 22, 2006. Mr. Carr also holds 2,179 shares of our common stock jointly with his wife. In addition, his children hold an aggregate of 2,907 CRH LP units. The Oliver Carr Company owns 485,509 shares of our common stock and 514,707 CRH LP units. Two trusts, of which Mr. Carr may be a beneficiary, own substantially all of the outstanding shares of common stock of The Oliver Carr Company. Mr. Carr disclaims beneficial ownership of these shares and units that are owned by The Oliver Carr Company.

(10)	Ms. Dennis owns 1,000 restricted shares of our common stock. These shares are scheduled to vest on September 12, 2006.
(11)	Mr. Hawkins owns 46,684 shares of our common stock, 53,901 restricted shares of our common stock and options to purchase 194,750 shares of our common stock which are exercisable within 60 days of May 22, 2006. The number of shares shown for Mr. Hawkins excludes 25,065 shares of our common stock that are issuable to Mr. Hawkins as a result of the vesting of 25,065 restricted stock units, the receipt of which has been deferred at Mr. Hawkins’ election pursuant to the terms of a deferral agreement.
(12)	Mr. Torray individually owns 203,000 shares of our common stock. In addition, his wife owns 20,000 shares of our common stock. Two investment funds that are managed by Robert E. Torray & Co. Inc., of which Mr. Torray is the founder and Chairman, collectively own 606,500 shares of our common stock. Mr. Torray disclaims beneficial ownership of these shares that are owned by the investment funds.
(13)	Mr. Williams owns 5,200 shares of our common stock and options to purchase 45,000 shares of our common stock which are exercisable within 60 days of May 22, 2006.
(14)	Mr. Riffee owns 10,445 shares of our common stock, 27,437 restricted shares of our common stock and options to purchase 16,625 shares of our common stock which are exercisable within 60 days of May 22, 2006.
(15)	Ms. Dorigan owns 51,489 shares of our common stock, 20,128 restricted shares of our common stock and options to purchase 45,750 shares of our common stock which are exercisable within 60 days of May 22, 2006. The number of shares shown for Ms. Dorigan excludes 6,684 shares of our common stock that are issuable to Ms. Dorigan as a result of the vesting of 6,684 restricted stock units, the receipt of which has been deferred at Ms. Dorigan’s election pursuant to the terms of a deferral agreement.
(16)	Ms. Madrid owns 18,399 shares of our common stock and 15,507 restricted shares of our common stock. The number of shares shown for Ms. Madrid excludes 4,177 shares of our common stock that are issuable to Ms. Madrid as a result of the vesting of 4,177 restricted stock units, the receipt of which has been deferred at Ms. Madrid’s election pursuant to the terms of a deferral agreement.
(17)	Includes an aggregate of 449,906 shares of our common stock, 192,915 restricted shares of our common stock, options to purchase 833,401 shares of our common stock which are exercisable within 60 days of May 22, 2006 and 13,235 CRH LP units that are beneficially owned by all of our directors and our executive officers as a group, as more fully described in footnotes 7 to 16 above. Of these 192,915 restricted shares of our common stock, an aggregate of 1,000 shares are scheduled to vest on each of September 12, 2006, and December 16, 2006.

NO DISSENTERS’ RIGHTS OF APPRAISAL

Under Maryland corporate law, because shares of our common stock were listed on the New York Stock Exchange on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders who object to the merger do not have any appraisal rights or dissenters’ rights in connection with the merger. However, our common stockholders can vote against the merger, the merger agreement and the other transactions contemplated by the merger agreement. Under Maryland corporate law, because the holders of our Series E preferred stock are not entitled to vote on the merger, they do not have any appraisal rights or dissenters’ rights in connection with the merger.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold an annual meeting in 2006 only if the mergers are not completed. If we hold such an annual meeting, it will be more than 60 days after the anniversary date of the 2005 annual meeting. In order to be eligible for inclusion in our proxy materials for our 2006 annual meeting, if such meeting is held, written notice of any stockholder proposal must be received by us a reasonable time before we begin to print and mail our proxy materials for such annual meeting. In addition, nominations by stockholders of candidates for director and proposals by stockholders other than pursuant to the Rule 14a-8 under the Exchange Act process must be submitted in accordance with our current bylaws. Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting that is delayed by more than 60 days from the first anniversary of the previous year’s annual meeting, written notice (including certain specified information) must be delivered to our Corporate Secretary, at our principal executive offices, no sooner than the 90th day prior to the annual meeting and not later than either (1) the 60th day prior to the annual meeting or (2) the tenth day following the day on which public announcement of the date of the meeting is first made, whichever is later. Our Corporate Secretary will provide a copy of our bylaws upon written request and without charge.

OTHER MATTERS

We currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including matters that the board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file certain reports and information with the SEC under the Exchange Act. You may obtain copies of this information in person or by mail from the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 942-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like CarrAmerica, which file electronically with the SEC. The address of that site is http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement.

We file annual, quarterly and current reports and proxy statements with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov and on our website at www.carramerica.com under Investor Relations—SEC Filings.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the New York Stock Exchange at:

20 Broad Street

New York, New York 10005

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Investor Relations, CarrAmerica Realty Corporation, 1850 K Street, N.W., Suite 500, Washington, D.C. 20006. If you would like to request documents, please do so by June 30, 2006, in order to receive them before the special meeting.

We are “incorporating by reference” information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on February 22, 2006;

•	Annual Report on Form 10-K/A for the year ended December 31, 2005, filed with the SEC on April 28, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 2, 2006; and

•	Current Reports on Form 8-K dated April 27, 2006 (but only with respect to Item 5.03 and Exhibit 3.1 under Item 9.01 of such 8-K), April 13, 2006, March 14, 2006, March 6, 2006, March 5, 2006, and January 25, 2006, and filed with the SEC on May 1, 2006 (but only with respect to Item 5.03 and Exhibit 3.1 under Item 9.01 of such 8-K), April 13, 2006, March 14, 2006, March 6, 2006, March 8, 2006, and January 31, 2006, respectively.

We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated June 1, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Exhibit A

AGREEMENT AND PLAN OF MERGER

Among

CARRAMERICA REALTY CORPORATION,

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.,

CARRAMERICA REALTY, L.P.,

CARR REALTY HOLDINGS, L.P.,

NANTUCKET PARENT LLC,

NANTUCKET ACQUISITION INC.,

NANTUCKET CRH ACQUISITION L.P. and

NANTUCKET CAR ACQUISITION L.P.

Dated as of March 5, 2006

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of March 5, 2006 (this “Agreement”), is made and entered into by and among CarrAmerica Realty Corporation, a Maryland corporation (the “Company”), CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Carr Realty Holdings, L.P., a Delaware limited partnership (“CRH”), CarrAmerica Realty, L.P., a Delaware limited partnership (“CAR” and together with CRH, the “DownREIT Partnerships” and the DownREIT Partnerships together with the Company and the Operating Partnership, the “Company Parties”), Nantucket Parent LLC, a Delaware limited liability company (“Parent”), Nantucket Acquisition Inc., a Maryland corporation and wholly owned subsidiary of Parent (“MergerCo”), Nantucket CRH Acquisition L.P., a Delaware limited partnership whose general partner is MergerCo (“CRH Merger Partnership”) and Nantucket CAR Acquisition L.P., a Delaware limited partnership whose general partner is MergerCo (“CAR Merger Partnership” and together with CRH Merger Partnership, the “Merger Partnerships” and the Merger Partnerships together with Parent and MergerCo, the “Buyer Parties”).

WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into MergerCo (the “Company Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the parties also wish to effect (a) a merger of CRH Merger Partnership with and into CRH (the “CRH Partnership Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (“DRULPA”), and (b) a merger of CAR Merger Partnership with and into CAR (the “CAR Partnership Merger” and together with the CRH Partnership Merger, the “Partnership Mergers” and the Partnership Mergers together with the Company Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-211 of DRULPA;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement and declared that the Company Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders on the terms and subject to the conditions set forth herein, (ii) directed that this Agreement, the Company Merger and the other transactions contemplated hereby be submitted for consideration at a meeting of the Company’s stockholders and (iii) recommended the approval of this Agreement, the Company Merger and the other transactions contemplated hereby by the Company’s stockholders;

WHEREAS, the Operating Partnership, a wholly-owned subsidiary of the Company, as the sole general partner of CRH, has approved this Agreement and the CRH Partnership Merger and deemed it advisable and in the best interests of CRH and the limited partners of CRH to enter into this Agreement and to consummate the CRH Partnership Merger on the terms and conditions set forth herein;

WHEREAS, CarrAmerica Realty GP Holdings, LLC, a wholly-owned subsidiary of the Operating Partnership (the “CAR General Partner”), as the sole general partner of CAR, has approved this Agreement and the CAR Partnership Merger and deemed it advisable and in the best interests of CAR and the limited partners of CAR to enter into this Agreement and to consummate the CAR Partnership Merger on the terms and conditions set forth herein;

WHEREAS, the Board of Directors of MergerCo has approved this Agreement and the Company Merger and declared that this Agreement and the Company Merger are advisable and in the best interests of MergerCo and its stockholder on the terms and subject to the conditions set forth herein;

WHEREAS, MergerCo, as the sole general partner of the CRH Merger Partnership and the CAR Merger Partnership, has approved this Agreement and the Partnership Mergers and deemed it advisable and in the best interests of the Merger Partnerships and their limited partners to enter into this Agreement and to consummate the Partnership Mergers on the terms and subject to the conditions set forth herein;

WHEREAS, the parties intend that for federal, and applicable state, income tax purposes the Company Merger will be treated as a taxable sale by the Company of all of the Company’s assets to MergerCo in exchange for the Company Common Share Merger Consideration and the Series E Preferred Share Merger Consideration provided for herein to be provided to the stockholders of the Company and the assumption of all of the Company’s liabilities, followed by a distribution of such Merger Consideration to the stockholders of the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of the Company for federal income tax purposes; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to such transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. For purposes of this Agreement:

“Acquisition Proposal” means any proposal or offer for, whether in one transaction or a series of related transactions, any (a) merger, consolidation, share exchange, business combination or similar transaction involving the Company, the Operating Partnership or any other Subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein), (b) sale or other disposition, directly or indirectly, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of the Company or the Subsidiaries representing 20% or more of the consolidated assets of the Company and the Subsidiaries, (c) issue, sale or other disposition by the Company or any Subsidiary of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding voting equity securities of the Company or 20% or more of the equity interests or general partner interests in the Operating Partnership, either DownREIT Partnership or the CAR General Partner (provided that the reference to the DownREIT Partnerships and the CAR General Partner in this clause (c) shall not be applicable for purposes of Section 9.03(b)(i)), (d) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the votes associated with the outstanding Company Common Shares or outstanding equity interests or general partner interests of the Operating Partnership, either DownREIT Partnership or the CAR General Partner (provided that the reference to the DownREIT Partnerships and the CAR General Partner in this clause (d) shall not be applicable for purposes of Section 9.03(b)(i)), (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company, the Operating Partnership or either DownREIT Partnership, or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include (i) the Mergers or any of the other transactions contemplated by this Agreement or (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among the Company and one or more Subsidiaries or among Subsidiaries.

“Action” means any claim, action, suit, proceeding, arbitration, mediation or investigation.

“Affiliate” or “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“beneficial owner” has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“Business Day” or “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of New York.

“CAR Class A Preferred Unit” means a “Class A Preferred Unit” of the CAR Surviving Partnership as defined in the form of Annex A attached as Exhibit A hereto, which shall be annexed to and made part of the CAR Partnership Agreement immediately prior to the CAR Merger Effective Time.

“Certificate” or “Certificates” means any certificate evidencing Company Common Shares or Company Series E Preferred Shares.

“Company Bylaws” means the Third Amended and Restated By-Laws of CarrAmerica Realty Corporation adopted on July 31, 2003, as amended.

“Company Charter” means the Amendment and Restatement of Articles of Incorporation of CarrAmerica Realty Corporation, as amended.

“Company Common Shares” means shares of common stock, par value $0.01 per share, of the Company.

“Company Material Adverse Effect” means, with respect to the Company, an effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is materially adverse to the assets, business, results of operations or financial condition of the Company, the Subsidiaries and the JV Entities, taken as a whole, other than any effect, event, development or change arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Company, the Subsidiaries and the JV Entities conduct their business (unless, and only to the extent, such effect, event, development or change affects the Company, the Subsidiaries and the JV Entities in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (c) changes in GAAP, (d) the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement (unless, and only to the extent, such effect, event, development or change affects the Company, the Subsidiaries and the JV Entities in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change, (f) earthquakes, hurricanes or other natural disasters (unless, and only to the extent, such effect, event, development or change affects the Company, the Subsidiaries and the JV Entities, in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change), or (g) any action taken by the Company or the Subsidiaries at the request or with the consent of any of the Buyer Parties; provided, however, that with respect to references to Company Material Adverse Effect in the representations and warranties set forth in Section 4.05, the exceptions set forth in clauses (d) and (g) will not apply. The parties agree that the mere fact of a decrease in the market price of the Company Common Shares shall not, in and of itself, constitute a Company Material Adverse Effect, but any effect, event, development or change underlying such decrease shall be considered in determining whether there has been a Company Material Adverse Effect.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments or other instruments or obligations, other than Company Leases and Ground Leases.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of June 30, 2004 among the Operating Partnership, as borrower, the Company, as guarantor, CAR, as guarantor, JPMC, as Bank and as Administrative Agent for the Banks, J.P. Morgan Chase Securities Inc., as Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association, as Documentation Agent, Wachovia Bank, N.A., as Documentation Agent, Wells Fargo Bank, National Association, as Documentation Agent, Commerzbank, AG, New York Branch, as Co-Agent, National Australia Bank Limited, New York Branch, as Co-Agent, US Bank, as Co-Agent.

“CRH Class A Preferred Unit” means a “Class A Preferred Unit” of the CRH Surviving Partnership as defined in the form of Annex A attached as Exhibit B hereto, which shall be annexed to and made part of the CRH Partnership Agreement immediately prior to the CRH Merger Effective Time.

“Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement for which the disclosure of any fact or item in any Section of such disclosure schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other Section so long as the relevance of such disclosure to such other Section is reasonably apparent from the nature of such disclosure. Nothing in the Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Company or the Operating Partnership made herein.

“Environmental Laws” means any Law relating to (i) releases or threatened releases of Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

“Existing Units” means the CRH LP Units and the CAR LP Units.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Authority” means any United States national, federal, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body or self-regulated entity.

“Hazardous Substances” means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each has been amended from time to time, and all regulations thereunder including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) polychlorinated biphenyls, asbestos, asbestos containing materials, toxic molds, ureaformaldehyde insulation and radon; and (iv) any other contaminant, substance, material or waste regulated pursuant to any Environmental Law.

“Indebtedness” means, without duplication, (i) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured, (ii) reimbursement obligations under any letters of credit or similar instruments, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), and (v) guarantees of any Indebtedness of the foregoing of any other person; provided that, for clarification, Indebtedness shall not include “trade debt.”

“Intellectual Property” means all United States, foreign and international intellectual property, including all (i) patents, patent applications and invention registrations of any type, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

“knowledge of the Company” means the actual knowledge of those individuals listed on Exhibit C.

“knowledge of Parent” means the actual knowledge of those individuals listed on Exhibit D.

“Law” means any United States national, federal, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order.

“Liens” means with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, option, right of first refusal or offer, security interest or encumbrance of any kind in respect to such asset.

“Operating Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 30, 2004.

“Parent Material Adverse Effect” means, with respect to Parent, an effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is materially adverse to the assets, business, results of operations or financial condition of the Parent and its subsidiaries, taken as a whole, other than any effect, event, development or change arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which Parent and its subsidiaries conduct their business (unless, and only to the extent, such effect, event, development or change affects Parent and its subsidiaries in a disproportionate manner as compared to other persons or participants in the industries in which Parent and its subsidiaries conduct their business and that operated in the geographic regions affected by such effect, event, development or change), (c) changes in GAAP, (d) the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement (unless, and only to the extent, such effect, event, development or change affects Parent and its subsidiaries in a disproportionate manner as compared to other persons or participants in the industries in which Parent and its subsidiaries conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (f) earthquakes, hurricanes or other natural disasters (unless, and only to the extent, such effect, event, development or change affects Parent and its subsidiaries, in a disproportionate manner as compared to other persons or participants in the industries in which Parent and its subsidiaries conduct their business and that operate in the geographic regions affected by such effect, event, development or change), or (g) any action taken by Parent and its subsidiaries at the request or with the consent of any of the Buyer Parties; provided, however, that with respect to references to Parent Material Adverse Effect in the representations and warranties set forth in Section 5.04, the exceptions set forth in clauses (d) and (g) will not apply.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP); (ii) inchoate mechanics’ and materialmen’s Liens for construction in progress; (iii) inchoate workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company or any Subsidiary; (iv) with respect to real property, zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority having jurisdiction thereon or otherwise are typical for the applicable property type and locality and that do not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or, with respect to unimproved or vacant real property, interfere materially with the intended use of such property; and (v) with respect to real property, any title exception disclosed in any Company Title Insurance Policy provided or made available to Parent (whether material or immaterial), Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing mortgage debt disclosed in the Disclosure Schedule), the Company Leases and any other Lien that does not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property and/or (vi) other Liens being contested in the ordinary course of business in good faith; provided an appropriate reserve has been established therefor on the Company’s balance sheet for the year ended December 31, 2005.

“person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Representative” of a Person means any officer, trustee, director, Affiliate, employee, investment banker, financial advisor, financing source, attorney, accountant, consultant, broker, finder or other agent or representative of such Person.

“Senior Notes” means the following debt securities for which the Operating Partnership is the primary obligor: (a) the 7.375% notes due in 2007 ($125,000,000 original principal amount); (b) the 5.261% notes due in 2007 ($50,000,000 original principal amount); (c) the 5.25% notes due in 2007 ($175,000,000 original principal amount); (d) the 6.875% notes due in 2008 ($100,000,000 original principal amount); (e) the 3.625% notes due in 2009 ($225,000,000 original principal amount); (f) the 5.5% notes due in 2010 ($250,000,000 original principal amount); (g) the 5.125% notes due in 2011 ($200,000,000 original principal amount); and (h) the 7.125% notes due in 2012 ($400,000,000 original principal amount).

“subsidiary” or “subsidiaries” of the Company, Parent or any other person means a corporation, limited liability company, partnership, joint venture or other organization of which: (a) such party or any other subsidiary of such party is a general partner; (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held by such party or by any one or more of such party’s subsidiaries; or (c) at least 50% of the equity interests is controlled by such party.

“Superior Proposal” means a written Acquisition Proposal (on its most recently amended and modified terms, if amended and modified) made by a Third Party (i) that relates to more than 50% of the voting power of the capital stock of the Company or all or substantially all of the assets of the Company and the Subsidiaries taken as a whole, (ii) which the Company Board determines in its good faith judgment (after consultation with its financial advisor and after taking into account all of the terms and conditions of the Acquisition Proposal) to be more favorable from a financial point of view to the Company’s shareholders (in their capacities as shareholders) than the Company Merger (including any alterations to this Agreement agreed to in writing by Parent in response thereto), (iii) the material conditions to the consummation of which are all reasonably capable of being satisfied in the judgment of the Company Board, and (iv) for which financing, to the extent required, is then committed or, in the judgment of the Company Board, is reasonably likely to be available.

“Taxes” means any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding (including dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, windfall or other profits, capital stock, employment, worker’s compensation, unemployment or compensation taxes, fees and charges, including estimated excise, ad valorem, stamp, value added, capital gains, duty or custom taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

(a) the following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2006 Budget	§ 6.01(j)
Agreement	Preamble
Amended CAR Partnership Agreement	§ 2.02(d)
Amended CRH Partnership Agreement	§ 2.02(c)
Articles of Merger	§ 2.03(d)
Blue Sky Laws	§ 4.05(b)
Buyer Parties	Preamble
Bylaws	§ 2.02(b)
CAR	Preamble
CAR Cash Merger Consideration	§ 3.02(b)
CAR Form of Election	§ 3.02(g)(i)
CAR General Partner	Recitals
CAR LP Unit	§ 3.02(b)
CAR Merger Consideration	§ 3.02(b)
CAR Merger Effective Time	§ 2.03(b)
CAR Merger Partnership	Preamble
CAR Partnership Agreement	§ 4.03(i)
CAR Partnership Merger	Recitals
CAR Partnership Merger Certificate	§ 2.03(b)
CAR Surviving Partnership	§ 2.01(b)
CAR Unit Election	§ 3.02(g)
Capital Expenditures	§ 6.01(j)
CERCLA	§ 4.16(a)
Charter	§ 2.02(a)
Change in Recommendation	§ 7.04(c)
Claim	§ 7.06(a)
Closing	§ 2.04
Closing Date	§ 2.04
Code	§ 4.10(b)
Company	Preamble
Company Board	Recitals
Company Common Share Merger Consideration	§ 3.01(c)
Company Employees	§ 7.05(b)
Company Expenses	§ 9.03(e)
Company Financial Advisor	§ 4.18
Company Intellectual Property	§ 4.14
Company Leases	§ 4.13(f)
Company Merger	Recitals
Company Merger Effective Time	§ 2.03(d)
Company Parties	Preamble
Company Option Plans	§ 3.01(e)
Company Properties	§ 4.13(a)
Company Property	§ 4.13(a)
Company Recommendation	§ 7.02
Company Restricted Shares	§ 3.01(f)
Company Restricted Share Units	§ 3.01(g)

Defined Term	Location of Definition
Company SEC Reports	§ 4.07(a)
Company Share Options	§ 3.01(e)
Company Series E Preferred Shares	§ 4.03(a)
Company Stockholder Approval	§ 4.04(a)
Company Stockholders’ Meeting	§ 7.02
Company Termination Fee	§ 9.03(d)
Company Title Insurance Policy	§ 4.13(d)
Confidentiality Agreement	§ 7.03(b)
Continuing Employees	§ 7.05(b)
CRH	Preamble
CRH Form of Election	§ 3.02(f)(i)
CRH Cash Merger Consideration	§ 3.02(a)
CRH LP Unit	§ 3.02(a)
CRH Merger Consideration	§ 3.02(a)
CRH Merger Effective Time	§ 2.03(a)
CRH Merger Partnership	Preamble
CRH Partnership Agreement	§ 4.03(j)
CRH Partnership Merger	Recitals
CRH Partnership Merger Certificate	§ 2.03(a)
CRH Surviving Partnership	§ 2.01(a)
CRH Unit Election	§ 3.02(f)
Damages Amount	§ 9.04(a)
Debt Commitment Letter	§ 5.07(b)
Debt Financing	§ 5.07(b)
Debt Offers	§ 3.07(a)
Delaware Courts	§ 10.09
DownREIT Partnerships	Preamble
DRIP	§ 3.06
DRULPA	Recitals
DSOS	§ 2.03(a)
Election Date	§ 3.02(f)(i)
End Date	§ 9.01(b)
Environmental Permits	§ 4.16(a)
Equity Funding Letter	§ 5.07(b)
ERISA	§ 4.10(a)
ERISA Affiliate	§ 4.10(g)
Exchange Act	§ 4.05(b)
Exchange Fund	§ 3.03(a)
Expenses	§ 9.03(a)
Financing	§ 5.07(b)
Financing Commitments	§ 5.07(b)
Former Equityholder	§ 3.03(c)
Governmental Order	§ 9.01(c)
Ground Lease	§ 4.13(g)
Guarantee	§ 5.07(c)
Guarantor	§ 5.07(c)
HSR Act	§ 4.05(b)
Incentive Plan	§ 3.01(f)
Indemnified Parties	§ 7.06(a)
IPO Company Properties	§ 4.13(d)
IRS	§ 4.10(a)

Defined Term	Location of Definition
JPMC	§ 8.02(f)
JV Entities	§ 4.01(c)
Lenders	§ 5.07(b)
Liquidation Payment Date	§ 2.09
Material Company Leases	§ 4.13(f)
Material Contracts	§ 4.17
Merger Consideration	§ 3.02(b)
Merger Partnerships	Preamble
MergerCo	Preamble
MergerCo Preferred Shares	§ 3.01(d)
Mergers	Recitals
MGCL	Recitals
Non-Qualified Account Plans	§ 7.05(d)
NYSE	§ 4.05(b)
Offer Documents	§ 3.07(c)
Operating Partnership	Preamble
Option Merger Consideration	§ 3.01(e)
Organizational Documents	§ 4.02
Other Filings	§ 4.12
Parent	Preamble
Parent Expenses	§ 9.03(b)
Participation Agreement	§ 4.13(j)
Participation Interest	§ 4.13(j)
Participation Party	§ 4.13(j)
Partnerships Merger Advisor	§ 4.18
Partnership Mergers	Recitals
Partnership Mergers Effective Time	§ 2.03(c)
Paying Agent	§ 3.03(a)
Permits	§ 4.06(a)
Plans	§ 4.10(a)
Post-IPO Company Properties	§ 4.13(d)
Post-Signing Returns	§ 7.14(b)
Proxy Statement	§ 4.05(b)
Property Restrictions	§ 4.13(a)
Qualifying Income	§ 9.04(a)
REIT	§ 2.08
SDAT	§ 2.03(d)
SEC	§ 4.05(b)
Section 16	§ 7.05(c)
Securities Act	§ 4.05(b)
Series E Preferred Share Merger Consideration	§ 3.01(d)
Subsidiaries	§ 4.01(b)
Surviving Corporation	§ 2.01(c)
SVUs	§ 3.01(h)
SVU Settlement Amount	§ 3.01(h)
Tax Protection Agreements	§ 4.15
Tax Returns	§ 4.15(a)
Termination Date	§ 9.01
Third Party	§ 4.13(h)
Transfer Taxes	§ 7.08
WARN	§ 4.11(b)

SECTION 1.02 Interpretation and Rules of Construction.

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h) references to a person are also to its successors and permitted assigns; and

(i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

THE MERGERS

SECTION 2.01 Mergers.

(a) Subject to the terms and conditions of this Agreement, and in accordance with Section 17-211 of the DRULPA, at the CRH Merger Effective Time, CRH Merger Partnership and CRH shall consummate the CRH Partnership Merger pursuant to which (i) CRH Merger Partnership shall be merged with and into CRH and the separate existence of CRH Merger Partnership shall thereupon cease and (ii) CRH shall be the surviving limited partnership in the CRH Partnership Merger (the “CRH Surviving Partnership”). The CRH Partnership Merger shall have the effects specified in Section 17-211 of the DRULPA.

(b) Subject to the terms and conditions of this Agreement, and in accordance with Section 17-211 of the DRULPA, at the CAR Merger Effective Time, CAR Merger Partnership and CAR shall consummate the CAR Partnership Merger pursuant to which (i) CAR Merger Partnership shall be merged with and into CAR and the separate existence of CAR Merger Partnership shall thereupon cease and (ii) CAR shall be the surviving limited partnership in the CAR Partnership Merger (the “CAR Surviving Partnership”). The CAR Partnership Merger shall have the effects specified in Section 17-211 of the DRULPA.

(c) Subject to the terms and conditions of this Agreement, and in accordance with the MGCL, at the Company Merger Effective Time, MergerCo and the Company shall consummate the Company Merger pursuant to which (i) the Company shall be merged with and into MergerCo and the separate existence of the Company shall thereupon cease and (ii) MergerCo shall be the surviving corporation in the Company Merger (the “Surviving Corporation”). The Company Merger shall have the effects specified in the MGCL, including Section 3-114 thereof.

SECTION 2.02 Charter and Bylaws; Partnership Agreements.

(a) The Charter of MergerCo as in effect immediately prior to the Company Merger Effective Time, shall be the Charter of the Surviving Corporation until thereafter amended as provided therein or by law (including the Articles Supplementary classifying the MergerCo Preferred Shares, the “Charter”).

(b) The bylaws of MergerCo, as in effect immediately prior to the Company Merger Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, by such Charter or by such bylaws (the “Bylaws”).

(c) Prior to the CRH Merger Effective Time, the Operating Partnership, as the general partner of CRH, shall cause the CRH Partnership Agreement to be amended to annex to such agreement Annex A in the form of Exhibit B hereto (as so amended, the “Amended CRH Partnership Agreement”). From and after the CRH Merger Effective Time, the certificate of limited partnership of CRH, as in effect immediately prior to the CRH Merger Effective Time, shall be the certificate of limited partnership of the CRH Surviving Partnership until thereafter amended as provided by law. From and after the CRH Merger Effective Time, the Amended CRH Partnership Agreement shall be the partnership agreement of the CRH Surviving Partnership until thereafter amended as provided therein or by law.

(d) Prior to the CAR Merger Effective Time, the Operating Partnership shall cause the CAR General Partner, as the general partner of CAR, to cause the CAR Partnership Agreement to be amended to annex to such agreement Annex A in the form of Exhibit A hereto (as so amended, the “Amended CAR Partnership Agreement”). From and after the CAR Merger Effective Time, the certificate of limited partnership of CAR, as in effect immediately prior to the CAR Merger Effective Time, shall be the certificate of limited partnership of the CAR Surviving Partnership until thereafter amended as provided by law. From and after the CAR Merger Effective Time, the Amended CAR Partnership Agreement shall be the partnership agreement of the CAR Surviving Partnership until thereafter amended as provided therein or by law.

SECTION 2.03 Effective Times.

(a) At the Closing, CRH shall file a certificate of merger in a form that complies with the DRULPA (the “CRH Partnership Merger Certificate”) with the Secretary of State of the State of Delaware (the “DSOS”), executed in accordance with the applicable provisions of the DRULPA and shall make all other filings or recordings required under the DRULPA to effect the CRH Partnership Merger. The CRH Partnership Merger shall become effective upon such time as the CRH Partnership Merger Certificate has been filed with the DSOS, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the DRULPA as the effective time of the CRH Partnership Merger (the “CRH Merger Effective Time”).

(b) At the Closing, CAR shall file a certificate of merger in a form that complies with the DRULPA (the “CAR Partnership Merger Certificate”) with the DSOS, executed in accordance with the applicable provisions of the DRULPA and shall make all other filings or recordings required under the DRULPA to effect the CAR Partnership Merger. The CAR Partnership Merger shall become effective upon such time as the CAR Partnership Merger Certificate has been filed with the DSOS, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the DRULPA as the effective time of the CAR Partnership Merger (the “CAR Merger Effective Time”).

(c) The CRH Merger Effective Time and the CAR Merger Effective Time shall occur substantially concurrently (the earlier to occur of the CAR Merger Effective Time and the CRH Merger Effective Time, the “Partnership Mergers Effective Time”).

(d) At the Closing, immediately after the later to occur of the CRH Merger Effective Time and the CAR Merger Effective Time, MergerCo and the Company shall duly execute and file articles of merger with respect to the Company Merger in a form that complies with the MGCL (the “Articles of Merger”) with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) in accordance with the MGCL. The Company Merger shall become effective upon such time as the Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the MGCL as the effective time of the Company Merger but not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT (the “Company Merger Effective Time”).

SECTION 2.04 Closing. Unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Mergers (the “Closing”) shall occur as promptly as practicable (but in no event later than the third (3rd ) Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, or at such other time and on a date as agreed to by the parties (the “Closing Date”). The Closing shall take place at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C., or at such other place as agreed to by the parties hereto.

SECTION 2.05 Directors and Officers of the Surviving Corporation. The directors of MergerCo immediately prior to the Company Merger Effective Time shall be the directors of the Surviving Corporation and the officers of MergerCo immediately prior to the Company Merger Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Charter and Bylaws of the Surviving Corporation.

SECTION 2.06 CRH Partnership Matters. The general partner of the CRH Surviving Partnership immediately after the CRH Merger Effective Time shall be the Operating Partnership.

SECTION 2.07 CAR Partnership Matters. The general partner of the CAR Surviving Partnership immediately after the CAR Merger Effective Time shall be the CAR General Partner.

SECTION 2.08 Other Transactions. Parent shall have the option, in its sole discretion and without requiring the further consent of any of the Company Parties or the board of directors, stockholders or partners of any Company Parties, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert or cause the conversion of one or more Subsidiaries that are organized as corporations into limited liability companies and one or more Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold all of the stock, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more Subsidiaries at a price designated by Parent, and (c) sell or cause to be sold any of the assets of the Company or one or more Subsidiaries at a price designated by Parent; provided, however, that (i) neither the Company nor any Subsidiary shall be required to take any action in contravention of any Organizational Document or other Material Contract relating to any applicable Subsidiary, (ii) any such actions or transactions shall be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions set forth in Sections 8.01 and 8.02 have been satisfied (or, with respect to Section 8.02, waived) and that the Buyer Parties are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b) and (c) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Buyer Parties under this Agreement, including payment of the Merger Consideration, (iv) neither the Company nor any Subsidiary shall be required to take any such action that could adversely affect the classification of the Company as a “real estate investment trust” (a “REIT”) within the meaning of Section 856 of the Code and (v) neither the Company nor any Subsidiary shall be required to take any such action that could result in any United States federal, state or local income Tax being imposed on the limited partners of the DownREIT

Partnerships. Parent shall upon request by the Company advance to the Company all reasonable out-of-pocket costs to be incurred by the Company or, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company in connection with any actions taken by the Company in accordance with this Section 2.08 (including reasonable fees and expenses of its Representatives). The Buyer Parties shall, on a joint and several basis, indemnify and hold harmless the Company, the Subsidiaries and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing, none of the representations, warranties or covenants of the Company Parties shall be deemed to apply to, or deemed breached or violated by, any of the transactions contemplated by this Section 2.08 or required by Parent pursuant to this Section 2.08.

SECTION 2.09 Dissolution and Liquidation of the Surviving Corporation. As promptly as practicable following the Company Merger Effective Time, the Surviving Corporation shall deliver written notice of its election to liquidate and terminate its existence to the holders of the MergerCo Preferred Shares, stating the date and place of payment of the amount distributable to such holders of the MergerCo Preferred Shares in accordance with the terms of the Charter relating to the MergerCo Preferred Shares, which notice will be delivered prior to the payment date stated in the notice (the “Liquidation Payment Date”) in accordance with the terms of the Charter relating to the MergerCo Preferred Shares. On the Liquidation Payment Date, the holders of the MergerCo Preferred Shares will receive distributions from the Surviving Corporation equal to the amounts payable to them upon a liquidation of the Surviving Corporation in accordance with the terms of the Charter relating to the MergerCo Preferred Shares. The Surviving Corporation will undertake dissolution in accordance with the provisions of Subtitle 4 of Title 3 of the MGCL and will file articles of dissolution with the SDAT.

ARTICLE III

EFFECTS OF THE MERGERS

SECTION 3.01 Effects on Shares. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the holder of Company Common Shares or holders of any shares in MergerCo:

(a) Each share of common stock, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Company Merger Effective Time shall remain as one issued and outstanding share of common stock of the Surviving Corporation.

(b) Each Company Common Share that is owned by any Subsidiary or by MergerCo immediately prior to the Company Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

(c) Each Company Common Share issued and outstanding immediately prior to the Company Merger Effective Time (other than shares to be canceled in accordance with Section 3.01(b)) shall automatically be converted into, and canceled in exchange for, the right to receive an amount in cash to be paid by Parent equal to $44.75, without interest (the “Company Common Share Merger Consideration”).

(d) Each Company Series E Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time (other than the Company Series E Shares owned by any Subsidiary or by MergerCo, which shall be automatically cancelled and retired and cease to exist) shall automatically be converted into, and shall be cancelled in exchange for, the right to receive one share of 7.50% Series E Cumulative Redeemable Preferred Stock, par value $.01 per share (the “MergerCo Preferred Shares”), of the Surviving Corporation, (the “Series E Preferred Share Merger Consideration”). Immediately prior to the Company Merger Effective Time, the terms of the MergerCo Preferred Shares shall be set forth in the articles supplementary of MergerCo, substantially in the form set forth in Exhibit E hereto.

(e) Immediately prior to the Company Merger Effective Time, each outstanding qualified or nonqualified option to purchase Company Common Shares (“Company Share Options”) under any employee or director share option or compensation plan or arrangement of the Company (“Company Option Plans”), shall become fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof). At the Company Merger Effective Time, each Company Share Option not theretofore exercised shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of Company Common Shares subject to such Company Share Option immediately prior to the Company Merger Effective Time, whether or not vested or exercisable, and (ii) the excess, if any, of the Company Common Share Merger Consideration over the exercise price per share of such Company Share Option (the “Option Merger Consideration”) less any applicable Taxes required to be withheld in accordance with Section 3.04 with respect to such payment. If the exercise price per share of any such Company Share Option is equal to or greater than the Company Common Share Merger Consideration, such Company Share Option shall be canceled without any cash payment being made in respect thereof.

(f) The Buyer Parties acknowledge that all restricted share awards (“Company Restricted Shares”) granted pursuant to the 1997 Employee Stock Option and Incentive Plan (the “Incentive Plan”) or otherwise that remain unvested automatically shall become fully vested and free of any forfeiture restrictions immediately prior to the Company Merger Effective Time, and each Company Restricted Share shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Company Common Share Merger Consideration.

(g) The Buyer Parties acknowledge that all restricted share unit and deferred share unit awards (“Company Restricted Share Units”) granted pursuant to the Incentive Plan or otherwise (including any Company Restricted Share Units previously and additionally credited after the grant date on account of dividend equivalents) automatically shall become fully vested and free of any forfeiture restrictions immediately prior to the Company Merger Effective Time, and each Company Restricted Unit shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Company Common Share Merger Consideration. Payment of the Company Common Share Merger Consideration in respect of any deferred Company Restricted Share Unit shall be performed in accordance with Section 7.05(d).

(h) The Buyer Parties acknowledge that the cash bonus payable pursuant to stock value units awarded in connection with certain awards of Company Restricted Shares and Company Restricted Share Units as set forth in Section 4.03(d) the Disclosure Schedule (the “SVUs”) automatically shall, to the extent not previously vested, become fully vested and free of any forfeiture restrictions immediately prior to the Company Merger Effective Time. The Buyer Parties also acknowledge that any cash dividend equivalent payments as set forth in Section 4.03(e) of the Disclosure Schedule accumulated under and payable in connection with vesting of restricted and deferred share unit awards also automatically shall become fully vested. Parent shall cause the Paying Agent to make, and the Paying Agent shall make, the SVU cash bonus and the accumulated dividend equivalent payments becoming vested under this paragraph out of the Exchange Fund (the aggregate amount of such stock value unit cash bonus and accumulated dividend equivalent payments shall be referred to as the “SVU Settlement Amount”) less any applicable Taxes required to be withheld in accordance with Section 3.04 with respect to such payment.

SECTION 3.02 Effect on Partnership Units.

(a) At the CRH Merger Effective Time, by virtue of the CRH Partnership Merger and without any action on the part of the holder of any partnership interest of CRH or CRH Merger Partnership, each unit of limited partner interest in CRH issued and outstanding immediately prior to the CRH Merger Effective Time (“CRH LP Unit”) (other than any CRH LP Units held by the Company or any of its Subsidiaries, which CRH LP Units shall remain outstanding and unchanged as units of limited partner interest in the CRH Surviving Partnership), subject to the terms and conditions set forth herein, shall be converted, without any action on the part of the holder, into the right to receive cash in an amount equal to the Company Common Share Merger Consideration, without interest (the “CRH Cash Merger Consideration”); provided, however, that in lieu of the CRH Cash Merger

Consideration, if but only if (i) the holder of such CRH LP Unit has effectively made and not revoked a valid election pursuant to Section 3.02(f) to receive a CRH Class A Preferred Unit in respect thereof, and (ii) the issuance of such CRH Class A Preferred Units would be exempt from registration under the Securities Act and applicable state securities laws, then each of such holder’s CRH LP Units shall be converted into one fully paid CRH Class A Preferred Unit, without interest (such CRH Class A Preferred Unit and/or CRH Cash Merger Consideration, the “CRH Merger Consideration”).

(b) At the CAR Merger Effective Time, by virtue of the CAR Partnership Merger and without any action on the part of the holder of any partnership interest of CAR or CAR Merger Partnership, each unit of limited partner interest in CAR issued and outstanding immediately prior to the CAR Merger Effective Time (“CAR LP Unit”) (other than any CAR LP Units held by the Company or any of its Subsidiaries, which CAR LP Units shall remain outstanding and unchanged as units of limited partner interest in the CAR Surviving Partnership), subject to the terms and conditions set forth herein, shall be converted, without any action on the part of the holder, into the right to receive cash in an amount equal to the Company Common Share Merger Consideration, without interest (the “CAR Cash Merger Consideration”); provided, however, that in lieu of the CAR Cash Merger Consideration, if but only if (i) the holder of such CAR LP Unit has effectively made and not revoked a valid election pursuant to Section 3.02(g) to receive a CAR Class A Preferred Unit in respect thereof, and (ii) the issuance of such CAR Class A Preferred Units would be exempt from registration under the Securities Act and applicable state securities laws, then each of such holder’s CAR LP Units shall be converted into one fully paid CAR Class A Preferred Unit, without interest (such CAR Class A Preferred Unit and/or CAR Cash Merger Consideration, the “CAR Merger Consideration” and together with the Company Common Share Merger Consideration, the Option Merger Consideration, the SVU Settlement Amount, the Series E Preferred Share Merger Consideration and the CRH Merger Consideration, the “Merger Consideration”).

(c) At the CRH Merger Effective Time, the general partner interests of CRH shall remain outstanding and unchanged as general partner interests in the CRH Surviving Partnership, entitling the holder thereof to such rights, duties and obligations as are more fully set forth in the Amended CRH Partnership Agreement.

(d) At the CAR Merger Effective Time, the general partner interests of CAR shall remain outstanding and unchanged as general partner interests in the CAR Surviving Partnership, entitling the holder thereof to such rights, duties and obligations as are more fully set forth in the Amended CAR Partnership Agreement.

(e) At the CRH Merger Effective Time, without any action of any Person, each partnership interest in CRH Merger Partnership shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto. At the CAR Merger Effective Time, without any action of any Person, each partnership interest in CAR Merger Partnership shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

(f) Subject to Section 3.02(f)(iv) and in accordance with Section 3.02(a), each eligible holder of CRH LP Units shall be entitled, with respect to all, but not less than all, of such holder’s CRH LP Units, to make an unconditional election, on or prior to the Election Date, to receive in the CRH Partnership Merger in lieu of the CRH Cash Merger Consideration to which such holder is otherwise entitled, CRH Class A Preferred Units (a “CRH Unit Election”) as follows:

(i) CRH Merger Partnership shall prepare and deliver to CRH, as promptly as practicable following the date of this Agreement, and CRH shall mail to the holders of CRH LP Units, a form of election, which form shall be subject to the reasonable approval of the general partner of CRH (the “CRH Form of Election”). The CRH Form of Election may be used by each holder of CRH LP Units to designate such holder’s election to exchange all, but not less than all, of the CRH LP Units held by such holder into CRH Class A Preferred Units. Any such holder’s election to receive CRH Class A Preferred Units shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., New York City time on that date that is five Business Days before the scheduled date of the

Company Stockholders’ Meeting (the “Election Date”), a CRH Form of Election specifying that such holder elects to receive the CRH Class A Preferred Units and otherwise properly completed and signed. The CRH Form of Election shall state therein the date that constitutes the Election Date.

(ii) A CRH Form of Election may be revoked by any holder of a CRH LP Unit only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all CRH Forms of Election shall automatically be revoked if the CRH Partnership Merger has been abandoned.

(iii) The reasonable determination of Parent shall be binding as to whether or not elections to receive CRH Class A Preferred Units have been properly made or revoked. If Parent determines that any election to receive CRH Class A Preferred Units was not properly made, the CRH LP Units with respect to which such election was not properly made shall be converted into CRH Cash Merger Consideration in accordance with Section 3.02(a). Parent may, with the agreement of the general partner of CRH, make such rules as are consistent with this Section 3.02(f) for the implementation of elections provided for herein as shall be necessary or desirable to fully effect such elections.

(iv) Each holder of CRH LP Units, as a condition to making a CRH Unit Election with respect to such holder’s CRH LP Units, shall (i) represent to Parent that such holder is an Accredited Investor (as such term is defined under Rule 501 promulgated under the Securities Act) and (ii) agree to be bound by the terms of the limited partnership agreement of the CRH Surviving Partnership as it will be in effect immediately following the CRH Merger Effective Time (which agreement shall incorporate the terms of the CRH Class A Preferred Units set forth in Annex A attached as Exhibit B hereto and the matters set forth in Section 3.02 of the Disclosure Schedule and any other terms determined by Parent that are not inconsistent with the terms of the CRH Class A Preferred Units and such matters).

(v) The Company Parties agree to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the CRH Form of Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder.

(g) Subject to Section 3.02(g)(iv) and in accordance with Section 3.02(b), each eligible holder of CAR LP Unit shall be entitled, with respect to all, but not less than all, of such holder’s CAR LP Units, to make an unconditional election, on or prior to the Election Date, to receive in the CAR Partnership Merger, in lieu of the CAR Cash Merger Consideration to which such holder is otherwise entitled, CAR Class A Preferred Units (a “CAR Unit Election”) as follows:

(i) CAR Merger Partnership shall prepare and deliver to CAR, as promptly as practicable following the date of this Agreement, and CAR shall mail to the holders of CAR LP Units a form of election, which form shall be subject to the reasonable approval of the general partner of CAR (the “CAR Form of Election”). The CAR Form of Election may be used by each holder of CAR LP Units to designate such holder’s election to exchange all, but not less than all, of the CAR LP Units held by such holder into CAR Class A Preferred Units. Any such holder’s election to receive CAR Class A Preferred Units shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., New York City time on the Election Date, a CAR Form of Election specifying whether such holder elects to receive CAR Class A Preferred Units and otherwise properly completed and signed. The CAR Form of Election shall state therein the date that constitutes the Election Date.

(ii) A CAR Form of Election may be revoked by any holder of a CAR LP Unit only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all CAR Forms of Election shall automatically be revoked if the CAR Partnership Merger has been abandoned.

(iii) The reasonable determination of Parent shall be binding as to whether or not elections to receive CAR Class A Preferred Units have been properly made or revoked. If Parent determines that any election to receive CAR Class A Preferred Units was not properly made, the CAR LP Units with respect to which such election was not properly made shall be converted into CAR Cash Merger Consideration in accordance with

Section 3.02(b). Parent may, with the agreement of the general partner of CAR, make such rules as are consistent with this Section 3.02(g) for the implementation of elections provided for herein as shall be necessary or desirable to fully effect such elections.

(iv) Each holder of CAR LP Units, as a condition to making a CAR Unit Election with respect to such holder’s CAR LP Units, shall (i) represent to Parent that such holder is an Accredited Investor (as such term is defined under Rule 501 promulgated under the Securities Act) and (ii) agree to be bound by the terms of the limited partnership agreement of the CAR Surviving Partnership as it will be in effect immediately following the CAR Merger Effective Time (which agreement shall incorporate the terms of the CAR Class A Preferred Units set forth in Annex A attached as Exhibit A hereto and the matters set forth in Section 3.02 of the Disclosure Schedule and any other terms determined by Parent that are not inconsistent with the terms of the CAR Class A Preferred Units and such matters).

(v) The Company Parties agree to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the CAR Form of Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder.

SECTION 3.03 Exchange of Certificates and Uncertificated Units; Paying Agent.

(a) Paying Agent. Prior to the Partnership Mergers Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Exchange and Paying Agent (the “Paying Agent”) for the payment or exchange, as applicable, in accordance with this Article III of the Merger Consideration (collectively, such cash and securities being referred to as the “Exchange Fund”). On or before the Partnership Mergers Effective Time, Parent shall deposit with the Paying Agent the Merger Consideration, for the benefit of the holders of Company Common Shares, the Company Series E Preferred Shares, Company Share Options, SVUs, CRH LP Units and CAR LP Units, as applicable. The Parent shall cause the Paying Agent to make, and the Paying Agent shall make, payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Corporation.

(b) Share Transfer Books. At the Company Merger Effective Time, the CRH Merger Effective Time or the CAR Merger Effective Time, as applicable, the share transfer books of the Company and the DownREIT Partnerships shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares, Company Restricted Shares, Company Series E Preferred Shares, CRH LP Units or CAR LP Units, as applicable. From and after the Company Merger Effective Time, the CRH Merger Effective Time or the CAR Merger Effective Time, as applicable, persons who held Company Common Shares, Company Restricted Shares, Company Series E Preferred Shares, CRH LP Units or CAR LP Units immediately prior to the Company Merger Effective Time, the CRH Merger Effective Time or the CAR Merger Effective Time, as applicable, shall cease to have rights with respect to such shares or units, except as otherwise provided for herein. On or after the Company Merger Effective Time, any Certificates presented to the Paying Agent, the Surviving Corporation or the transfer agent for any reason shall be exchanged for the applicable Merger Consideration with respect to the Company Common Shares or Company Series E Preferred Shares formerly represented thereby.

(c) Exchange Procedures for Certificates and Uncertificated Units. Promptly after the Company Merger Effective Time (but in any event within five (5) Business Days), Parent shall cause the Paying Agent to mail to each person who immediately prior to the Company Merger Effective Time, the CRH Merger Effective Time or the CAR Merger Effective Time, as applicable, held Company Common Shares, Company Series E Preferred Shares, CRH LP Units or CAR LP Units that were exchanged for the right to receive the applicable Merger Consideration (each, a “Former Equityholder”), pursuant to Section 3.01: (i) a letter of transmittal (which shall specify that, if applicable, delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) if applicable, instructions for use in effecting the surrender of the Former Equityholder’s Certificates in exchange for the applicable Merger Consideration to which the holder thereof is entitled. Upon (i) if applicable, surrender by a Former Equityholder of a Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, and (ii) delivery by such Former Equityholder of such letter of transmittal (together with such Certificate, if applicable), duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, such Former Equityholder shall receive in exchange therefor the applicable Merger Consideration payable in respect of the Company Common Shares, Company Series E Preferred Shares, CRH LP Units or CAR LP Units, pursuant to the provisions of this Article III, and the Certificate (if any) so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares, Company Series E Preferred Shares, CRH LP Units or CAR LP Units that is not registered in the transfer records of the Company or the applicable DownREIT Partnership, if applicable, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Certificate shall be deemed at any time after the Company Merger Effective Time, CRH Merger Effective Time or CAR Merger Effective Time, as applicable, to represent only the right to receive, upon such surrender, the applicable Merger Consideration as contemplated by this Section 3.03. No interest shall be paid or accrue on any Merger Consideration.

(d) No Further Ownership Rights in Company Common Shares, Company Series E Preferred Shares, CRH LP Units, CAR LP Units or Company Share Options. At the Company Merger Effective Time, CRH Merger Effective Time or CAR Merger Effective Time, as applicable, holders of Company Common Shares, Company Series E Preferred Shares, CRH LP Units (that are converted into the right to receive cash in the CRH Partnership Merger pursuant to Section 3.02(a)) or CAR LP Units (that are converted into the right to receive cash in the CAR Partnership Merger pursuant to Section 3.02(b)) shall cease to be, and shall have no rights as, stockholders of the Company or limited partners of the applicable DownREIT Partnership other than the right to receive the applicable Merger Consideration provided under this Article III. The applicable Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares, Company Series E Preferred Shares, CRH LP Units and CAR LP Units exchanged therefor and, if applicable, represented by Certificates exchanged therefor. The Option Merger Consideration paid with respect to Company Share Options in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the canceled Company Share Options, and on and after the Company Merger Effective Time the holder of a Company Share Option shall have no further rights with respect to any Company Share Option, other than the right to receive the Option Merger Consideration as provided in Section 3.01(e).

(e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Shares, Company Series E Preferred Shares, CRH LP Units, CAR LP Units, Company Share Options or SVUs for twelve (12) months after the Company Merger Effective Time shall be delivered to the Surviving Corporation, and any holders of Company Common Shares, Company Series E Preferred Shares, CRH LP Units, CAR LP Units, Company Share Options or SVUs prior to the applicable Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of the applicable Merger Consideration.

(f) No Liability. None of the Buyer Parties, Company Parties or the Paying Agent, or any employee, officer, director, shareholder, partner, agent or Affiliate thereof, shall be liable to any person in respect of any Merger Consideration, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Investment of Exchange Fund. The Paying Agent shall invest the cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any net profit resulting from, or interest or income produced by, such investments shall be placed in the Exchange Fund. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments in full.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such amount as Parent or the Paying Agent reasonably may direct, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect thereof pursuant to this Agreement.

SECTION 3.04 Withholding Rights. The Surviving Corporation, Parent or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Company Share Options, Company Series E Preferred Shares, CRH LP Units, CAR LP Units or SVUs such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as applicable, such withheld amounts (i) shall be remitted by the Surviving Corporation or the Paying Agent, as the case may be, to the applicable Governmental Authority, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares, Company Share Options, Company Series E Preferred Shares, CRH LP Units, CAR LP Units, or SVUs in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as applicable.

SECTION 3.05 Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated hereby.

SECTION 3.06 Termination of DRIP. The Company shall take all actions necessary to terminate its Dividend Reinvestment and Share Purchase Plan (the “DRIP”), effective as soon as possible after the date of this Agreement, and ensure that no purchase or other rights under the DRIP enable the holder of such rights to acquire any interest in the Surviving Corporation or any other Company Party or Buyer Party as a result of such purchase or the exercise of such rights at or after such date.

SECTION 3.07 Debt Offers.

(a) The Company and the Operating Partnership shall use their respective commercially reasonable efforts to commence as promptly as practicable following the date of receipt of the Offer Documents from Parent pursuant to subparagraph (ii) below and instructions from Parent to commence the Debt Offers, offers to purchase, and related consent solicitations with respect to, all of the outstanding aggregate principal amount of the Senior Notes on the terms and conditions set forth in Section 3.07(a) of the Disclosure Schedule (or as may otherwise be agreed between the Company and Parent) and such other customary terms and conditions as are reasonably acceptable to Parent and the Company (including the related consent solicitations, collectively, the “Debt Offers”); provided that (i) this Agreement shall have not been terminated in accordance with Section 9.01, (ii) the Company shall have received from Parent the completed Offer Documents which shall be in form and substance reasonably satisfactory to the Company, and (iii) at the time of such commencement, the Buyer Parties shall have otherwise performed or complied with all of their agreements and covenants required by this Agreement to be performed on or prior to the time that the Debt Offers are to be commenced. The Company and the Operating Partnership shall waive any of the conditions to the Debt Offers (other than that the Mergers shall have been consummated and that there shall be no order prohibiting consummation of the Debt Offers) as may be reasonably requested by Parent and shall not, without the written consent of Parent, waive any condition to the Debt Offers or make any changes to the Debt Offers other than as agreed between Parent and the Company. Neither the Company nor the Operating Partnership need make any change to the terms and conditions of the Debt Offers without their prior written consent, which shall not be unreasonably withheld, provided that such consent shall not be required for an increase in any consideration payable in the Debt Offers or for any change that is not material.

(b) The Company and the Operating Partnership agree that, promptly following the consent expiration date, assuming the requisite consents are received, each of the Company, the Operating Partnership and their Subsidiaries as is necessary shall execute supplemental indentures to the indentures governing the Senior Notes, which supplemental indentures shall implement the amendments set forth in the Offer Documents and shall become operative concurrently with the Company Merger Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offers). Concurrent with the Company Merger Effective Time, Parent shall cause the Company or the Operating Partnership to accept for payment and after the Company Merger Effective Time, Parent shall cause the Surviving Corporation or the Operating Partnership to promptly pay for the Senior Notes that have been properly tendered and not properly withdrawn pursuant to the Debt Offers and in accordance with the Debt Offers.

(c) Promptly after the date of this Agreement, Parent, at its own expense, shall prepare all necessary and appropriate documentation in connection with the Debt Offers, including the offers to purchase, related letters of transmittal and other related documents (collectively, the “Offer Documents”). Parent, the Company and the Operating Partnership shall, and shall cause their respective subsidiaries to, reasonably cooperate with each other in the preparation of the Offer Documents. The Offer Documents (including all amendments or supplements thereto) and all mailings to the holders of the Senior Notes in connection with the Debt Offers shall be subject to the prior review of, and comment by, the Company and Parent and shall be reasonably acceptable in form and substance to each of them. If at any time prior to the completion of the Debt Offers any information in the Offer Documents should be discovered by the Company and the Subsidiaries, on the one hand, or Parent, on the other, which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated by or on behalf of the Company and the Operating Partnership to the holders of the applicable Senior Notes. Notwithstanding anything to the contrary in this Section 3.07, the Company and the Operating Partnership shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable Law to the extent such Laws are applicable in connection with the Debt Offers. To the extent that the provisions of any applicable Law conflict with this Section 3.07, the Company and the Operating Partnership shall comply with the applicable Law and shall not be deemed to have breached their obligations hereunder by such compliance.

(d) In connection with the Debt Offers, Parent may select one or more dealer managers (of which one such dealer manager shall be the Company Financial Advisor and which others will be reasonably acceptable to the Company), information agents, depositaries and other agents to provide assistance in connection therewith and the Company and the Operating Partnership shall, and shall cause the Subsidiaries to, enter into customary agreements (including indemnities) with such parties so selected and on terms and conditions acceptable to Parent. Parent shall pay the fees and expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Debt Offers, and Parent further agrees to reimburse the Company and the Operating Partnership and the Subsidiaries for all of their reasonable out-of-pocket costs (including reasonable fees and expenses of their Representatives) in connection with the Debt Offers promptly following incurrence and delivery of reasonable documentation of such costs. The Buyer Parties shall, on a joint and several basis, indemnify and hold harmless the Company and its Subsidiaries, their Representatives (other than any direct indemnification of any dealer manager, which shall be indemnified under the applicable dealer manager agreement; provided, however, that the Buyer Parties shall indemnify the Company and its Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any dealer manager agreement) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Offers and the Offer Documents; provided, however, that none of the Buyer Parties shall have any obligation to indemnify and hold harmless any such party or person to the extent that such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arises from disclosure regarding the Company and its Subsidiaries supplied by such party or person or included in any Company SEC Report that is determined to have contained a material misstatement or omission.

SECTION 3.08 Satisfaction and Discharge. To the extent that, as of the Closing Date, the requisite consents specified in Section 3.07(a) of the Disclosure Schedule have not been validly delivered (without having been properly withdrawn) in accordance with the Debt Offers with respect to any series of Senior Notes by the holders thereof, the Company and the Operating Partnership shall, immediately prior to the Partnership Mergers Effective Time, issue an irrevocable notice of optional redemption for all of the then outstanding Senior Notes of such series in accordance with the terms of the applicable indenture governing such series of the Senior Notes and which shall provide for the satisfaction and discharge of such Senior Notes and such indentures in accordance with Section 401 thereof; provided, Parent shall have provided written notice to the Company confirming that all conditions set forth in Sections 8.01 and 8.02 have been satisfied (or with respect to Section 8.02, waived) and that the Buyer Parties are prepared to proceed immediately with the Closing; and provided further that, the Buyer Parties shall have irrevocably deposited with the applicable trustee under each indenture sufficient funds to effect such satisfaction and discharge.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY AND THE OPERATING PARTNERSHIP

Except as set forth in the Disclosure Schedule, the Company and the Operating Partnership hereby jointly and severally represent and warrant to the Buyer Parties as follows:

SECTION 4.01 Organization and Qualification; Subsidiaries; Authority.

(a) Each Company Party is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland or the State of Delaware, as applicable. Each Company Party is duly qualified or licensed to do business as a foreign corporation or limited partnership and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Party has all requisite corporate or partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

(b) Each of the Company’s subsidiaries, including the Operating Partnership and the DownREIT Partnerships, but not including any JV Entity (the “Subsidiaries”), together with the jurisdiction of organization of each such Subsidiary, the outstanding equity of each such Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 4.01(b) of the Disclosure Schedule. Except as set forth in Sections 4.01(b) and 4.01(c) of the Disclosure Schedule and except for any buy/sell rights, rights of first offer or refusal or similar contractual rights under any Contracts set forth in Sections 4.13 and 4.17 of the Disclosure Schedule and in the Company Leases, the Company does not own, directly or indirectly, any shares of stock of, or other equity interest in, or any other securities convertible or exchangeable into or exercisable for stock of or other equity interest in, any Person. Except as set forth in Section 4.01(b) and 4.01(c) of the Disclosure Schedule, all issued and outstanding shares or other equity interests of each Subsidiary and JV Entity are owned directly or indirectly by the Company, free and clear of all Liens other than Liens specified in the Organizational Documents or loan documents that are Material Contracts. Each Subsidiary and, to the knowledge of the Company, each JV Entity, is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated, organized, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Subsidiaries and, to the knowledge of the Company, the JV Entities, has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Each of the Operating

Partnership, the other Subsidiaries and, to the knowledge of the Company, each JV Entity, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) A correct and complete list of Persons, other than those set forth in Section 4.01(b) of the Disclosure Schedule, in which the Company or any Subsidiary has a direct or indirect interest (the “JV Entities”), together with the jurisdiction of organization of each JV Entity, the names of the other members and partners in each JV Entity and the respective percentage interests of each such member or partner in each JV Entity is set forth in Section 4.01(c) of the Disclosure Schedule.

SECTION 4.02 Organizational Documents. The Company has previously provided or made available complete copies of the Company Charter and the Company Bylaws, the Operating Partnership Agreement, the CRH Partnership Agreement, the CAR Partnership Agreement and the certificate of limited partnership of each of the Operating Partnership, CRH and CAR (and in each case, all amendments thereto) and all organizational documents of the JV Entities as set forth in Section 4.02 of the Disclosure Schedule as in effect on the date of this Agreement (the “Organizational Documents”). All Organizational Documents are in full force and effect and no dissolution, revocation or forfeiture proceedings regarding the Company or any of the Subsidiaries or, to the knowledge of the Company, the JV Entities have been commenced. Neither the Company nor any Subsidiary is, nor, since January 1, 2003, has the Company been in violation of any of the Organizational Documents in any material respect.

SECTION 4.03 Capitalization.

(a) The authorized shares of stock of the Company consist of 180,000,000 Company Common Shares, of which, as of February 28, 2006, 59,017,851 were issued and outstanding, and 35,000,000 shares of the preferred stock, par value $0.01 per share, of the Company, of which 8,050,000 shares have been designated as “7.50% Series E Cumulative Redeemable Preferred Stock,” par value $0.01 per share (the “Company Series E Preferred Shares”) and were issued and outstanding. As of February 28, 2006, 2,228,421 Company Common Shares have been reserved for issuance pursuant to the Company Option Plans, subject to adjustment on the terms set forth in such plans and/or agreements, and as of February 28, 2006 1,524,277 Company Share Options to purchase 1,524,277 Company Common Shares and 50,144 Company Restricted Share Units were outstanding. As of the date of this Agreement, 4,187,467 Company Common Shares have been reserved for issuance upon the redemption of CRH LP Units outstanding on the date hereof and 925,022 Company Common Shares have been reserved for issuance upon the redemption CAR LP Units outstanding on the date hereof. As of the date of this Agreement, the Company had no Company Common Shares reserved for issuance or required to be reserved for issuance other than as described above. Since February 28, 2006 and through the date of this Agreement, other than in connection with the issuance of Company Common Shares pursuant to the exercise of Company Share Options or redemption of Existing Units, in each case outstanding as of February 28, 2006 and the issuance of 4,224 Company Restricted Common Shares, there has been no change in the number of shares of outstanding capital stock of the Company, Company Share Options, Company Restricted Share Units or Existing Units. All issued and outstanding shares of the Company and the Subsidiaries are, and all shares subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(b) Except for the Company Share Options, Company Restricted Share Units, Existing Units or as set forth in Section 4.03(b) of the Disclosure Schedule, there are no options, warrants, calls, subscription rights, exercisable, convertible or exchangeable securities or other rights, agreements or commitments (contingent or otherwise) that obligate the Company to issue, transfer or sell any capital stock or other equity interest, or any investment that is convertible into or exercisable or exchangeable for any such shares. Section 4.03(b) of the

Disclosure Schedule sets forth a true, complete and correct list of the Company Share Options, including the name of the Person to whom such Company Share Options have been granted, the number of shares subject to each Company Share Option, the per share exercise price or purchase price for each Company Share Option, whether the Company Share Option is qualified.

(c) Section 4.03(c) of the Disclosure Schedule sets forth a true, complete and correct list of the unvested Company Restricted Shares as of the date of this Agreement, including the name of the Person to whom such Company Restricted Share Units have been granted for each such award.

(d) Section 4.03(d) of the Disclosure Schedule sets forth a true, complete and correct list of the unvested and deferred Company Restricted Share Units (including any Company Restricted Share Units previously and additionally credited after the grant date on account of dividend equivalents) awards as of the date of this Agreement, including the name of the Person to whom such Company Restricted Share Units have been granted for each such award.

(e) Section 4.03(e) of the Disclosure Schedule sets forth a true, complete and correct list of the cash payable in connection with the Company’s stock value unit awards outstanding as of the date of this Agreement, including the name of the Person to whom such Company cash payments have been granted for each such award. Except as set forth in Sections 4.03(c), (d) or (e) of the Disclosure Schedule, the Company has not issued any share appreciation rights, dividend equivalent rights, performance awards, restricted stock unit awards or “phantom” shares.

(f) Except as set forth in the Company Charter, the Company Bylaws or Section 4.03(f) of the Disclosure Schedule, there are no agreements or understandings to which the Company is a party with respect to the voting of any Company Common Shares or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares. None of the Company or any Subsidiary has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into, exchangeable into or exercisable for securities having the right to vote) on any matter that the stockholders of the Company or partners of the DownREIT Partnerships may vote.

(g) Except as set forth in the Section 4.03(g)(i) of the Disclosure Schedule, the Company is under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities. Except as set forth in the Section 4.03(g)(ii) of the Disclosure Schedule or the Organizational Documents, there are no outstanding contractual obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares or capital stock of any Subsidiary.

(h) The Company is the sole general partner of the Operating Partnership and, as of the date hereof, owns, directly or through a wholly-owned subsidiary, all of the outstanding units of partnership interest of the Operating Partnership free and clear of any Liens. There are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate the Company or any Subsidiary to issue, repurchase, redeem, transfer or sell any partnership interests of the Operating Partnership. Except as set forth in Section 4.03(h) of the Disclosure Schedule, the partnership interests in the Operating Partnership are subject only to the restrictions on transfer set forth in the Operating Partnership Agreement, and those imposed by applicable securities laws.

(i) CAR General Partner, a subsidiary of the Operating Partnership, is the sole general partner of CAR. Section 4.03(i) of the Disclosure Schedule sets forth a list of all holders of units of partnership interest of CAR, including the name of the Person holding each such unit, and the number and type (e.g., general, limited, etc.). Except as set forth in the Third Amended and Restated Agreement of Limited Partnership of CAR, dated as of July 31, 2002 (the “CAR Partnership Agreement”) or Section 4.03(i) of the Disclosure Schedule, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate CAR, the Company or any Subsidiary to issue, repurchase, redeem, transfer or sell any partnership interests of CAR. Except as set forth in Section 4.03(i) of the Disclosure Schedule, the partnership interests in CAR that are owned by the Company and its Subsidiaries are owned free and clear of any Liens and are subject only to the restrictions on transfer set forth in the CAR Partnership Agreement and those imposed by applicable securities laws.

(j) The Operating Partnership is the sole general partner of CRH. Section 4.03(j) of the Disclosure Schedule sets forth a list of all holders of units of partnership interest of CRH, including the name of the Person holding each such unit, and the number and type (e.g., general, limited, etc.). Except as set forth in the Amended and Restated Agreement of Limited Partnership of CRH, dated as of December 31, 2003, as amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership, dated as of June 30, 2004 (the “CRH Partnership Agreement”) or Section 4.03(j) of the Disclosure Schedule, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate CRH, the Company or any Subsidiary, to issue, repurchase, redeem, transfer or sell any partnership interests of CRH. Except as set forth in Section 4.03(j) of the Disclosure Schedule, the partnership interests in CRH that are owned by the Company and its Subsidiaries are owned free and clear of any Liens and are subject only to the restrictions on transfer set forth in the CRH Partnership Agreement and those imposed by applicable securities laws.

(k) As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Company and the Subsidiaries in excess of $500,000 in principal amount, other than the Indebtedness in the amounts identified by instrument in Section 4.03(k) of the Disclosure Schedule and excluding inter-company Indebtedness among the Company and the Subsidiaries.

(l) The Company does not have a “poison pill” or similar stockholder rights plan.

SECTION 4.04 Authority Relative to this Agreement, Takeover Laws, Validity and Effect of Agreements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Company Merger. The Company Board has (i) approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement and declared that the Company Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders on the terms and subject to the conditions set forth herein, (ii) directed that this Agreement, the Company Merger and the other transactions contemplated hereby be submitted for consideration at a meeting of the Company’s stockholders and (iii) recommended the approval of this Agreement, the Company Merger and the other transactions contemplated hereby by the Company’s stockholders. Except for the approvals described in the following sentence, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Company Merger, have been duly and validly authorized by all necessary corporate action on behalf of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, including the Company Merger, other than (i) the affirmative approval of the Company Merger by at least two-thirds (2/3) of all the votes entitled to be cast on the matter by the holders of all outstanding Company Common Shares (the “Company Stockholder Approval”), and (ii) the filing and recordation of appropriate merger documents as required by the MGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the Buyer Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) Each of the Operating Partnership, CRH and CAR (through its respective general partner) has all necessary partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Partnership

Mergers. The execution, delivery and performance by each of the Operating Partnership, CRH and CAR of this Agreement and the consummation by each of the Operating Partnership, CRH and CAR of the transactions contemplated by this Agreement, including the Partnership Mergers, have been duly and validly authorized by all necessary partnership action on behalf of each of the Operating Partnership, including by all necessary action of the Company as the general partner of the Operating Partnership, the Operating Partnership as the general partner of CRH and the CAR General Partner as the general partner of CAR, and no other partnership proceedings on the part any of them are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, including the Partnership Mergers, other than the filing of appropriate certificates of merger as required by the DRULPA. Other than the approvals of the general partners of each of the Operating Partnership, CRH and CAR, which approvals have been obtained, and the Company Stockholder Approval, no other vote or approval of the holders of any class or series of the capital stock, partnership interests or other equity interest of the Company or any of the Subsidiaries is necessary to approve the Company Merger, the Partnership Mergers and the transactions contemplated by this Agreement except as set forth in Section 4.04(b) of the Disclosure Schedule. This Agreement has been duly and validly executed and delivered by the Operating Partnership (and by the Company on behalf of the Operating Partnership), CRH (and the Operating Partnership on behalf of CRH), and CAR (and the CAR General Partner on behalf of CAR) and, assuming the due authorization, execution and delivery by each of the Buyer Parties, constitutes a legal, valid and binding obligation of each of the Operating Partnership, CRH and CAR, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(c) The Company Parties (and their respective general partners) have taken all action required to be taken by them in order to exempt this Agreement, the Company Merger and the Partnership Mergers, and this Agreement, the Company Merger and the Partnership Mergers are exempt, from the requirements of any “fair price,” “moratorium,” “control share acquisition,” “affiliate transaction,” “business combination” or other takeover Laws of the MGCL or the DRULPA.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 4.05(a) of the Disclosure Schedule, subject to the receipt of the Company Stockholder Approval, the execution and delivery of this Agreement by any of the Company Parties do not, and the performance of their respective obligations hereunder will not, (i) conflict with or violate (1) the Company Charter or the Company Bylaws, (2) the Operating Partnership Agreement or the certificate of limited partnership of the Operating Partnership, (3) the CRH Partnership Agreement or the certificate of limited partnership of CRH, (4) the CAR Partnership Agreement or the certificate of limited partnership of CAR or (5) the Organizational Documents or, to the knowledge of the Company, any JV Entity, as amended or supplemented, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) of this Section 4.05 have been obtained and all filings and obligations described in subsection (b) of this Section 4.05 have been made, conflict with or violate any Law applicable to the Company, the Operating Partnership, the DownREIT Partnerships or any Subsidiary or, to the knowledge of the Company, any JV Entity, or by which any property or asset of the Company, the Operating Partnership, the DownREIT Partnerships or any Subsidiary or, to the knowledge of the Company, any JV Entity, is bound, or (iii) require any consent or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation or any right to purchase or sell assets or equity) under, result in the loss of any material right or benefit under, or result in the triggering of any payments or result in the creation of a Lien or other encumbrance on any property or asset of the Company, the Operating Partnership, the DownREIT Partnerships or any Subsidiary or, to the knowledge of the Company, any JV Entity, pursuant to, any of the terms, conditions or provisions of any Permit, Material Company Lease or Contract to which the Company or any Subsidiary is a party or by which it or any of its respective properties or assets may be bound, except, with respect to clauses (ii) and (iii), such triggering of payments, Liens, encumbrances, filings, notices, permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery by the Company Parties of this Agreement does not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities or “blue sky” laws (“Blue Sky Laws”), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (C) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Company Merger to be sent to the Company’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”) and other written communications that may be deemed “soliciting materials” under Rule 14a-12 promulgated under the Exchange Act, (D) any filings required under the rules and regulations of the New York Stock Exchange (the “NYSE”), (E) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT, and (F) the filing of the CRH Partnership Merger Certificate and the CAR Partnership Merger Certificate with, and the acceptance for record thereof by, the DSOS, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.06 Permits; Compliance with Laws.

(a) Except as set forth in Section 4.06(a) of the Disclosure Schedule, each of the Company, the Operating Partnership, the DownREIT Partnerships and the other Subsidiaries and, to the knowledge of the Company, the JV Entities, is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the “Permits”), and all such Permits are valid and in full force and effect, except where the failure to obtain and maintain the Permits, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. No suspension or cancellation of any Permits is pending or, to the knowledge of the Company, threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in Section 4.06(b) of the Disclosure Schedule, none of the Company, the Operating Partnership, the DownREIT Partnerships, any other Subsidiary nor, to the knowledge of the Company, any JV Entity is in conflict with, or in default, breach or violation of, (i) any Laws applicable to the Company, the Operating Partnership, the DownREIT Partnerships, any other Subsidiary or, to the knowledge of the Company, any JV Entity, or by which any property or asset of the Company, the Operating Partnership, the DownREIT Partnerships any other Subsidiary or, to the knowledge of the Company, any JV Entity is bound or (ii) any Permit, except for any such conflicts, defaults, breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.07 SEC Filings; Financial Statements; No Unknown Liabilities.

(a) Each of the Company, the Operating Partnership and CAR has filed all forms, reports and documents (including all exhibits) required to be filed by it with the SEC since January 1, 2003 (except that with respect to the Operating Partnership, such forms, reports and documents have been filed since July 30, 2004) (the “Company SEC Reports”). The Company SEC Reports, each as amended prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to Parent copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries on the other hand since January 1, 2003. Except as set forth in Section 4.07(a) of the Disclosure Schedule, no Subsidiary other than the Operating Partnership and CAR is or has been required to file any form, report or other document with the SEC or any securities exchange or quotation service.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, the Operating Partnership and its consolidated subsidiaries, or CAR and its consolidated subsidiaries, as the case may be, as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments).

(c) Except (i) as set forth in Section 4.07(c) of the Disclosure Schedule, (ii) to the extent set forth on the consolidated balance sheet of the Company as of December 31, 2005 (including the notes thereto) included in the Company’s Form 10-K for the fiscal year ended December 31, 2005, (iii) liabilities incurred on behalf of the Company or any Subsidiary in connection with this Agreement, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2005, none of the Company or its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto, except for any such liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 4.08 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since December 31, 2005 through the date hereof, (a) each of the Company, the Operating Partnership and the other Subsidiaries has conducted its business in the ordinary course consistent with past practice, (b) there has not been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in a Company Material Adverse Effect, (c) there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Series E Preferred Shares, Company Common Shares or the Existing Units other than (i) regular quarterly cash dividends at a rate equal to $0.50 per Company Common Share, (ii) dividends paid to holders of the Company Series E Preferred Shares in accordance with the terms of such security, and (iii) distributions paid to holders of Existing Units in accordance with the terms of the CRH Partnership Agreement and the CAR Partnership Agreement, and (d) there has not been any change in any method of accounting or accounting practice or any material change in any tax method or election by the Company or any Subsidiary.

SECTION 4.09 Absence of Litigation. Except (i) as listed in Section 4.09 of the Disclosure Schedule or (ii) as set forth in the Company SEC Reports filed prior to the date of this Agreement, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their respective properties or assets or any director, officer or employee of the Company or any Subsidiaries or other Person, in each case, for whom the Company or any Subsidiaries may be liable, except as would not, individually or in the aggregate, (x) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (y) have a Company Material Adverse Effect. None of the Company and its Subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all retention, bonus, employment, termination, severance or other contracts or agreements to which the Company or any “ERISA Affiliate” (as defined in Section 4.10(g)) is a party, with respect to which the Company or any ERISA Affiliate has any current or future obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer, director or independent contractor of the Company or any ERISA Affiliate (all such plans, programs, arrangements, contracts or agreements, whether or not listed in Section 4.10(a) of the Disclosure Schedule, and without qualification for materiality as provided above, collectively, the “Plans”). The Company has made available to Parent copies, which are correct and complete in all material respects, of the following: (i) the Plans, (ii) the annual report (Form 5500) filed with the Internal Revenue Service (“IRS”) for the last three plan years, (iii) the most recently received IRS determination letter, if any, relating to a Plan, (iv) the most recently prepared actuarial report or financial statement, if any, relating to a Plan, (v) the most recent summary plan description for such Plan (or other descriptions of such Plan provided to employees) and all modifications thereto, and (vi) all material correspondence with the Department of Labor or the IRS.

(b) Each Plan has been established and operated in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Internal Revenue Code of 1986 (the “Code”), except for such noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code, IRS Notice 2005-1 and Proposed Regulation Sections 1.409A-1 through 1.409A-6 inclusive. No Action is pending or, to the knowledge of the Company, threatened, with respect to any Plan (other than claims for benefits in the ordinary course) that would, individually or in the aggregate, have a Company Material Adverse Effect.

(c) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS, or is entitled to rely on a favorable opinion issued by the IRS, and to the knowledge of the Company no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(d) Neither the Company nor any ERISA Affiliate, sponsors, has sponsored or has any obligation with respect to any employee benefit plan that is subject to the provisions of Title IV of ERISA, is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, a voluntary employee beneficiary association or is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any ERISA Affiliate, except as required by Section 4980B of the Code.

(e) Full payment has been made, or otherwise properly accrued on the books and records of the Company and any ERISA Affiliate, of all amounts that the Company and any ERISA Affiliate are required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of the Company through the Closing Date.

(f) Except as set forth in Section 4.10(f)(i) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Mergers and the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of the Company or any ERISA Affiliate. Except as set forth in Section 4.10(f)(ii) of the Disclosure Schedule, no Plan, either individually or collectively, provides for any payment by the Company or any ERISA Affiliate that would constitute a “parachute payment” within the meaning of Section 280G of the Code after giving effect to the transactions contemplated by this Agreement (either alone or in conjunction with any other event).

(g) For purposes of this Section 4.10, an entity is an “ERISA Affiliate” of the Company if it would have ever been considered a single employer with the Company under 4001(b) of ERISA or part of the same controlled group as the Company for purposes of Section 302(d)(8)(C) of ERISA.

SECTION 4.11 Labor Matters.

(a) Except as set forth in Section 4.11 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary. Except as set forth in Section 4.11 of the Disclosure Schedule or as would not, individually or the aggregate, have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Subsidiary under such agreement or contract, (ii) none of the employees of the Company or its Subsidiaries is represented by a union, (iii) to the knowledge of the Company no union organizing efforts have been conducted within the last three years or are now being conducted, and (iv) there is no, and, to the knowledge of the Company, there has not been a, strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company or any Subsidiary.

(b) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity and the collection and payment of withholding and/or social security taxes. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state or local Law within the last six months which remains unsatisfied.

SECTION 4.12 Information Supplied. The information supplied by the Company Parties for inclusion or incorporation by reference in the Proxy Statement or any other document to be filed with the SEC or provided to holders of CRH LP Units or CAR LP Units in connection with the transaction contemplated by this Agreement (the “Other Filings”) will not, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing at the date it is first mailed to the Company’s stockholders or holders of interests in any Subsidiary or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made (or omitted to be made) by the Company Parties with respect to statements made or incorporated by reference therein based on information supplied by Buyer Parties in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All documents that the Company is responsible for filing with the SEC in connection with the Mergers, or the other transactions contemplated by this Agreement, will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

SECTION 4.13 Property and Leases.

(a) Section 4.13(a) of the Disclosure Schedule sets forth a correct and complete list and address of all real property interests, but excluding space leases, owned or held by (i) the Company and the Subsidiaries or (ii) to the knowledge of the Company, the JV Entities, including fee interests, ground leasehold interests and mortgage loans held as lender (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as “Company Property” and collectively referred to herein as the “Company Properties”). As of the date hereof, each of the Company Properties is owned or leased by the Operating Partnership, other Subsidiaries or, to the knowledge of the Company, by JV Entities as indicated in Section 4.13(a) of the Disclosure Schedule. As of the date hereof, the Operating Partnership, other Subsidiaries of the Company or, to the knowledge of the Company, the JV Entities own or, if so indicated in Section 4.13(a) of the Disclosure Schedule, lease each of the Company Properties, in each case, free and clear of any Liens, title defects, covenants or reservations of interests in title (collectively, “Property Restrictions”), except for Permitted Liens and any other limitations of any kind, if any, that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as set forth on Section 4.13(b) of the Disclosure Schedule, as of the date hereof, none of the Company and the Subsidiaries has received (i) written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, detention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties is not in full force and effect, except for such failures to have in full force and effect that would not reasonably be expected to have a Company Material Adverse Effect, or of any pending written threat of modification or cancellation of any of same, that would reasonably be expected to have a Company Material Adverse Effect or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties or operations which would reasonably be expected to have a Company Material Adverse Effect.

(c) Section 4.13(c) of the Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of all agreements for the pending acquisition, sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell or dispose of (by merger, purchase or sale of assets or stock or otherwise) any personal property valued at $100,000 or more, except for any such agreement or contractual right contemplated by or provided in any Company Lease. The Company and each of its Subsidiaries have good and sufficient title to all the material personal and non-real properties and assets reflected in their books and records as being owned by them, free and clear of all Liens, except for Permitted Liens and other matters that do not interfere materially with the current use of such property.

(d) Except as provided for in Section 4.13(d) of the Disclosure Schedule, policies of title insurance (each a “Company Title Insurance Policy”) have been issued insuring, as of the effective date of each such Company Title Insurance Policy, the Operating Partnership’s or the other applicable Subsidiary’s (or the applicable predecessor’s or acquiror’s) title to or leasehold interest in the Company Properties, subject to the matters disclosed on the Company Title Insurance Policies and Permitted Liens. A copy of each Company Title Insurance Policy issued, with respect to each Company Property that the Company and its Subsidiaries did not own at the time of the Company’s initial public offering (the “Post-IPO Company Properties” and the Company Properties that the Company and its Subsidiaries owned at the time of the initial public offering are referred to as the “IPO Company Properties”), in connection with the acquisition of such Post-IPO Company Property by the Company or any Subsidiary and, with respect to each IPO Company Property, in connection with the contribution of such IPO Company Property to the Company or any Subsidiary in connection with the Company’s initial public offering, which is correct and complete in all material respects as of the date of such Company Title Insurance Policy, has been previously made available to Parent.

(e) Except as provided for in Section 4.13(e) of the Disclosure Schedule, to the knowledge of the Company, as of the date hereof, none of the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the JV Entities has received any written notice to the effect that any condemnation or rezoning proceedings are pending with respect to any of the Company Properties that would, individually or in the aggregate, have a Company Material Adverse Effect.

(f) Except as provided in Section 4.13(f) of the Disclosure Schedule and except for immaterial discrepancies or omissions, the rent rolls for the Company Properties dated as of December 31, 2005 which have previously been made available to Parent, list each lease that was in effect as of December 31, 2005 and to which the Operating Partnership, other Subsidiaries or, to the knowledge of the Company, the JV Entities, are parties as landlords with respect to each of the applicable Company Properties (such leases, together with all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, the “Company Leases”). Except as set forth on Schedule 4.13(f), Company has made available to Parent copies of all Company Leases that relate to in excess of 25,000 square feet of net rentable area (the “Material Company Leases”), in effect as of the date hereof, which copies are correct and complete in all material respects as of the respective dates of such leases. Except as set forth in Section 4.13(f) of the Disclosure Schedule, none of the Operating Partnership, any other Subsidiary or, to the knowledge of the Company, any JV Entity has received written notice that it is in default under any Material Company Lease, except for violations or defaults that have been cured or are disclosed in the rent rolls. Except as provided in Section 4.13(f) of the Disclosure Schedule, no tenant under a Material Company Lease is in monetary or, to the knowledge of the Company, material non-monetary default under such Material Company Lease. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Company Lease, (ii) no event has occurred which would result in a breach or violation of, or a default under, any Material Company Lease by the Company or any Subsidiary, or to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and (iii) each Material Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or the Subsidiaries and, to the knowledge of the Company, with respect to the other parties thereto.

(g) Section 4.13(g) of the Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of each ground lease pursuant to which the Operating Partnership, any other Subsidiary or, to the knowledge of the Company, any JV Entity is a lessee (individually, a “Ground Lease” and collectively, “Ground Leases”). Each Ground Lease is in full force and effect and none of the Operating Partnership, any other Subsidiary or, to the knowledge of the Company, any JV Entity has received a written notice that it is in default under any Ground Lease which remains uncured. The Company has made available to Parent copies of each Ground Lease and all amendments or other modifications thereto, which copies are correct and complete in all material respects. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Ground Lease, (ii) no event has occurred which would result in a breach or violation of, or a default under, any Ground Lease by the Company or any Subsidiary, or to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and (iii) each Ground Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or the Subsidiaries and, to the knowledge of the Company, with respect to the other parties thereto.

(h) Except as set forth in Section 4.13(h) of the Disclosure Schedule or as contemplated by, or provided in, the Company Leases, as of the date hereof, there are no unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof that is owned by the Operating Partnership or its Subsidiaries or any other unexpired rights in favor of any party other than the Company or any Subsidiary (a “Third Party”) to purchase or otherwise acquire a Company Property or any portion that is owned by the Operating Partnership or its Subsidiaries or any portion thereof or to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof that is owned by the Operating Partnership or its Subsidiaries.

(i) The Company has provided or made available to Parent all agreements pursuant to which the Company or any Subsidiary manages, acts as leasing agent for or provides development services for any real property for any Third Party (including any related guarantees) and any other contracts which otherwise produce fee income to the Company, any of its Subsidiaries or, to the knowledge of the Company, the JV Entities, in excess of

$100,000 per year, which agreements are correct and complete in all material respects. Such agreements for the provision of development services (including any related guarantees) are set forth in Section 4.13(i) of the Disclosure Schedule.

(j) Except for those contracts or agreements set forth in Section 4.13(j) of the Disclosure Schedule or as contemplated by, or provided in, the Company Leases, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any JV Entity has entered into any contract or agreement (collectively, the “Participation Agreements”) with any Third Party or any employee, consultant, Affiliate or other person (the “Participation Party”) that provides for a right of such Participation Party to participate, invest, join, partner, or have any interest in whatsoever (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any Subsidiary has or will have an interest, including but not limited to those transactions or properties identified, sourced, produced or developed by such Participation Party (a “Participation Interest”).

(k) Except as set forth in Section 4.13(k) of the Disclosure Schedule, the Company and the Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all personal property owned, used or held for use by them, except as would not have a Company Material Adverse Effect. Except as set forth in Section 4.13(k) of the Disclosure Schedule, neither the Company’s nor any of its Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Liens that would not have a Company Material Adverse Effect.

SECTION 4.14 Intellectual Property. Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, (a) to the knowledge of the Company, the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe or otherwise violate the Intellectual Property rights of any Third Party, (b) with respect to Intellectual Property used by, owned by or licensed to the Company or any Subsidiary (“Company Intellectual Property”), the Company or such Subsidiary owns the entire right, title and interest in the Company Intellectual Property purported to be owned by the Company or any Subsidiary and has the right to use the other Company Intellectual Property in the continued operation of its business as currently conducted, (c) to the knowledge of the Company, no Third Party is infringing or otherwise violating the Company Intellectual Property rights, and (d) the Company and the Subsidiaries have taken reasonable actions to protect and maintain the Company Intellectual Property (including Company Intellectual Property that is confidential in nature).

SECTION 4.15 Taxes. Except as set forth in Section 4.15 of the Disclosure Schedule:

(a) Each of the Company and the Subsidiaries (i) has timely filed (or had filed on their behalf) all Tax Returns, as defined below, required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Authority) and (ii) has paid (or had paid on their behalf) or will timely pay all material Taxes (whether or not shown on such Tax Returns) that are required to be paid by it, and such Tax Returns are true, correct and complete in all material respects. The most recent financial statements contained in the Company SEC Reports filed prior to the date hereof reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Company and the Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and Taxes payable by the Company and Subsidiaries on the Closing Date will not exceed such reserve as adjusted through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. True, correct and complete copies of all federal Tax Returns for the Company and the Subsidiaries with respect to the taxable years commencing on or after January 2002 have been delivered or made available to representatives of Parent. Neither the Company nor any of the Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force with respect to the

Company or any of its Subsidiaries. As used here, the term “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

(b) The Company, (i) for all taxable years commencing with the Company’s taxable year ending December 31, 1996 through December 31, 2005, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2005 to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, and (iii) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that will end with the Company Merger (and if the Company Merger is not consummated prior to January 1, 2007, for the taxable year that will end on December 31, 2006). No challenge to the Company’s status as a REIT is pending or has been threatened in writing. No Subsidiary is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a “qualified REIT subsidiary,” within the meaning of Section 856(i)(2) of the Code, or as a “taxable REIT subsidiary,” within the meaning of Section 856(1) of the Code.

(c) Each Subsidiary that is a partnership, joint venture, or limited liability company (i) has been since its formation treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein owned any assets (including, without limitation, securities) that have caused the Company to violate Section 856(c)(4) of the Code or would cause the Company to violate Section 856(c)(4) of the Code on the last day of any calendar quarter after the date hereof.

(d) Neither the Company nor any Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

(e) Since January 1, 2002, neither the Company nor any Subsidiary has recognized taxable gain or loss from the disposition of any property that was reported as a “like kind exchange” under Section 1031 of the Code, except to the extent of any gain that was required to be recognized under Section 1031(b) of the Code and that was timely reported on the Tax Returns of the Company.

(f) Since January 1, 2002, (i) the Company and its Subsidiaries have not incurred any liability for material Taxes under sections 857(b), 857(f), 860(c) or 4981 of the Code which have not been previously paid and (ii) neither the Company nor any Subsidiary has incurred any material Liability for Taxes that have not been previously paid other than in the ordinary course of business. To the knowledge of the Company, neither the Company nor any Subsidiary (other than a “taxable REIT subsidiary” or any subsidiary of a “taxable REIT subsidiary”) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. To the knowledge of the Company, neither the Company nor any Subsidiary has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in section 857(b)(7) of the Code. No event has occurred, and no condition or circumstances exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any Subsidiary.

(g) All deficiencies asserted or assessments made with respect to the Company or any Subsidiary as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any Subsidiary have been fully paid, and, to the knowledge of the Company, there are no other audits, examinations or other proceedings relating to any Taxes of the Company or any Subsidiary by any taxing authority in progress. Neither the Company nor any Subsidiary has received any written notice from any taxing authority that it intends to conduct such an audit, examination or other proceeding in respect to Taxes or make any assessment for Taxes. Neither the Company nor any Subsidiary is a party to any litigation or pending litigation or administrative proceeding relating to Taxes (other than litigation dealing with appeals of property tax valuations).

(h) The Company and the Subsidiaries have complied, in all materials respects, with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any foreign laws) and have duly and timely withheld and have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(i) To the knowledge of the Company, no claim has been made in writing by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction.

(j) Neither the Company nor any other Person on behalf of the Company or any Subsidiary has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed.

(k) Neither the Company nor any Subsidiary is a party to any Tax sharing or similar agreement or arrangement other than any agreement or arrangement solely between the Company and any Subsidiary, pursuant to which it will have any obligation to make any payments after the Closing.

(l) Neither the Company nor any Subsidiary has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(m) Neither the Company nor any Subsidiary (A) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company or a directly or indirectly wholly-owned Subsidiary of the Company) filing a consolidated federal income tax return and (B) has any liability for the Taxes of another person other than the Company and the Subsidiaries under Treasury regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract.

(n) There are no Liens for Taxes (other than Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP) upon any of the assets of the Company or any Subsidiary.

(o) To the knowledge of the Company, as of the date hereof, the Company is a “domestically-controlled REIT” within the meaning of Section 897(h)(4)(B) of the Code.

(p) There are no Tax Protection Agreements currently in force and no person has raised in writing, or to the knowledge of the Company threatened to raise, a material claim against the Company or any Subsidiary for any breach of any Tax Protection Agreement.

(q) Neither the Company nor any of its Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code.

(r) Neither the Company nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

As used herein, “Tax Protection Agreements” shall mean any written or oral agreement to which the Company or any Subsidiary is a party pursuant to which: (a) any liability to holders of Existing Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of Existing Units, the Company or the Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, and/or (iv) only dispose of assets in a particular manner; and/or (c) limited partners of CAR or CRH have guaranteed debt of CAR or CRH, respectively.

SECTION 4.16 Environmental Matters. (a) Section 4.16 of the Disclosure Schedule sets forth a list of all the reports related to the environmental condition of the Company Property that have been provided to Parent. Except as set forth in the executive summary sections of such reports or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) each of the Company, the Subsidiaries and, to the knowledge of the Company, the JV Entities (X) is in compliance with all, and has not violated any, Environmental Laws, (Y) holds all Permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate its assets as currently owned and operated and to carry on its business as it is now being conducted (“Environmental Permits”) and (Z) is in compliance with all of, and has not violated any of, its respective Environmental Permits;

(ii) neither the Company nor any Subsidiary has released, and to the knowledge of the Company, no other person has released, Hazardous Substances on any real property currently owned, leased or operated by the Company or the Subsidiaries, and, to the knowledge of the Company, no Hazardous Substances or other conditions are present at any other location that could reasonably be expected to result in liability of or adversely affecting the Company, any Subsidiary or any JV Entity under or related to any Environmental Law;

(iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any JV Entity, has received any written notice or claim alleging that the Company or any Subsidiary is or may be in violation of, or liable under, or a potentially responsible party pursuant to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) or any other Environmental Law and, to the knowledge of the Company, there is no basis for any such notice or claim; and

(iv) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any JV Entity (Y) has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances, and to the knowledge of the Company, no investigation, litigation or other proceeding is pending or, threatened with respect to any of the above or (Z) has assumed, by contract or operation of law, any liability under any Environmental Law or relating to any Hazardous Substances, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances.

(b) Notwithstanding any other provision of this Agreement, this Section 4.16 sets forth the Company’s sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.

SECTION 4.17 Material Contracts. Section 4.17 of the Disclosure Schedule lists each of the following Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company or any Subsidiary or, to the knowledge of the Company, any JV Entity, is a party affecting the obligations of any party thereunder) to which the Company or any Subsidiary or, to the knowledge of the Company, any JV Entity, is a party or by which any of their respective properties or assets are bound (each such contract and agreement, being a “Material Contract”) (notwithstanding anything below, “Material Contract” shall not include any contract that (1) is terminable upon 90 days’ notice without a penalty or premium, (2) will be fully performed and satisfied as of or prior to Closing, (3) is a Company Lease or (4) is a Ground Lease):

(a) all agreements that call for aggregate payments by, or other consideration from, the Company or any Subsidiaries under such contract of more than $5,000,000 over the remaining term of such contract;

(b) all agreements that call for annual aggregate payments by, or other consideration from, the Company or any Subsidiaries under such contract of more than $1,000,000 over the remaining term of such contract;

(c) any agreement that contains any non-compete or exclusivity provisions with respect to any line of business in which the Company or any Subsidiary is currently engaged or geographic area with respect to the

Company or any Subsidiary, or that purports to restrict in any material respect the right of the Company or any Subsidiary to conduct any line of business in which the Company or any Subsidiary is currently engaged or to compete with any Person or operate in any geographic area or location in which the Company or any Subsidiary may conduct business;

(d) any partnership, limited liability company agreement, joint venture or other similar agreement entered into by the Company or any Subsidiary with any Third Party;

(e) any agreements for the pending purchase or sale, option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase, sell, dispose of, or master lease, by merger, purchase or sale of assets or stock or otherwise, any real property including any Company Property or any asset that if purchased by the Company or any Subsidiary would be a Company Property;

(f) any contract or agreement pursuant to which the Company or any Subsidiary agrees to indemnify or hold harmless any director or executive officer of the Company or any Subsidiary (other than the organizational documents for the Company or the Subsidiaries);

(g) (i) any loan agreement, letter of credit, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized leased obligation or other Indebtedness of, for the benefit of, or payable to the Company or any Subsidiary (other than among the Company and the Subsidiaries) in excess of $5,000,000, or (ii) any Contract (other than any Organizational Document) to provide any funds to or make any investment in (whether in the form of a loan, capital contribution or otherwise) any Subsidiary, JV Entity or other Person;

(h) any employment agreements, severance, change in control or termination agreements with officers of the Company or any Subsidiary;

(i) any Contract pursuant to which the Company or any Subsidiary has potential liability in respect of any purchase price adjustment, earn-out or contingent purchase price that, in each case, could reasonably be expected to result in future payments of more than $1,000,000; or any Contract relating to the settlement or proposed settlement of any Action, which involves the issuance of equity securities or the payment of an amount in excess of $1,000,000;

(j) any license, royalty or other Contract concerning Intellectual Property which is material to the Company Parties or any Subsidiary;

(k) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act).

Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company or Subsidiary has received any claim of default under any such agreement, and (iii) no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not reasonably be expected to have a Company Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or its Subsidiaries and, to the knowledge of the Company, with respect to the other parties thereto. The Company has made available to Parent copies of all Material Contracts (including any amendments or other modifications thereto), which copies are correct and complete in all material respects.

SECTION 4.18 Brokers. No broker, finder or investment banker or other Person (other than Goldman, Sachs & Co., the “Company Financial Advisor” and Stifel, Nicolaus & Company Incorporated, the “Partnerships

Merger Advisor”) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary. The Company has made available to Parent a correct and complete copy of all agreements between the Company, on the one hand, and the Company Financial Advisor or the Partnerships Merger Advisor, on the other hand, under which the Company Financial Advisor and the Partnerships Merger Advisor would be entitled to any payment in connection with the Mergers or the other transactions contemplated by this Agreement.

SECTION 4.19 Opinion of Financial Advisor.

(a) The Company Financial Advisor has delivered to the Company the written opinion of the Company Financial Advisor (or oral opinion to be confirmed in writing) to the effect that, as of the date hereof, the Company Common Share Merger Consideration to be received by holders of Company Common Shares is fair from a financial point of view to such holders. The Company has made available to Parent a complete and correct copy of such opinion (or, if not delivered in writing to the Company prior to the date hereof, the Company will promptly make such opinion available to Parent upon receipt).

(b) The Partnerships Merger Advisor has delivered to the general partner of each DownREIT Partnership the written opinion of the Partnerships Merger Advisor (or oral opinion to be confirmed in writing) to the effect that, as of the date hereof: (i) the CAR Merger Consideration to be received by holders of CAR LP Units excluding the general partner of CAR and any officers and directors, in their individual capacity, of the Company or any of its Subsidiaries and (ii) the CRH Merger Consideration to be received by holders of CRH LP Units excluding the general partner of CRH and any officers and directors, in their individual capacity, of the Company or any of its Subsidiaries, is fair from a financial point of view to the holders of such CAR LP Units and CRH LP Units, respectively. The general partner of each DownREIT Partnership has made available to Parent a complete and correct copy of such opinion (or, if not delivered in writing to the general partner of each DownREIT Partnership prior to the date hereof, the general partner of each DownREIT Partnership will promptly make such opinion available to Parent upon receipt).

SECTION 4.20 Insurance. Section 4.20(a) of the Disclosure Schedule sets forth a list that is correct and complete in all material respects of the insurance policies, other than the Company Title Insurance Policies, held by, or for the benefit of, the Company or any of its Subsidiaries, including the underwriter of such policies and the amount of coverage thereunder. Except as set forth in Section 4.20(b) of the Disclosure Schedule, there is no claim by the Company or any Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice or (b) if not paid, would have a Company Material Adverse Effect. With respect to each such insurance policy, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries have paid, or caused to be paid, all premiums due under the policy and have not received written notice that they are in default with respect to any obligations under the policy, and (b) to the knowledge of the Company, as of the date hereof no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Neither the Company nor any Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 4.20(a) of the Disclosure Schedule that is held by, or for the benefit of, any of the Company or any of its Subsidiaries, other than as would not have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.21 Interested Party Transactions. Except as set forth in Section 4.21 of the Disclosure Schedule or in the Company SEC Reports filed with the SEC prior to the date of this Agreement, there are no events that would be required to be reported by the Company, CAR or the Operating Partnership pursuant to Item 404 of Regulation S-K promulgated by the SEC, and no material Contracts, agreements or loans between the Company or any Subsidiary, on the one hand, and (a) any officer or director of the Company, (b) any record or beneficial owner of five percent (5%) or more of the voting securities or partnership interests of the Company or either of the DownREIT Partnerships or (c) any associate (as defined in Rule 12b-2 under the Exchange Act)

or affiliate of any such officer, director or record or beneficial owner, on the other hand. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of the Subsidiaries has made any loans to any such executive officers or directors.

SECTION 4.22 Investment Company Act of 1940. None of the Company or any Subsidiary is, or at the Partnership Mergers Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

The Buyer Parties hereby jointly and severally represent and warrant to the Company Parties as follows:

SECTION 5.01 Corporate Organization.

(a) Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. The certificate of formation of Parent is in effect and no dissolution, revocation or forfeiture proceedings regarding Parent as applicable, have been commenced. Parent is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted.

(b) MergerCo is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. The charter and bylaws of MergerCo are in effect and no dissolution, revocation or forfeiture proceedings regarding MergerCo have been commenced. MergerCo is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. MergerCo has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted. All the issued and outstanding shares of capital stock of MergerCo are owned of record and beneficially by Parent.

(c) Each Merger Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The partnership agreement of each Merger Partnership is in effect and no dissolution, revocation or forfeiture proceedings regarding either Merger Partnership have been commenced. Each Merger Partnership is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each Merger Partnership has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

SECTION 5.02 Ownership of MergerCo and Merger Partnership; No Prior Activities. MergerCo is a wholly owned subsidiary of Parent. MergerCo is the general partner of each Merger Partnership. Each of MergerCo and each Merger Partnership was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and neither MergerCo nor either Merger Partnership has conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby.

SECTION 5.03 Corporate Organization.

(a) Each of Parent, MergerCo and each Merger Partnership has all necessary corporate, limited liability company or limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. No other proceedings on the part of Parent, MergerCo, each Merger Partnership, or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except as contemplated by the immediately succeeding sentence. Immediately following execution of this Agreement by the parties hereto, Parent shall execute and deliver to MergerCo a written consent approving this Agreement and the Company Merger in its capacity as sole stockholder of MergerCo. This Agreement has been duly and validly executed and delivered by each of Parent, MergerCo and the Merger Partnerships and, assuming the due authorization, execution and delivery by each of the Company Parties constitutes a legal, valid and binding obligation of each of Parent, MergerCo and the Merger Partnerships, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) Parent has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Company Merger (to the extent that it is a party thereto), and taken all limited liability company actions required to be taken by Parent for the consummation of the Company Merger (to the extent that it is a party thereto).

(c) MergerCo has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Company Merger, and MergerCo taken all corporate actions required to be taken for the consummation of the Company Merger (to the extent that it is a party thereto) except for execution of the Articles of Merger and filing thereof with the SDAT, subject to the third sentence of Section 5.03(a), and filing with the SDAT of articles supplementary as contemplated by the last sentence of Section 3.01(d).

(d) MergerCo, as the sole general partner of each of the Merger Partnerships, has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Partnership Mergers (to the extent that it is a party thereto), and taken all corporate or similar actions required to be taken by the sole general partner of Merger Partnerships for the consummation of the Partnership Mergers (to the extent that it is a party thereto).

SECTION 5.04 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent, MergerCo and the Merger Partnerships do not, and the performance of Parent, MergerCo and each Merger Partnership’s obligations hereunder will not, (i) conflict with or violate the certificate of formation of Parent, the charter or bylaws of MergerCo, or the partnership agreements or the certificates of limited partnership of the Merger Partnerships, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to Parent, MergerCo or the Merger Partnerships, or by which any of its properties or assets is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated hereby or (B) reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent, the Merger Partnerships or MergerCo do not, and the performance of Parent, MergerCo or the Merger Partnerships obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover Laws, (B) the pre-merger notification requirements of the HSR Act, (C) the filing with the SEC of the Proxy Statement, and (D) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT, and (E) the filing of the CRH Partnership Merger Certificate and the CAR Partnership Merger Certificate with, and the acceptance for record thereof by, the DSOS, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated hereby or (B) reasonably be expected to have a Parent Material Adverse Effect.

SECTION 5.05 Information Supplied. None of the information supplied by Parent, MergerCo or the Merger Partnerships or any affiliate of Parent for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or holders of interests in any Subsidiary or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company Parties in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by the Buyer Parties will comply as to form in all material respects with the requirements of the Exchange Act.

SECTION 5.06 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or any of its or their respective properties or assets except as would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (B) have a Parent Material Adverse Effect. None of Parent and its subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 5.07 Required Financing; Guarantee.

(a) Parent will have sufficient funds at the Closing to (i) pay the aggregate Merger Consideration payable hereunder and (ii) pay any and all fees and expenses in connection with the Mergers or the financing thereof.

(b) Parent has provided to the Company a true, complete and correct copy of (i) an executed commitment letter from Blackstone Real Estate Partners V L.P. to provide Parent with equity financing in an aggregate amount of up to $900,000,000 plus the amount equal to the CRH Cash Merger Consideration and CAR Cash Merger Consideration payable in connection with the Partnership Mergers, after taking into account elections by holders of CRH LP Units and CAR LP Units pursuant to Section 3.02 to receive CRH Class A Preferred Units or CAR Class A Preferred Units in lieu of CRH Cash Merger Consideration or CAR Cash Merger Consideration (the “Equity Funding Letter”), and (ii) an executed commitment letter (the “Debt Commitment Letter” and together with the Equity Funding Letter, the “Financing Commitments”) from German American Capital Corporation (an affiliate of Deutsche Bank Securities Inc.), Bank of America, N.A. and Citibank Global Markets, Inc. (the “Lenders”) pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent with financing in an aggregate amount of $4,245,461,000 (the “Debt Financing” and together with the financing referred to in clause (i) being collectively referred to as the “Financing”). The Financing Commitments are legal, valid and binding obligations of the Parent and, to the knowledge of the Parent, each of the other parties thereto. None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and as of the date hereof the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. As of the date hereof, the Financing Commitments are in full force and effect. Except for the payment of customary fees, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Parent, and to the knowledge of the Parent, any other parties thereto, under the Financing Commitments. As of the date hereof, the Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that the Financing will not be made available to Parent on the Closing Date. Parent will provide to the Company any amendments to the Equity Funding Letter and the Debt Commitment Letter, or any notices given in connection therewith, as promptly as possible (but in any event within twenty-four (24) hours).

(c) Concurrently with the execution of this Agreement, Parent has delivered to the Company a guarantee (the “Guarantee”) executed by Blackstone Real Estate Partners V L.P. (“Guarantor”).

SECTION 5.08 No Ownership of Company Capital Stock. Neither Parent nor any of its subsidiaries, including MergerCo and the Merger Partnerships, own any Company Common Shares or other securities of the Company or any of its Subsidiaries.

SECTION 5.09 Brokers. The Company Parties will not be responsible for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, MergerCo, either Merger Partnership or any of their subsidiaries.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGERS

SECTION 6.01 Conduct of Business by Company Parties Pending the Mergers. The Company Parties agree that, between the date of this Agreement and the Company Merger Effective Time, except as required, permitted or otherwise contemplated by this Agreement or as set forth in Section 6.01 of the Disclosure Schedule and except with the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, the businesses of the Company and the Subsidiaries shall be conducted in, and the Company and the Subsidiaries shall not take any action, except in the ordinary course of business consistent with past practice; and the Company Parties shall and shall cause the Subsidiaries to use commercially reasonable efforts to conduct their operations in compliance with applicable Laws and to maintain and preserve substantially intact the business organization of the Company and the Subsidiaries, to retain the services of their current officers and key employees, to preserve their assets and properties in good repair and condition and to preserve the goodwill and current relationships of the Company and the Subsidiaries with lessees and other persons with which the Company or any Subsidiary has significant business relations. Except as otherwise contemplated by this Agreement or as set forth in Section 6.01 of the Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Company Merger Effective Time, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed; provided, however, that consent of Parent shall be deemed to have been given if Parent does not object within five (5) business days from the date on which request for such consent is provided by the Company to Parent (unless such consent may be withheld in Parent’s sole discretion as and to the extent expressly noted below):

(a) except as set forth in Section 6.01(a) of the Disclosure Schedule, amend or otherwise change any provision of the Company Charter, Company Bylaws, Operating Partnership Agreement, certificate of limited partnership of the Operating Partnership, the CAR Partnership Agreement, certificate of limited partnership of CAR, the CRH Partnership Agreement, certificate of limited partnership of CRH or any other Subsidiary’s Organizational Documents.

(b) (i) authorize for issuance, issue or sell, pledge, dispose of or subject to any Lien or agree or commit to any of the foregoing in respect of, any shares of any class of capital stock or other equity interest of the Company or any Subsidiary or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other equity interest, of the Company or any Subsidiary, other than the (A) issuance of Company Common Shares upon exercise of Company Share Options or vesting of Company Restricted Share Units outstanding on the date of this Agreement, and (B) issuance of Company Common Shares in exchange for Existing Units pursuant to the limited partnership agreements of CAR and CRH; (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents except in the ordinary course of business in connection with (X) the cashless exercise of Company Share Options, (Y) the vesting of Company Restricted Share Units or the lapse of restrictions on Restricted Shares, in each case, in order to satisfy withholding or exercise price obligations, or (Z) the redemption of Existing Units pursuant to the limited partnership agreements of CAR and CRH as in effect on the date hereof; (iii) reclassify, combine, split, or subdivide any capital stock or other equity interest of the Company or any Subsidiary; or (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock or other equity interests of the Company or any Subsidiary, except for (A) dividends by any direct or indirect wholly owned Subsidiary only to the Company or any other Subsidiary, (B) the quarterly dividend on Company Common Shares for the quarter ending March 31, 2006 to be declared and paid in cash on or before the Company Merger Effective Time (but not to exceed $0.50 per share per quarter), (C) the corresponding quarterly distribution on Existing Units declared and paid to holders of Existing Units, and (D) cash dividends on the Company Series E Preferred Shares declared and paid in accordance with the terms thereof;

(c) (i) acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or any property (other than real property) or asset for consideration in excess of $200,000 or (ii) subject to Parent’s consent in its sole discretion, acquire, or enter into any option, commitment or agreement to acquire, any real property or commence any development activity on any Company Property;

(d) incur any Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a Subsidiary) for Indebtedness, except for: (i) Indebtedness for borrowed money incurred under the Company’s and the Operating Partnership’s revolving credit facilities or other existing similar lines of credit in the ordinary course of business; (ii) refinancings of mortgage Indebtedness secured by one or more Company Properties as such loans become due and payable in accordance with their terms on terms and in such amounts reasonably acceptable to Parent); (iii) Indebtedness for borrowed money with a maturity of not more than one year in a principal amount not in excess of $10,000,000 in the aggregate for the Company and the Subsidiaries taken as a whole; (iv) Indebtedness for borrowed money incurred in order for the Company to pay the quarterly dividend on Company Common Shares permitted by Section 6.01(b)(iv)(B), and for the DownREIT Partnerships to make the corresponding quarterly distributions payable to holders of Existing Units permitted by Section 6.01(b)(iv)(C) and to pay dividends on the Company Series E Preferred Shares declared and paid in accordance with the terms thereof; (v) Indebtedness in the principal amount outstanding on the date hereof encumbering those properties to be acquired as contemplated by Section 6.01(c) of the Disclosure Schedules; and (vi) inter-company Indebtedness among the Company and the Subsidiaries in the ordinary course of business consistent with past practice;

(e) (i) modify, amend or terminate any Material Contract or enter into any new Contract that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.17 of the Disclosure Schedule as a Material Contract; or (ii) enter into any Contract that would limit or otherwise restrict the Company or any of the Subsidiaries or any of their successors, or that would, after the Company Merger Effective Time, limit or otherwise restrict Parent or any of its subsidiaries or any of their successors, from engaging or competing in any line of business or in any geographic area in any material respect;

(f) except as required by Law or any Plans, (i) increase the compensation or benefits payable to its directors, officers or non-executive employees, except for increases in the ordinary course of business consistent with past practice in salaries, wages, bonuses, incentives or benefits of employees of the Company or any Subsidiary or (ii) grant to any director, officer, employee or independent contractor of the Company or of any Subsidiary any new employment, retention, bonus, severance, change of control or termination pay equity-based cash awards (including cash bonuses or dividend equivalent rights), grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control, retention or termination pay or benefits or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, stock unit, dividend equivalent, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer, employee or independent contractor;

(g) repurchase, repay or pre-pay any Indebtedness, except repayments of revolving credit facilities or other similar lines of credit in the ordinary course of business, payments made in respect of any termination or settlement of any interest rate swap or other similar hedging instrument relating thereto, or prepayments of mortgage indebtedness secured by one or more Company Properties in accordance with their terms, as such loans become due and payable); or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms;

(h) except as required by the SEC or changes in GAAP which become effective after the date of this Agreement, in which case the Company shall notify the Parent, change any of its financial accounting principles or policies;

(i) (i) except in connection with a right being exercised by a tenant under an existing Company Lease, enter into any new lease (including renewals) for in excess of 25,000 square feet of net rentable area at a Company Property, (ii) except in connection with a right being exercised by a tenant under an existing Company Lease, terminate or materially modify or amend any Company Lease that relates to in excess of 25,000 square feet of net rentable area, or (iii) subject to Parent’s consent in its sole discretion, enter into, terminate or materially modify or amend any Ground Lease;

(j) (A) make any loans, advances or capital contributions to, or investments in, any other Persons (other than to (1) Subsidiaries or (2) any JV Entity or (3) as required by any Material Contract in effect on the date hereof); or (B) authorize, or enter into any commitment for, any new material capital expenditure (such authorized or committed new material capital expenditures being referred to hereinafter as the “Capital Expenditures”) other than (i) Capital Expenditures required to be made pursuant to Company Leases that the Company is permitted to enter into pursuant to Section 6.01(i), (ii) Capital Expenditures identified in the Company’s 2006 Capital Expenditures Budget included in Section 6.01(j) of the Disclosure Schedule (the “2006 Budget”), (iii) any other individual Capital Expenditure not exceeding $100,000, and (iv) Capital Expenditures in the ordinary course of business and consistent with past practice necessary to maintain the physical and structural integrity of the Company Properties and as reasonably determined by the Company to be necessary to keep the Company Properties in working order, to comply with Laws, and to repair and/or prevent damage to any of the Company Properties as is necessary in the event of an emergency situation;

(k) waive, release, assign, settle or compromise any material Action or material liability other than in the ordinary course of business consistent with past practice or (ii) any Action that is brought by any current, former or purported holder of any securities of the Company in its capacity as such and that (A) requires any payment to such security holders by the Company or any Subsidiary or (B) adversely affects in any material respect the ability of the Company and the Subsidiaries to conduct their business in a manner consistent with past practice;

(l) make, change or rescind any material Tax election or change a material method of Tax accounting, amend any material Tax Return, or settle or compromise any material federal, state, local or foreign income Tax liability, audit, claim or assessment, or enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund unless in each case such action is required by law or necessary (i) to preserve the status of the Company as a REIT under the Code, or (ii) to qualify or preserve the status of any Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary the applicable provisions of Section 856 of the Code, as the case may be (provided that in such events the Company shall notify Parent of such election and shall not fail to make such election in a timely manner);

(m) enter into, amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability of the Company or any Subsidiary with respect thereto;

(n) amend any term of any outstanding security or equity interest of the Company or any Subsidiary;

(o) sell or otherwise dispose of, or subject to any Encumbrance, any of Company Properties or other material assets other than pending sales of Company Properties pursuant to definitive agreements executed prior to the date hereof and identified in Section 6.01(o) of the Disclosure Schedule;

(p) adopt a plan of complete or partial liquidation or dissolution or adopt resolutions providing for or authorizing such liquidation or dissolution;

(q) fail to maintain in full force and effect the existing insurance policies or to replace such insurance policies with comparable insurance policies covering the Company, Company Properties, Subsidiaries and their respective properties, assets and businesses;

(r) initiate or consent to any material zoning reclassification of any owned or material leased Company Properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any owned or material leased Company Properties;

(s) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN or similar state or local law;

(t) take any action that would cause any of the representation or warranties of the Company contained herein to become inaccurate in any material respect or any of the covenants of the Company to be breached in any material respect or result in the failure to be satisfied of any of the conditions set forth in Section 8.02; or

(u) announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

In connection with the continued operation of the Company and the Subsidiaries, the Company will confer in good faith on a regular and frequent basis with one or more representatives of Parent designated to the Company regarding operational matters and the general status of ongoing operations and will notify Parent promptly of any event or occurrence that has had or may reasonably be expected to have a Company Material Adverse Effect. The Company acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultation.

SECTION 6.02 Other Actions. Each party agrees that, between the date of this Agreement and the Company Merger Effective Time, except as contemplated by this Agreement, such party shall not, directly or indirectly, without the prior written consent of the other parties hereto, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by this Agreement, or enter into any agreement or otherwise make a commitment, to take any such action.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.01 Proxy Statement; Other Filings. As promptly as practicable following the date of this Agreement, the Company shall prepare and, once reasonably acceptable to Parent and the Company, file with the SEC the preliminary Proxy Statement and each of the Company and Parent shall, or shall cause their respective affiliates to, prepare and, after consultation with each other, file with the SEC all Other Filings that are required to be filed by such party in connection with the transactions contemplated hereby. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its reasonable efforts, after consultation with the other, to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its reasonable efforts to cause the definitive Proxy Statement to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following clearance from the SEC. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. If at any time prior to the Company Stockholders’ Meeting, any information relating to the Company Parties or the Buyer Parties or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and will include in such documents or responses all comments reasonably proposed by Parent, and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its Representatives, and the SEC concerning the Proxy Statement.

SECTION 7.02 Company Stockholders’ Meeting. The Company shall, in accordance with applicable Law and the Company Charter and Company Bylaws, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments or postponements thereof, the “Company Stockholders’ Meeting”) as promptly as practicable after the date that the Proxy Statement is cleared by the SEC, for the purpose of obtaining the Company Stockholder Approval. Except to the extent that the Company Board shall have withdrawn, qualified or modified its approval or recommendation of this Agreement or the Company Merger in compliance with Section 7.04(c), the Company Board shall recommend to holders of the Company Common Shares that they approve this Agreement and the Company Merger and shall include such recommendations in the Proxy Statement (the “Company Recommendation”). Unless this Agreement shall have been terminated in accordance with Section 9.01, the Company shall hold the Company Stockholders’ Meeting regardless of whether the Company Board has withdrawn, qualified or modified its approval or recommendation of this Agreement or the Company Merger. Subject to Section 7.04(c), the Company will use reasonable best efforts to solicit or cause to be solicited from its stockholders proxies in favor of the approval of this Agreement and the Company Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or applicable Law to obtain such approvals.

SECTION 7.03 Access to Information; Confidentiality.

(a) Subject to applicable Law, from the date hereof until the Company Merger Effective Time, the Company shall, and shall cause the Subsidiaries and the Representatives of the Company and the Subsidiaries to, afford Parent and its Representatives, following notice from Parent to the Company in accordance with this Section 7.03, reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, and all other financial, operating and other data and information as Parent may reasonably request. Notwithstanding the foregoing, neither Parent nor any of its Representatives shall (i) contact or have any discussions with any of the

Company’s employees, agents, or representatives, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, (ii) contact or have any discussions with any of the landlords/sublandlords, tenants/subtenants, or licensees or franchisees of the Company or its Subsidiaries, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, provided, that clauses (i) and (ii) shall not be applicable to contacts or discussions not related to the transactions contemplated by this Agreement and shall not be applicable to contacts and discussions with the Company’s executive officers or its financial advisors, or (iii) damage any property or any portion thereof. Without limiting the provisions of this Section 7.03(a) and subject to any rights of tenants under Company Leases, Parent and its Representatives shall have the right to conduct appraisal and environmental and engineering inspections of each of the Company Properties; provided, however, that neither the Buyer Parties nor their Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building. Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least three (3) Business Days prior written notice thereof, setting forth the inspection or materials that Parent or its representatives intend to conduct. The Company shall be entitled to have representatives present at all times during any such inspection. Notwithstanding the foregoing, neither the Company nor any of the Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or the Subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement (provided that the Company and the Subsidiaries shall use commercially reasonable efforts to obtain consent from the applicable Third Party or enter into a customary joint defense agreement to enable the disclosure of such information). No investigation conducted under this Section 7.03, however, shall affect or be deemed to modify any representation or warranty made in this Agreement.

(b) Prior to the Company Merger Effective Time, all information obtained by Parent pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement dated February 10, 2006 between Blackstone Real Estate Acquisitions V L.L.C., the Operating Partnership and the Company (the “Confidentiality Agreement”).

SECTION 7.04 No Solicitation of Transactions.

(a) Subject to Section 7.04(c), none of the Company, the Operating Partnership, or any other Subsidiary shall, nor shall it authorize or permit, directly or indirectly, any Representative of the Company, the Operating Partnership or any other Subsidiary to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or release any Person from any standstill agreement or similar obligation to the Company or any Subsidiary other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of the date hereof, by virtue of the execution and announcement of this Agreement or otherwise, (iii) withdraw, modify or amend the Company Recommendation in any manner adverse to any Buyer Party, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any agreement in principle, arrangement, understanding, contract or agreement relating to an Acquisition Proposal. The Company shall take, and shall cause the Subsidiaries to take, all actions reasonably necessary to cause their respective Representatives to immediately cease any discussions, negotiations or communications with any party or parties with respect to any Acquisition Proposal; provided, however, that nothing in this Section 7.04 shall preclude the Company, the Operating Partnership or their respective Representatives from contacting any such party or parties solely for the purpose of complying with the provisions of the last sentence of this Section 7.04(a). The Company and the Subsidiaries shall be responsible for any failure on the part of their respective Representatives to comply with this Section 7.04(a). The Company and the Operating Partnership shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal, if any, to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company or any Subsidiary.

(b) The Company and the Operating Partnership shall promptly notify Parent (but in no event less than twenty-four hours following the Company’s or any Subsidiary’s initial receipt) of an Acquisition Proposal or indication by any Person considering making an Acquisition Proposal, any request for information relating to the Company or any Subsidiaries (other than requests for information in the ordinary course of business and unrelated to an Acquisition Proposal) or any inquiry or request for discussions or negotiations regarding any Acquisition Proposal which any of the Company or any Subsidiary or any of their Representatives may receive after the date hereof. Such notification shall include relevant details relating to any of the foregoing, including the identity of the parties and a copy of such Acquisition Proposal, indication, inquiry or request and any related communications to or by the Company, any Subsidiary or their Representatives (or, if not in writing, a written description thereof). The Company and the Operating Partnership shall keep Parent reasonably informed on a prompt basis as to the status of and any material developments regarding any such proposal, indication, inquiry or request. None of the Company or any Subsidiary shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit them from providing such information to Parent. The Company shall not, and shall not permit any Subsidiary to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which the Company or any Subsidiary is a party and the Company shall, and shall cause each Subsidiary to, enforce the provisions of any such agreement.

(c) Subject to the Company Parties’ compliance with the provisions of this Section 7.04, and only prior to the Company Stockholder Approval, following the receipt by the Company or any Subsidiary of a written Acquisition Proposal, the Company Board may (directly or through Representatives) (I) contact such Person and its advisors solely for the purpose of clarifying the proposal and any material terms thereof and the conditions to consummation, so as to determine whether the proposal for an Acquisition Proposal is reasonably likely to result in a Superior Proposal and (II) if the Company Board determines in good faith following consultation with its legal and financial advisors that such Acquisition Proposal is reasonably likely to result in a Superior Proposal, the Company Board thereafter may (i) furnish non-public information with respect to the Company and the Subsidiaries to the Person who made such proposal (provided that the Company (A) has previously or concurrently furnished such information to Parent and (B) shall furnish such information pursuant to a confidentiality agreement which is at least as favorable to the Company as the Confidentiality Agreement), (ii) participate in negotiations regarding such proposal, (iii) following receipt of a written Acquisition Proposal that constitutes a Superior Proposal, recommend that the Company’s stockholders approve such Superior Proposal and, in connection therewith, withdraw or modify in a manner adverse to Parent, or fail to make, the Company Recommendation, or (iv) other than in connection with an Acquisition Proposal, withdraw or modify in a manner adverse to Parent, or fail to make, the Company Recommendation (any event described in this clause (iv) or clause (iii) above, a “Change in Recommendation”) but in each case referred to in clauses (i) through (iv) only if, after complying with this Section 7.04(c), the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its duties to the Company’s stockholders under applicable Law. Nothing in this Section 7.04 or elsewhere in this Agreement shall prevent the Company Board from taking and disclosing to the Company stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal or from making any required disclosure to the Company’s stockholders under applicable Law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that neither the Company nor the Company Board shall be permitted to recommend that the Company stockholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Acquisition Proposal) or withdraw or modify the Company Recommendation, unless in each case the requirements of the prior sentence of this Section 7.04(c) have been satisfied.

(d) The Company shall not take any action to exempt any Person from the restrictions contained in Article V of the Company Charter or otherwise cause any of such restrictions not to apply unless such actions are taken in connection with a termination of this Agreement in accordance with Section 9.01(h).

SECTION 7.05 Employee Benefits Matters.

(a) The Company has provided Parent with all of the severance, change-in-control and similar obligations that are payable by their terms upon consummation of the Mergers at the Company Merger Effective Time or on the Closing Date, which are set forth in Section 7.05 of the Disclosure Schedule. From and after the Company Merger Effective Time, Parent shall or shall cause the Surviving Corporation to honor in accordance with their terms all severance, change-of-control and similar obligations of the Company and the Subsidiaries, and Parent shall pay on the Closing Date to any applicable officer or employee of the Company or any Subsidiary any amounts with respect to such agreements. From and after the Company Merger Effective Time, Parent shall or shall cause the Surviving Corporation to honor in accordance with their terms any other employment related contracts, agreements arrangements and commitments of the Company and the Subsidiaries in effect immediately prior to the Company Merger Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary or any of their predecessors.

(b) For a period of not less than twelve months after the Closing Date, with respect to each employee of the Company or any Subsidiary (collectively, the “Company Employees”) who remains an employee of the Surviving Corporation or its successors or assigns or any of their subsidiaries (collectively, the “Continuing Employees”), Parent shall or shall cause the Surviving Corporation to provide the Continuing Employees with (i) (A) base salary and (B) cash incentive compensation (excluding any cash bonuses or dividend equivalent payments related to equity or equity-based awards) and in each case in an amount at least equal to the same level that was provided to each such Continuing Employee or to which such Continuing Employee was entitled immediately prior to the Company Merger Effective Time, and (ii) employee benefits (excluding any equity-based benefits), that are no less favorable in the aggregate than those provided to such Continuing Employees immediately prior to the Company Merger Effective Time. Each Continuing Employee will be credited with his or her years of service with the Company and its Subsidiaries (and any predecessor entities thereof) before the Closing Date under any new parallel employee benefit plan of Parent or its Subsidiaries in which the Continuing Employee become entitled to participate to the same extent as such employee was entitled, before the Closing Date, to credit for such service under the respective Plan (except to the extent such credit would result in the duplication of benefits and except with respect to benefit accrual under a defined benefit plan). In addition, with respect to any such health benefit plan in which the Continuing Employee become entitled to participate during the calendar year that includes the Closing Date, each Continuing Employee shall be given credit for amounts paid by the employee under the respective Plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Parent or the Surviving Corporation.

(c) Prior to the Company Merger Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Company Common Shares or options to acquire Company Common Shares pursuant to this Agreement and the Company Merger shall be an exempt transaction for purposes of Section 16.

(d) Prior to the Company Merger Effective Time, the Board of Directors of the Company shall take such actions as are necessary to terminate the Company’s Director Deferred Compensation Plan, Executive Deferred Compensation Plan, deferred restricted share unit arrangements and all other share or investment-based non-qualified deferred compensation account-based arrangements (collectively, the “Non-Qualified Account Plans”), in a manner that is compliant with Section 409A of the Code. Such action shall be contingent upon, and effective as of, the Company Merger Effective Time. Payment of the Non-Qualified Account Plans shall be in cash to the participants in the Non-Qualified Account Plans in a single lump-sum payment by the Surviving Corporation immediately following the Company Merger Effective Time; provided, however, that payment shall be delayed to the date six months following a participant’s separation from service in the event, and to the extent, prior to the Company Merger Effective Time the Board of Directors of the Company determines that such delay is necessary to comply with the requirements of Section 409A of the Code.

SECTION 7.06 Directors’ and Officers’ Indemnification and Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Company Charter, the Company Bylaws, the Operating Partnership Agreement or this Agreement or, if applicable, similar organizational documents or agreements of any of the Subsidiaries, from and after the Company Merger Effective Time, Parent and the Surviving Corporation shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the Company Merger Effective Time serving as a director or officer of the Company or the Subsidiaries (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Parent’s or the Surviving Corporation’s, as applicable, receipt of an undertaking by or on behalf of such Indemnified Party, if required by applicable Law, to repay such Expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified); provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without Parent’s or the Surviving Company’s written consent (which consent shall not be unreasonably withheld or delayed) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 7.06(a) shall extend to acts or omissions occurring at or before the Company Merger Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto). All rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of the Company or the Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. For purposes of this Section 7.06(a): (x) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such Action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of the Company or any of the Subsidiaries, at or prior to the Company Merger Effective Time at the request of the Company or any of the Subsidiaries; and (y) term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including, without limitation, experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.06(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless (i) such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, (ii) such Indemnified Party otherwise consents thereto, or (iii) Parent or the Surviving Corporation acknowledges that such Claim is subject to this Section 7.06.

(b) For a period of six years from the Company Merger Effective Time, the charter and bylaws or other organizational documents of the Surviving Corporation and the Subsidiaries shall contain provisions no less favorable with respect to indemnification than are set forth in the Company Charter, Company Bylaws or the applicable organizational documents of the Subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Company Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Company Merger Effective Time, were directors, officers, trustees, employees, agents, or fiduciaries (including fiduciaries under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA)) of the Company or any of its Subsidiaries, unless such modification shall be required by Law and then only to the minimum extent required by Law.

(c) Parent or the Surviving Corporation shall maintain for a period of at least six (6) years the current policies of directors’ and officers’ liability insurance and employed lawyer liability insurance maintained by the Company and the Subsidiaries with respect to claims arising from facts or events that occurred on or before the Company Merger Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement; provided, that (i) that the Surviving Corporation may substitute therefor policies (including run-off or “tail” policies) of at least the same amounts and containing other terms and conditions which are, in the aggregate, not materially less advantageous to the insured persons, provided that such substitution shall not result in gaps or lapses of coverage with respect to matters occurring before the Company Merger Effective Time; (ii) in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.06(c) more than an amount per year of coverage equal to three hundred percent (300%) of the current annual premiums paid by the Company for such insurance. The Company represents that such annual premium amount is set forth in Section 7.06(c) of the Disclosure Schedule. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than three hundred percent (300%) of the current annual premiums paid by the Company, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to three hundred percent (300%) of the current annual premiums paid by the Company. Parent shall, and shall cause the Surviving Corporation or its successors or assigns to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

(d) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assumes the obligations set forth in this Section 7.06.

(e) Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 7.06 and the parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Corporation’s obligations pursuant to this Section 7.06.

SECTION 7.07 Further Action; Reasonable Efforts.

(a) Except to the extent otherwise provided in Section 7.01, upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings and thereafter make any other required submissions, under the HSR Act and any other Law with respect to this Agreement and the Mergers, if required, and (ii) use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers, and the other transactions contemplated by this Agreement, including using its reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities with the Company and the Subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Mergers and the other transactions contemplated by this Agreement.

(b) The parties hereto agree to cooperate and assist one another in connection with all actions to be taken pursuant to this Section 7.07, including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law and the Confidentiality Agreement, providing copies of all related documents to the non-filing party and their advisors prior to filing, and, to the extent practicable, none of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other party. Each party shall keep the other apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the transactions contemplated by this Agreement. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings and calls with such Governmental Authority. None of the parties shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

(c) Each of the parties hereto agrees to cooperate and use its reasonable best efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Mergers, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

(d) Each of the Buyer Parties, on the one hand, and the Company Parties, on the other hand, shall use their respective commercially reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) disclosed in the Disclosure Schedule or (iii) required to prevent a Company Material Adverse Effect from occurring prior to the Company Merger Effective Time. In the event that any Company Party shall fail to obtain any third party consent described above, the Company Parties shall use their commercially reasonable efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company Parties and the Buyer Parties and their respective businesses resulting, or which could reasonably be expected to result, after the Company Merger Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Authority) with respect to any transaction contemplated by this Agreement, (i) unless required by the applicable agreement, without the prior written consent of Parent which shall not be unreasonably withheld, none of the Company or any of the Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) none of the Buyer Parties or their respective affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.

SECTION 7.08 Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Company Merger Effective Time, the Surviving Corporation shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Shares, Company Share Options, Company Restricted Shares, Company Restricted Share Units and/or SVUs, all Transfer Taxes.

SECTION 7.09 Public Announcements. The parties hereto agree that no public release or announcement concerning the transactions contemplated by this Agreement (including the Mergers) shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement.

SECTION 7.10 Cooperation with Financing.

(a) Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Debt Commitment Letter, including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein and (ii) to satisfy all conditions applicable to the Buyer Parties in such definitive agreements that are within their control. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on comparable or more favorable terms to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. Parent shall give the Company prompt notice of any material breach by any party of the Debt Commitment Letter or any termination of the Debt Commitment Letter. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter without first consulting with the Company or, if such amendment would or would be reasonably expected to materially and adversely affect or delay in any material respect Parent’s ability to consummate the transactions contemplated by this Agreement, without first obtaining the Company’s prior written consent (not to be unreasonably withheld or delayed). For the avoidance of doubt, if the Debt Financing (or any alternative financing) has not been obtained, the Buyer Parties shall continue to be obligated to consummate the Mergers on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Sections 8.01 and 8.02 of this Agreement and to Parent’s rights under Section 9.01, regardless of whether the Buyer Parties have complied with all of their other obligations under this Agreement (including their obligations under this Section 7.10).

(b) The Company agrees to provide, and shall cause the Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company and the Subsidiaries as may be reasonably requested by Parent, (iii) assisting Parent and its financing sources in the preparation of (A) an offering document for any debt raised to complete the Mergers and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources for any debt raised by Parent to complete the Mergers, (v) forming new direct or indirect Subsidiaries, (vi) providing and executing documents as may be reasonably requested by Parent and (vii) without limiting the obligations of the Company and the Subsidiaries under Sections 3.07 and 3.08, cooperating in connection with the repayment or defeasance of any Indebtedness of the Company or any of the Subsidiaries as of the Partnership Mergers Effective Time, including delivering such payoff, defeasance or similar notices under any existing mortgage or mezzanine loans of the Company or any Subsidiary as requested by Parent; provided that none of the Company or any Subsidiary shall be required to pay any commitment or other similar fee or make any other payment other than reasonable out-of-pocket costs or incur any other liability in connection with the Debt Financing or any of the foregoing prior to the Partnership Mergers Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company, its Subsidiaries and their Representatives in connection with such cooperation. The Buyer Parties shall, on a joint and several basis, indemnify and hold harmless the Company, the Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith

(other than historical information relating to the Company or the Subsidiaries). Notwithstanding anything to the contrary, the condition set forth in Section 8.02(b), as it applies to the Company’s obligations under this Section 7.10(b), shall be deemed satisfied unless the Debt Financing (or any alternative financing) has not been obtained primarily as a result of the Company’s or the Subsidiaries’ willful and material breach of its obligations under this Section 7.10(b).

(c) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to paragraph (b) above shall be kept confidential in accordance with the Confidentiality Agreement.

SECTION 7.11 Resignations. The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Partnership Mergers Effective Time, of those directors of the Company or any Subsidiary designated by Parent to the Company in writing at least five calendar days prior to the Closing.

SECTION 7.12 Takeover Statutes. If any takeover statute is or becomes applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement, each of the parties and their respective boards of directors (or managing members or general partners, as applicable) shall (a) take all necessary action to ensure that such transactions contemplated hereby may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

SECTION 7.13 Delisting and Deregistering of Securities. Parent and the Company shall use their commercially reasonable efforts to cause the Company Common Shares to be de-listed from the NYSE and de-registered under the Exchange Act promptly following the Company Merger Effective Time.

SECTION 7.14 Tax Matters. During the period from the date of this Agreement to the Company Merger Effective Time, the Company and its Subsidiaries shall:

(a) continue to operate in such a manner as to permit the Company to continue to qualify as a REIT throughout the period from the date hereof to the Company Merger Effective Time;

(b) prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date (“Post-Signing Returns”) in a manner consistent with past practice, except as otherwise required by applicable Laws;

(c) fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed;

(d) properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-Signing Return is due prior to the Company Merger Effective Time in a manner consistent with past practice; and

(e) terminate all Tax sharing agreements to which the Company or any of its Subsidiaries is a party such that there are no further liabilities thereunder (provided that the foregoing does not apply to existing Tax Protection Agreements).

SECTION 7.15 Notices of Certain Events.

(a) The Company Parties shall notify Parent promptly of (i) any written communication and, to the knowledge of the Company, any other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, any of the Subsidiaries or their Representatives), (ii) any communication from any Governmental Authority in connection with the transactions contemplated by this

Agreement (and the response thereto from the Company, any of the Subsidiaries or their Representatives), (iii) any material Actions threatened or commenced against or otherwise affecting the Company or any of the Subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any effect, event, development or change between the date of this Agreement and the Company Merger Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 8.02(a) or 8.02(b) not to be satisfied.

(b) The Buyer Parties shall notify the Company promptly of (i) any written communication and, to the knowledge of Parent, any other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Parent, any of its subsidiaries or their Representatives), (ii) any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from Parent, any of its subsidiaries or their Representatives), (iii) any material Actions threatened or commenced against or otherwise affecting Parent or any of its subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any effect, event, development or change between the date of this Agreement and the Company Merger Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 8.03(a) or 8.03(b) not to be satisfied.

(c) The delivery of any notice pursuant to this Section 7.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

ARTICLE VIII

CONDITIONS TO THE MERGERS

SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company Parties and Buyer Parties to consummate the Mergers are subject to the satisfaction or waiver in writing (where permissible) of the following conditions:

(a) The Company shall have obtained the Company Stockholder Approval.

(b) Any waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act, shall have expired or been terminated, and any approval required thereunder shall have been obtained.

(c) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of any Merger illegal or prohibiting consummation of any Merger.

SECTION 8.02 Conditions to the Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Mergers are subject to the satisfaction or waiver in writing of the following additional conditions:

(a) The representations and warranties of the Company Parties contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in such representations and warranties (other than the representation in clause (b) of Section 4.08)) does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In addition, the representations and warranties set forth in Sections 4.03(a), (b), (h), (i) and (j) shall be true and correct in all material respects and the representations and warranties set forth in clause (b) of Section 4.08 shall be true and correct in all respects as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of a specific date, in which case as of such specific date).

(b) The Company Parties shall have performed, in all material respects, all obligations and complied with, in all material respects, their agreements and covenants to be performed or complied with them under this Agreement on or prior to the Partnership Mergers Effective Time.

(c) The Company shall have delivered to Parent a certificate, dated the date of the Partnership Mergers Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Sections 8.02(a) and 8.02(b).

(d) Since the date of this Agreement, there shall not have been an event, occurrence, effect or circumstance that, individually or in the aggregate, has resulted or would reasonably be expected to result in a Company Material Adverse Effect.

(e) Parent and the Company shall have received a tax opinion of Hogan & Hartson L.L.P., or other counsel to the Company satisfactory to the Parent, dated as of the date of the Closing Date, prior to the Partnership Mergers Effective Time, in the form attached hereto as Exhibit F (such opinion shall be based upon customary assumptions and customary representations made by the Company and its Subsidiaries in the form attached hereto as Exhibit F, and such opinion and representations shall be subject to such changes or modifications from the language set forth on such exhibits as may be deemed necessary or appropriate by Hogan & Hartson L.L.P. (or such counsel rendering the opinion) and as shall be reasonably satisfactory to Parent) opining that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with the Company’s taxable year ended December 31, 1996 through and including the taxable year of the Company ending on the Closing Date (determined without taking into account, or giving effect to, the Company Merger, and assuming for such purposes that the Company shall satisfy the applicable distribution requirements under the Code for the taxable year including the Closing Date).

(f) At or prior to the Partnership Mergers Effective Time, JPMorgan Chase Bank, as administrative agent under the Credit Agreement (“JPMC”), shall have provided the Company Parties with a “payoff” letter acknowledging that, subject to repayment of the aggregate principal amount outstanding under the Credit Agreement, together with all interest accrued thereon and any other fees or expenses payable thereunder, (i) the Credit Agreement shall be terminated, (ii) any and all Liens held by JPMC or any other collateral agent under the Credit Agreement related thereto shall be released and (iii) the Company and the Subsidiaries shall be released from any and all liabilities and obligations under the Credit Agreement and any related guaranties (other than any obligations under any indemnification or similar provision that survive such termination).

(g) Prior to the Partnership Mergers Effective Time, with respect to each series of Senior Notes either (i) the requisite consents specified in Section 3.07(a) of the Disclosure Schedule shall have been received under the Debt Offers with respect to the Senior Notes, and the Company, the Operating Partnership and certain of the other Subsidiaries and the respective trustees shall have executed the supplemental indentures described in Section 3.07 of this Agreement to the respective indentures governing the Senior Notes, such supplemental indentures to be delivered and become effective promptly following the receipt of the required consents with the amendments provided for therein to become operative upon the acceptance of Senior Notes for payment pursuant to the Debt Offers and concurrently with the closing of the Mergers or (ii) the Company and the Operating Partnership shall have complied with Section 3.08.

SECTION 8.03 Conditions to the Obligations of the Company Parties.

The obligations of the Company Parties to consummate the Mergers are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

(a) The representations and warranties of the Buyer Parties in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in such representations and warranties) does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The Buyer Parties shall have performed, in all material respects, all obligations and complied with, in all material respects, their agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Partnership Mergers Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated the date of the Partnership Mergers Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Partnership Mergers Effective Time by action taken or authorized by the Board of Directors or members of the terminating party or parties, notwithstanding any requisite approval of the Company Merger by the stockholders of the Company, and whether before or after the stockholders of the Company have approved the Company Merger at the Company Stockholders’ Meeting, as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Partnership Mergers Effective Time shall not have occurred on or before the six-month anniversary of the date of this Agreement (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Partnership Mergers Effective Time to occur on or before such date;

(c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of any Merger illegal or otherwise preventing or prohibiting consummation of any Merger (“Governmental Order”); provided, however, that the terms of this Section 9.01(c) shall not be available to any party unless such party shall have used its reasonable best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to such Merger;

(d) by Parent if each of it, MergerCo and the Merger Partnerships is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company Parties herein are or become untrue or incorrect such that the condition set forth in Section 8.02(a) would be incapable of being satisfied by the End Date, or (ii) there has been a breach on the part of any of the Company Parties of any of its covenants or agreements herein such that the condition set forth in Section 8.02(b) would be incapable of being satisfied by the End Date;

(e) by the Company if each of the Company Parties is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent, MergerCo or the Merger Partnerships herein are or become untrue or inaccurate such that the condition set forth in Section 8.03(a) would be incapable of being satisfied by the End Date; or (ii) there has been a breach on the part of Parent, MergerCo or the Merger Partnerships or any of their respective covenants or agreements herein such that the conditions set forth in Section 8.03(b) would be incapable of being satisfied by the End Date.

(f) by the Company or Parent if the Company Stockholder Approval is not obtained at the Company Stockholders’ Meeting upon a vote taken thereon;

(g) by Parent:

(A) if the Company Board withdraws, modifies or amends the Company Recommendation in any manner adverse to the Buyer Parties;

(B) if (i) the Company Board approves, endorses or recommends an Acquisition Proposal, (ii) the Company enters into a contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement entered into in compliance with Section 7.04(c)), (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company that constitutes an Acquisition Proposal (other than by any of the Buyer Parties) is commenced prior to obtaining the Company Stockholder Approval and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten Business Days after commencement, or (iv) the Company or the Company Board publicly announces its intention to do any of the foregoing; or

(C) if the Company Board exempts any Person other than the Parent or any of its Affiliates from the provisions of Article V of the Company Charter; or

(h) by the Company if the Company Board approves, and authorizes the Company to enter into, a definitive agreement providing for the implementation of a Superior Proposal, but only so long as:

(A) the Company Stockholder Approval has not yet been obtained;

(B) the Company is not then and has not been in breach of any of its obligations under Section 7.04 in any material respect;

(C) the Company Board has determined in good faith, after consultation with its financial advisor, that such agreement constitutes a Superior Proposal and has determined in good faith, after consultation with its outside legal counsel, that failure to take such actions would be inconsistent with its duties to the stockholders of the Company under applicable Laws;

(D) the Company has notified Parent in writing that it intends to enter into such agreement, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice;

(E) during the three Business Day period following Parent’s receipt of such notice, (i) the Company shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Parent in making adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Mergers and the other transactions contemplated by this Agreement, and (ii) the Company Board shall have determined in good faith, after the end of such three Business Day period, after considering the results of such negotiations and the revised proposals made by Parent, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal; and

(F) the Company pays to Parent the Company Termination Fee and Parent Expenses in accordance with Section 9.03(b)(ii) simultaneously with such termination (any purported termination pursuant to this Section 9.01(h) shall be void and of no force or effect unless the Company shall have made such payment).

SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (or any Representatives thereof) except that the indemnification and reimbursement obligations of the Buyer Parties contained in Sections 2.08, 3.07 and 7.10(b), the Guarantee referred to in Section 5.07(c) and the provisions of Section 7.03(b), Section 7.10(c), this Section 9.02, Section 9.03 and

Article X shall survive any such termination; provided, however, that nothing herein shall relieve any party hereto from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

SECTION 9.03 Fees and Expenses.

(a) Except as otherwise set forth in this Section 9.03, all expenses (including fees and expenses payable to Representatives and hedging counterparties) incurred by any party to this Agreement or its Affiliates on its behalf in connection with this Agreement or the transactions contemplated by this Agreement (“Expenses”) shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

(b) The Company agrees that if this Agreement shall be terminated:

(i) by Parent or the Company pursuant to Section 9.01(b) or Section 9.01(f) or by Parent pursuant to Section 9.01(d) (however, only in the event of a termination pursuant to Section 9.01(d) that relates to a breach by the Company Parties of their obligations under Section 7.02 or Section 7.04) and (A) an Acquisition Proposal shall have been made to the Company Parties or publicly announced prior to such Termination Date (and with respect to termination pursuant to Section 9.01(b), such Acquisition Proposal was not withdrawn prior to the Termination Date), and (B) concurrently with such termination or within twelve (12) months following the Termination Date, the Company enters into a Contract with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated (in each case whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in the foregoing clause (A)), then the Company shall pay to Parent, if and when such Contract is entered into or consummation of such Acquisition Proposal occurs, as applicable, the Company Termination Fee and the reasonable Expenses of the Buyer Parties not to exceed $7,500,000 (“Parent Expenses”) (and for purposes of this Section 9.03(b)(i), “50%” shall be substituted for “20%” in the definition of Acquisition Proposal); or

(ii) by Parent pursuant to Section 9.01(g), or the Company pursuant to Section 9.01(h), then the Company shall pay to Parent the Company Termination Fee and Parent Expenses on the Termination Date, and with respect to a termination pursuant to Section 9.01(h), such payment shall be made before or concurrently with such termination and shall be a condition to the effectiveness of such termination.

(c) Except as set forth in Section 9.03(b)(ii) for termination by the Company pursuant to Section 9.01(h), the Company Termination Fee and Parent Expenses shall be paid by the Company as directed by Parent in writing in immediately available funds within three (3) Business Days after the date of the event giving rise to the obligation to make such payment.

(d) For purposes of this Agreement, “Company Termination Fee” means an amount equal to $85 million.

(e) Subject to Section 10.06, if this Agreement is terminated by the Company pursuant to Section 9.01(e), Parent shall pay to the Company within three (3) Business Days after the date of termination, the reasonable Expenses of the Company Parties not to exceed $7,500,000 (the “Company Expenses”). If this Agreement is terminated by Parent pursuant to Section 9.01(d), the Company shall pay to Parent, within three (3) Business Days after the date of termination, the Parent Expenses. Subject to Section 10.06, the payment of Company Expenses or Parent Expenses set forth in this Section 9.03 is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity), and in no respect is intended by the parties hereto to constitute liquidated damages, or be viewed as an indicator of the damages payable, or in any other respect limit or restrict damages available in case of any breach of this Agreement.

(f) Each of the parties hereto acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or Parent Expenses when due or Parent shall fail to pay the Company Expenses when due, the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03.

SECTION 9.04 Escrow.

(a) To the extent that the Company Parties recover money damages pursuant to and subject to Section 10.06 and the Guarantee (the “Damages Amount”), Parent shall instruct the escrow agent to pay to the Operating Partnership from the Damages Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Damages Amount and (ii) the sum of (1) the maximum amount that can be paid to the Operating Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (2) in the event the Company receives either (A) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 9.04(b) or (B) an opinion from the Company’s outside counsel as described in Section 9.04(b), an amount equal to the Damages Amount less the amount payable under clause (1) above. To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Damages Amount with an escrow agent selected by Parent and on such terms (subject to Section 9.04(b)) as shall be mutually agreed upon by the Operating Partnership, Parent and the escrow agent. Subject to the terms of Section 10.06 and the Guarantee, the payment or deposit into escrow of the Damages Amount pursuant to this Section 9.04 shall be made at the time Parent is obligated to pay the Operating Partnership such amount pursuant to Section 10.06 and the Guarantee by wire transfer or bank check.

(b) The escrow agreement shall provide that the Damages Amount in escrow or any portion thereof shall not be released to the Operating Partnership unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Operating Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the Damages Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Operating Partnership of the Damages Amount would constitute Qualifying Income, would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or would not otherwise disqualify Company as a REIT), in which case the escrow agent shall release the remainder of the Damages Amount to the Operating Partnership. Parent agrees to amend this Section 9.04 at the reasonable request of the Company in order to (x) maximize the portion of the Damages Amount that may be distributed to the Operating Partnership hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company’s chances of securing a favorable ruling described in this Section 9.04(b) or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.04(b). The escrow agreement shall also provide that any portion of the Damages Amount held in escrow for five years shall be released by the escrow agent to Parent. Any costs and expenses of the escrow agent shall be borne solely by the Company.

SECTION 9.05 Waiver.

At any time prior to the Partnership Mergers Effective Time, the Company, on the one hand, and Parent, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company (on behalf of the Company Parties) or Parent (on behalf of the Buyer Parties), as applicable. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Company Merger Effective Time.

SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or facsimile numbers (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to any Buyer Party:

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue

New York, NY 10154

Facsimile: (212) 583-5573

Attention: Jonathan D. Gray

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Telecopier No: (212) 455-2502

Attention: Brian M. Stadler, Esq.

                 Andrew W. Smith, Esq.

if to any Company Party:

CarrAmerica Realty Corporation

International Square

1850 K Street, N.W.

Suite 500

Washington, DC 20006

Attention: Thomas A. Carr

with copies to:

Hogan & Hartson L.L.P.

555 Thirteenth Street NW

Washington, DC 20004-1109

Telecopier No: (202) 637-5910

Attention: J. Warren Gorrell, Jr., Esq.

                 David P. Slotkin, Esq.

SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04 Amendment.

This Agreement may be amended by the parties hereto by action taken by their respective board of directors (or similar governing body or entity) at any time prior to the Partnership Mergers Effective Time; provided, however, that, after approval of the Company Merger by the stockholders of the Company, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 10.05 Entire Agreement; Assignment.

This Agreement, together with the Confidentiality Agreement and the Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except any of the Buyer Parties may assign this Agreement to any direct or indirect wholly-owned subsidiary of Parent, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if the assignee does not perform its obligations.

SECTION 10.06 Remedies. Except as otherwise provided in Section 10.07 or elsewhere in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity and the exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy. Without limiting the right to receive any payment it may be entitled to receive under Sections 2.08 and 7.10(b), each of the Company Parties agrees that to the extent it has incurred losses or damages (including any amounts paid by Parent pursuant to Section 9.03(e)) in connection with this Agreement the maximum aggregate liability of the Buyer Parties and Guarantor for such losses or damages shall be limited to an amount equal to the amount of the Guarantee, and in no event shall the Company Parties seek to recover any money damages in excess of such amount from the Buyer Parties or Guarantor or their respective Representatives and affiliates in connection therewith.

SECTION 10.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by any Company Party in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 9.01, the Buyer Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company Parties and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that none of the Company Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement and that the Company Parties’ sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 10.06 and the Guarantee; provided, however, the Company Parties shall be entitled to seek specific performance to prevent any breach by the Buyer Parties of Sections 7.03(b) and 7.10(c).

SECTION 10.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Section 7.06 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons).

SECTION 10.09 Governing Law; Forum. The Company Merger shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed in that State without regard to its rules of conflict of laws. Except as provided in the immediately proceeding sentence, this Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail to the address for notice in Section 10.02 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

SECTION 10.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.12 Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

SECTION 10.13 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.13.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Buyer Parties and Company Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NANTUCKET PARENT LLC

By	/s/ JONATHAN D. GRAY
Name:	Jonathan D. Gray
Title:	Chief Executive Officer

NANTUCKET ACQUISITION INC.

By	/s/ JONATHAN D. GRAY
Name:	Jonathan D. Gray
Title:	Chief Executive Officer

NANTUCKET CRH ACQUISITION L.P.

By NANTUCKET ACQUISITION INC., its sole general partner

By	/s/ JONATHAN D. GRAY
Name:	Jonathan D. Gray
Title:	Chief Executive Officer

NANTUCKET CAR ACQUISITION L.P.

By NANTUCKET ACQUISITION INC., its sole general partner

By	/s/ JONATHAN D. GRAY
Name:	Jonathan D. Gray
Title:	Chief Executive Officer

SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER

CARRAMERICA REALTY CORPORATION

By	/s/ THOMAS A. CARR
Name:	Thomas A. Carr
Title:	Chief Executive Officer

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

By:	CarrAmerica Realty Corporation,
its general partner

By	/s/ THOMAS A. CARR
Name:	Thomas A. Carr
Title:	Chief Executive Officer

CARRAMERICA REALTY, L.P.

By:	CarrAmerica Realty GP Holdings, LLC,
its general partner

By:	CarrAmerica Realty Operating Partnership, L.P., its sole member

By:	CarrAmerica Realty Corporation,
its general partner

By	/s/ THOMAS A. CARR
Name:	Thomas A. Carr
Title:	Chief Executive Officer

SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER

CARR REALTY HOLDINGS, L.P.

By:	CarrAmerica Realty Operating Partnership, L.P., its general partner

By:	CarrAmerica Realty Corporation,
its general partner

By	/s/ THOMAS A. CARR
Name:	Thomas A. Carr
Title:	Chief Executive Officer

SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER

Exhibit B

PERSONAL AND CONFIDENTIAL

March 5, 2006

Board of Directors

CarrAmerica Realty Corporation

1850 K Street N.W., Suite 500

Washington, D.C. 20006

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of CarrAmerica Realty Corporation (the “Company”) of the $44.75 per Share in cash (the “Merger Consideration”) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of March 5, 2006 (the “Agreement”), by and among the Company, CarrAmerica Realty Operating Partnership, L.P. (the “Operating Partnership”), Carr Realty Holdings L.P. (“CRH”), CarrAmerica Realty, L.P. (“CAR”), Nantucket Parent LLC (“Parent”), an affiliate of Blackstone Real Estate Partners V L.P., Nantucket Acquisition Inc., a wholly owned subsidiary of Parent (“MergerCo”), Nantucket CRH Acquisition L.P., the general partner of which is a wholly owned subsidiary of MergerCo, and Nantucket CAR Acquisition L.P., the general partner of which is a wholly owned subsidiary of MergerCo. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Pursuant to the Agreement, each Share will, as of the Effective Time, as a result of the Company Merger, be converted into the right to receive, the Merger Consideration. We note that pursuant to the Agreement and prior to the Company Merger Effective Time (i) the CRH Partnership Merger will be consummated and each unit of limited partner interest in CRH (a “CRH Unit”) will be converted into the right to receive cash in an amount equal to the Merger Consideration or, in lieu thereof, under the terms and subject to the conditions specified in the Agreement, to receive in respect of each CRH Unit one CRH Class A Preferred Unit and (ii) the CAR Partnership Merger will be consummated and each unit of limited partner interest in CAR (a “CAR Unit”) will be converted into the right to receive cash in an amount equal to the Merger Consideration or, in lieu thereof, under the terms and subject to the conditions specified in the Agreement, to receive in respect of each CAR Unit one CAR Class A Preferred Unit.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transactions contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company from time to time, including having acted as joint-bookrunning underwriter of a public offering of 8,050,000 shares of the Company’s 7.5% Series E Cumulative Redeemable Preferred Stock in September 2003;

co-managing underwriter of a public offering of the Company’s 3.625% Notes due 2009 (aggregate principal amount $225,000,000) in March 2004; co-managing underwriter of a public offering of the Company’s 5.125% Notes due 2011 (aggregate principal amount $200,000,000) in August 2004; lead-bookrunning underwriter of a public offering of 2,649,000 Shares in August 2005; principal agent for a mortgage financing of a joint venture in which the Company owned an interest (aggregate principal amount $100,000,000) in October 2005; and co-managing underwriter of a public offering of the Company’s 5.5% Notes due 2010 (aggregate principal amount $250,000,000) in December 2005. In addition, we are currently providing and have provided certain investment banking services to affiliates of Parent from time to time, including having acted as co-managing underwriter of an offering for Premcor of 9.25% Notes due 2010 (aggregate principal amount $175,000,000) in January 2003; principal agent for a mortgage financing of a property owned by affiliates of Parent (aggregate principal amount of $120,000,000) in August 2003; joint-lead managing underwriter of a public offering of 12,102,600 shares of Aspen Insurance UK Limited, a portfolio company of affiliates of Parent, in December 2003; lead managing underwriter of a public offering of 24,137,931 shares of TRW Automotive Inc., a portfolio company of affiliates of Parent, in February 2004; financial advisor for an affiliate of Parent, in connection with the acquisition of Celanese AG in April 2004; co-lead managing underwriter of an offering for Graham Packaging Company (“Graham”), a portfolio company of affiliates of Parent, of 8.5% Notes due 2012 and 9.875% Notes due 2014 (aggregate principal amount $625,000,000) in September 2004; co-advisor for Graham in connection with the acquisition of a business unit of Owens-Illinois in July 2004; lead managing underwriter of a public offering of 51,111,111 shares of Nalco Company, a portfolio company of affiliates of Parent, in November 2004; co-managing underwriter of 9,600,000 convertible perpetual preferred shares of Celanese Corp., a portfolio company of affiliates of Parent, in January 2005; co-managing underwriter of 50,000,000 shares of Celanese Corp., a portfolio company of affiliates of Parent, in January 2005; joint lead managing underwriter of 11,900,000 shares of New Skies Satellites NV (“New Skies”), a portfolio company of affiliates of Parent, in May 2005; joint lead managing underwriter of 33,350,000 shares in a secondary offering for Nalco Holding Company, a portfolio company of affiliates of Parent, in August 2005; and financial advisor to New Skies in connection with its acquisition by SES Global, S.A. in December 2005. We also may provide investment banking services to the Company and affiliates of Parent in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company and its affiliates, Parent and its affiliates and Parent’s and its affiliates’ respective portfolio companies, may actively trade the debt and equity securities (or related derivative securities) of the Company for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. Affiliates of Goldman, Sachs & Co. have co-invested and may in the future co-invest with affiliates of Parent and such affiliates of Goldman, Sachs & Co. have invested and may in the future invest in limited partnership units of affiliates of Parent.

In connection with this opinion, we have reviewed, among other things, the Agreement, the Guarantee, dated as of March 5, 2006, executed by Blackstone Real Estate Partners V L.P. in favor of the Company, the Operating Partnership, CRH and CAR; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2005; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the office real estate industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

PROXY AUTHORIZATION INSTRUCTIONS

Authorize a Proxy by Telephone

Call Toll-Free 1-800-proxies (1-800-776-9437) using a touch-tone phone and follow the simple instructions to authorize a proxy to vote your shares of CarrAmerica Realty Corporation common stock. Have your proxy card available when you call.

Authorize a Proxy by Internet

Access the website www.voteproxy.com and follow the simple instructions to authorize a proxy to vote your shares of CarrAmerica Realty Corporation common stock. Have your proxy card available when you access the web page.

Authorize a Proxy by Mail

Please mark, sign and date your proxy card and return it as soon as possible in the postage pre-paid envelope provided or return it to:

American Stock Transfer & Trust Company

Operations Center

6201 15th Avenue

Brooklyn, NY 11219-9821

Your authorization of a proxy by telephone or internet must be received by 11:59 p.m., Eastern time, on July 10, 2006 in order for your votes to be counted in the final tabulation.

If you authorize your proxy by telephone or over the Internet, do not mail your proxy card.

Proxy card must be signed and dated on the reverse side.

PROXY

CARRAMERICA REALTY CORPORATION

1850 K STREET, N.W.

WASHINGTON, D.C. 20006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARRAMERICA

REALTY CORPORATION

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

The undersigned stockholder of CarrAmerica Realty Corporation, a Maryland corporation, hereby appoints Thomas A. Carr and Philip L. Hawkins, and each of them singly, as proxies for the undersigned, with full power of substitution or resubstitution in each of them, to attend and represent the undersigned and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting of Stockholders, to be held at The Willard Intercontinental Hotel, Crystal Ballroom, 1401 Pennsylvania Avenue, N.W., Washington, D.C. on July 11, 2006 at 1:00 p.m., Eastern time, and at all adjournments or postponements thereof, and otherwise represent the undersigned at the meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt prior to the execution of this proxy card of the Notice of Special Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2 AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued and to be signed and dated on the reverse side)

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of

Stockholders, you can be sure your shares of CarrAmerica Realty Corporation common stock are represented by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated below

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

(Please mark, sign, date and return this proxy promptly in the enclosed postage prepaid envelope.)	Please mark your votes like this in blue or black ink: ☒

THE BOARD OF DIRECTORS OF CARRAMERICA REALTY CORPORATION RECOMMENDS A

VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED

BUT THE PROXY CARD IS SIGNED AND RETURNED, IT WILL BE

VOTED “FOR” EACH OF THE PROPOSALS BELOW.

FOR	AGAINST	ABSTAIN

1.      Approval of the merger of CarrAmerica Realty Corporation with and into Nantucket Acquisition Inc., the Agreement and Plan of Merger, dated as of March 5, 2006, by and among CarrAmerica Realty Corporation, CarrAmerica Realty Operating Partnership, L.P., Carr Realty Holdings, L.P., CarrAmerica Realty, L.P., Nantucket Parent LLC, Nantucket Acquisition Inc., Nantucket CRH Acquisition L.P. and Nantucket CAR Acquisition L.P., and the other transactions contemplated by the Agreement and Plan of Merger.

☐	☐	☐
FOR	AGAINST	ABSTAIN

2.      Approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement.

☐	☐	☐

3. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

☐ CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Signature:	Signature:	Dated:

IMPORTANT: Please DATE and SIGN this proxy where indicated above. Please sign exactly as name appears on the records of CarrAmerica Realty Corporation. If the shares are held jointly, each holder must sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title as such above the signature(s).

☐ MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW.